EXHIBIT 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

SGO MN RETAIL ACQUISITIONS VENTURE, LLC

Dated as of September 30, 2015

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE DELAWARE SECURITIES ACT, OR OTHER SIMILAR FEDERAL OR STATE STATUTES OR AGENCIES IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AS PROVIDED IN THOSE STATUTES. THE SALE, ASSIGNMENT, TRANSFER, EXCHANGE, MORTGAGE, PLEDGE OR OTHER DISPOSITION OF ANY LIMITED LIABILITY COMPANY INTEREST IS RESTRICTED IN ACCORDANCE WITH THE PROVISIONS OF THIS LIMITED LIABILITY COMPANY AGREEMENT, AND THE EFFECTIVENESS OF ANY SUCH SALE OR OTHER DISPOSITION MAY BE CONDITIONED UPON, AMONG OTHER THINGS, RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE DELAWARE SECURITIES ACT AND OTHER APPLICABLE FEDERAL OR STATE STATUTES. BY ACQUIRING THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT, EACH MEMBER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS LIMITED LIABILITY COMPANY INTERESTS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID STATUTES AND RULES AND REGULATIONS THEREUNDER AND THE TERMS AND PROVISIONS OF THIS LIMITED LIABILITY COMPANY AGREEMENT.

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LIMITED LIABILITY COMPANY AGREEMENT
OF
SGO MN RETAIL ACQUISITIONS VENTURE, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, modified, supplemented or restated from time to time, this “Agreement”) of SGO MN RETAIL ACQUISITIONS VENTURE, LLC, a Delaware limited liability company, is made and entered into as of September 30, 2015 (the “Effective Date”), by and between MN RETAIL GRAND AVENUE PARTNERS, LLC, a Delaware limited liability company (“MN Retail”), GLB SGO MN, LLC, a Delaware limited liability company (“Operating Member”), SRT TRS, LLC, a Delaware limited liability company (“TRS”), and SRT SGO MN, LLC a Delaware limited liability company (“REIT”).

WHEREAS, the Company (as hereinafter defined) was formed pursuant to a Certificate of Formation dated as of August 6, 2015 and filed with the Secretary of State of Delaware on August 7, 2015 (the “Certificate of Formation”);

WHEREAS, pursuant to the terms of the Purchase Agreement (as hereinafter defined), the Company has contracted to acquire the certain property.

WHEREAS, the Company Property is comprised of the Category A Property and the Category B Property. All Capital Contributions, Net Cash Flow and Profits and Losses attributable to the Category A Property shall be allocated solely to the Category A Members. All Capital Contributions, Net Cash Flow and Profits and Losses attributable to the Category B Property shall be allocated solely to the Category B Members. Separate books and records shall be kept with respect to the Category A Property and the Category B Property such that there shall be no comingling of any Capital Contributions, Net Cash Flow, Profits or Losses with respect to the Category A Property and the Category B Property.

WHEREAS, MN Retail, TRS, REIT and Operating Member desire to enter into this Agreement to, among other things, allocate rights and obligations with respect to the acquisition, management and ownership of the Company Property.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS

1.01	Defined Terms

As used in this Agreement, the following terms have the meanings set forth below:

“Additional Capital Contributions” means Category A Additional Capital Contributions and Category B Additional Capital Contributions.

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“Adjusted Capital Account” means, with respect to any Member for any taxable year or other period, the balance in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a)          Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and in Treasury Regulation Section 1.704-2(i); and

(b)         Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Capital Account Deficit” means, with respect to any Member for any taxable year or other period, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of such year or other period.

“Affiliated” or “Affiliate” means, with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, (ii) any Person who is an Immediate Family Member of such Person or (iii) any Person in which such Person or one or more of the Immediate Family Members of such Person has a ten percent (10%) or more direct or indirect beneficial interest (whether an initial, residual or contingent interest) or as to which such Person, directly or indirectly, serves as a managing member, general partner, trustee or in a similar fiduciary or management capacity.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy” means the occurrence of any of the following events with respect to a particular Person: (a) the filing by such Person of an application for, or a consent to, the appointment of a trustee for such Person’s assets; (b) the filing by such Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (c) the making by such Person of a general assignment for the benefit of creditors; (d) the filing by such Person of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding; or (e) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or appointing a trustee of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of one hundred twenty (120) days.

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“Book Basis” means, with respect to any asset of the Company, the adjusted basis of such asset for federal income tax purposes; provided, however, that (a) if any asset is contributed to the Company, the initial Book Basis of such asset shall equal its fair market value on the date of contribution, and (b) the Book Basis of all Company Property shall be adjusted to equal their respective gross fair market values, as determined by MN RETAIL, as of the following times: (i) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest; (iii) in connection with the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (iv) any other instance in which such adjustment is permitted under Treasury Regulation Section 1.704-1(b)(2)(iv); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if MN Retail determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. The Book Basis of all assets of the Company shall be adjusted thereafter by depreciation as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and any other adjustment to the basis of such assets other than depreciation or amortization.

“Budget” means the budget covering the Company’s anticipated operations (i) approved by MN Retail in accordance with the terms of this Agreement and (ii) in effect pursuant to Section 8.06.

“Business Day” means any day other than Saturday, Sunday, any day that is a legal holiday in the State of California or New York, or any other day on which banking institutions in California or New York are authorized to close. For the avoidance of doubt, any reference to “day(s)” (and not “Business Days”) in this Agreement shall mean calendar days.

“Capital Account” means the separate account maintained for each Member under Section 4.04.

“Capital Contribution” means the Category A Capital Contributions and the Category B Capital Contributions.

“Category A Additional Capital Contributions” has the meaning set forth in Section 4.02(a).

“Category A Capital Contribution” means, with respect to a Category A Member, all Category A Initial Capital Contributions and Category A Additional Capital Contributions by such Category A Member to the Company pursuant to this Agreement; provided, however, that any amount returned by a Category A Member pursuant to the proviso in Section 4.02(a), the proviso in Section 4.06, or Section 6.03, shall be treated as a contribution of capital to the Company (but not as a Category A Capital Contribution for the purposes hereof) and shall be treated as if such returned amount was not previously distributed to such Category A Member.

“Category A Contributing Member” has the meaning set forth in Section 4.02(c).

“Category A Contribution Deadline” has the meaning set forth in Section 4.02(a).

“Category A Excess Amounts” has the meaning set forth in Section 4.02(c).

“Category A Gross Adjusted Capital Contributions” means the Gross Adjusted Capital Contributions attributable to the Category A Property.

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“Category A Initial Capital Contributions” means the Capital Contributions made pursuant to Section 4.01(b)(i).

“Category A Interest” means, with respect to any Category A Member at any time, the interest of such Category A Member in the Company at such time, including the right of such Category A Member to any and all of the benefits to which such Category A Member may be entitled as provided in this Agreement, together with the obligations of such Category A Member to comply with all of the terms and provisions of this Agreement.

“Category A Member” means MN Retail, TRS and/or Operating Member, or any other Person who is admitted as a Category A Member of the Company in accordance with this Agreement and applicable law.

“Category A Net Cash Flow” means the Net Cash Flow attributable to the Category A Property.

“Category A Non-Contributing Member” has the meaning set forth in Section 4.02(c).

“Category A Percentage Interest” means with regard to each Category A Member the percentage set forth below opposite its name (in each case subject to adjustment as provided in this Agreement):

Member	Percentage Interest
MN Retail	80%
TRS	10%
Operating Member	10%

“Category A Property” means the portion of the “Property” as defined in the Purchase Agreement which is identified on Schedule B-1 hereto, and related personal property, to be acquired by the Property Companies from Seller pursuant to the Purchase Agreement.

“Category A Shortfall” has the meaning set forth in Section 4.02(a).

“Category A Shortfall Advance” has the meaning set forth in Section 4.02(d).

“Category A Shortfall Capital Contribution” has the meaning set forth in Section 4.02(d).

“Category A Shortfall Contributing Member” has the meaning set forth in Section 4.02(d).

“Category A Shortfall Election” shall mean, in the event of a Category A Shortfall, an election pursuant to Section 4.02(d) or Section 4.04(d), to either treat the entire Category A Shortfall as (i) a Category A Shortfall Loan or (ii) a Category A Shortfall Capital Contribution.

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“Category A Shortfall Loan” shall mean the option, under a Category A Shortfall Election, to treat Category A Shortfall Advances as a loan to the Company instead of a Category A Shortfall Capital Contribution.

“Category A Substituted Capital Contributions” has the meaning set forth in Section 4.02(c).

“Category B Additional Capital Contributions” has the meaning set forth in Section 4.03(a).

“Category B Capital Contribution” means, with respect to a Category B Member, all Category B Initial Capital Contributions and Category B Additional Capital Contributions by such Category B Member to the Company pursuant to this Agreement; provided, however, that any amount returned by a Category B Member pursuant to the proviso in Section 4.03(a), the proviso in Section 4.06, or Section 6.04, shall be treated as a contribution of capital to the Company (but not as a Category B Capital Contribution for the purposes hereof) and shall be treated as if such returned amount was not previously distributed to such Category B Member.

“Category B Contributing Member” has the meaning set forth in Section 4.03(c).

“Category B Contribution Deadline” has the meaning set forth in Section 4.03(a).

“Category B Excess Amounts” has the meaning set forth in Section 4.03(c).

“Category B Gross Adjusted Capital Contributions” means the Gross Adjusted Capital Contributions attributable to the Category B Property.

“Category B Initial Capital Contributions” means the Capital Contributions made pursuant to Section 4.01(b)(ii).

“Category B Interest” means, with respect to any Category B Member at any time, the interest of such Category B Member in the Company at such time, including the right of such Category B Member to any and all of the benefits to which such Category B Member may be entitled as provided in this Agreement, together with the obligations of such Category B Member to comply with all of the terms and provisions of this Agreement.

“Category B Member” means MN Retail, REIT and/or Operating Member, or any other Person who is admitted as a Category B Member of the Company in accordance with this Agreement and applicable law.

“Category B Net Cash Flow” means the Net Cash Flow attributable to the Category B Property.

“Category B Non-Contributing Member” has the meaning set forth in Section 4.03(c).

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“Category B Percentage Interest” means with regard to each Category B Member the percentage set forth below opposite its name (in each case subject to adjustment as provided in this Agreement):

Member	Percentage Interest
MN Retail	80%
REIT	10%
Operating Member	10%

“Category B Property” means the portion of the “Property” as defined in the Purchase Agreement identified on Schedule B-2 hereto, and related personal property, to be acquired by the Property Companies from Seller pursuant to the Purchase Agreement.

“Category B Shortfall” has the meaning set forth in Section 4.03(a).

“Category B Shortfall Advance” has the meaning set forth in Section 4.03(d).

“Category B Shortfall Capital Contribution” has the meaning set forth in Section 4.03(d).

“Category B Shortfall Contributing Member” has the meaning set forth in Section 4.03(d).

“Category B Shortfall Election” shall mean, in the event of a Category B Shortfall, an election pursuant to Section 4.03(d) or Section 4.04(d), to either treat the entire Category B Shortfall as (i) a Category B Shortfall Loan or (ii) a Category A Shortfall Capital Contribution.

“Category B Shortfall Loan” shall mean the option, under a Category B Shortfall Election, to treat Category B Shortfall Advances as a loan to the Company instead of a Category B Shortfall Capital Contribution.

“Category B Substituted Capital Contributions” has the meaning set forth in Section 4.03(c).

“Certificate of Formation” has the meaning set forth in the Recitals.

“Change in Control” means the occurrence of any transfer following which the Key Person, together with the Immediate Family Members of the Key Person, ceases to own at least fifty percent (50%) of the beneficial ownership interests of Operating Member or have the ability to direct or cause the direction of the management policies of Operating Member through ownership of voting securities or beneficial interests, by contract or otherwise.

“Close Associate” is a person who is widely and publicly known to maintain an unusually close relationship with a Senior Foreign Political Figure, and includes a Person who is in a position to conduct substantial United States and non-United States financial transactions on behalf of the Senior Foreign Political Figure.

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“Closing Date” means the day of the “Closing” under the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

“Company” means the limited liability company formed and governed by the terms of this Agreement.

“Company Accountant” has the meaning set forth in Section 8.04.

“Company Management Services” means (a) the services performed by Managing Member as provided for herein, pursuant to this Agreement, or Property Manager as provided for in the Property Management Agreement, pursuant to the Property Management Agreement, and all actions in the day-to-day management of the Company provided under the Budget and Operating Plan and (b) all other services reasonably requested from time to time by MN Retail, and reasonably agreed to by Managing Member, consistent with other services customarily provided by managing members or managers as part of their ordinary compensation in comparable circumstances. Managing Member may retain the Property Manager, as defined herein, or another person or entity approved by MN Retail, to perform the Company Management Services for the Company; provided, however, that Managing Member shall cause said Property Manager to perform Company Management Services and shall remain responsible for performing Company Management Services if Property Manager fails to do so.

“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulation Section 1.704-2(d).

“Company Property” means any asset or other property (real, personal or mixed) owned by or leased to the Company or any Property Company, which shall consist of the Category A Property and the Category B Property.

“Competitive Area” has the meaning set forth in Section 7.05(c).

“Competitive Opportunity” has the meaning set forth in Section 7.05(c).

“Confidential Information” has the meaning set forth in Section 14.15(a).

“Contract and Due Diligence Costs” has the meaning set forth in Section 4.01(a).

“control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power (i) to vote ten percent (10%) or more of the outstanding voting securities of such person or entity; or (ii) to otherwise direct management policies of such person or entity by contract or otherwise.

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“Deadlock” means the failure of the Members to approve a Major Decision after the Members have acted reasonably and in good faith to resolve any differences, including being available to attend meetings in person or by telephone, participate in conferences in person or by telephone, consult with third party consultants and professionals, and otherwise take reasonable steps to resolve any differences with respect to the proposed Major Decision.

“Delaware Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Disposition Fee” means one percent (1%) of the aggregate Net Sales Proceeds received by the Company from the sales of the Company Property.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Equity Multiple” means an amount determined by dividing (i) the sum of all distributions of Net Cash Flow received by MN Retail pursuant to Sections 6.03 and 6.04, excluding, however, Sections 6.03(a) and 6.04(a), by (ii) MN Retail’s Gross Adjusted Capital Contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning set forth in Section 12.01.

“Expenses” means, for any period, the total gross expenditures of the Company and any Property Companies reasonably relating to the operations of the Company and such Property Companies, ownership, entitlement, development, maintenance, management, operations, sale, financing or refinancing of Company Property during such period contemplated by the then applicable Budget or otherwise approved (either prospectively or retroactively) by MN Retail, including (a) all cash operating expenses (including, without limitation, real estate taxes and assessments, personal property taxes, sales taxes, and all fees, commissions, expenses and allowances paid or reimbursed to any Member or any of its Affiliates to the extent permitted hereunder), (b) all deposits of Revenues to the Company’s reserve accounts, (c) all debt service payments including debt service on loans made to the Company by the Members or any of their Affiliates (other than Category A Shortfall Loans and Category B Shortfall Loans), (d) all expenditures which are treated as capital expenditures (as distinguished from expense deductions included in (a)) under GAAP, and (e) all expenditures related to any acquisition, sale, disposition, financing, refinancing or securitization of any Company Property; provided, however, that Expenses shall not include (i) any payment or expenditure to the extent (A) the sources of funds used for such payment or expenditure are not included in Revenues or (B) such payment or expenditure is paid out of any Company reserves unless the withdrawal of the funds to make such payment or expenditure was treated as Revenues, and (ii) any expenditure properly attributable to the liquidation of the Company. Expenses directly or indirectly incurred by the Company which are not directly attributable to a particular Company Property, shall be allocated among all of the Company Properties based on the relative percentage of purchase price for each Company Property under the Purchase Agreement.

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“for cause” means any of the following events: (a) any material breach of (i) this Agreement by Operating Member, including the failure of Operating Member to fund Required Capital Contributions, or the taking of a Major Decision without having obtained the required prior approval of the Majority Members, or (ii) the Property Management Agreement by Property Manager (if Affiliated with Operating Member), or in either case, by any of their respective representatives or Affiliates, (b) any action or omission on the part of Operating Member, Property Manager (if Affiliated with Operating Member), any Key Person or any of their respective representatives or Affiliates which amounts to gross negligence, fraud, bad faith, willful misconduct or any misappropriation or intentional misapplication of Company funds, (c) any Change in Control or Key Person Event, (d) (i) criminal misconduct which has an adverse effect on the business or affairs of the Company, as determined by MN Retail in good faith in its sole discretion or (ii) commission of a felony by Operating Member, Property Manager (if Affiliated with Operating Member), any Key Person or any of their respective representatives or Affiliates, (e) any default by Operating Member under Section 7.05(c), (f) breach of the representation set forth in Section 13.01(b); or (g) a Bankruptcy of Operating Member, Property Manager (if Affiliated with Operating Member), or any Key Person or Key Entity. Each of the above events is referred to herein as a “for cause” event.

“for lack of performance” shall mean the Company’s failure to meet the achievements described on Exhibit D attached hereto.

“Fundamental Decision” means (i) any amendment, modification or termination of this Agreement, except for amendments or modifications which would not have a disproportionate adverse effect on a Member who otherwise would not be permitted to vote, or (ii) dissolving, terminating or winding up the Company if the Company Property has not been sold in accordance with this Agreement.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Gross Adjusted Capital Contributions” means, with respect to each Member, the total amount of Capital Contributions (other than Category A Shortfall Capital Contributions and/or Category B Shortfall Capital Contributions) contributed by such Member to the Company pursuant to the terms hereof, as adjusted pursuant to Section 4.02(c) or 4.03(c), as the case may be.

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“Immediate Family Member” means the parents, siblings, spouse, children, step-children and in-laws of a Person.

“Indemnitees” has the meaning set forth in Section 10.02(a).

“Initial Budget and Operating Plan” has the meaning set forth in Section 8.06(a).

“Initial Capital Contribution” means, with respect to any Member, any capital contribution made by such Member pursuant to Section 4.01.

“Interest” means the Category A Interests and the Category B Interests.

“Internal Rate of Return” or “IRR” shall be calculated using the XIRR function of Microsoft Excel utilizing the dates that all Capital Contributions are contributed or deemed contributed to the Company in accordance with the terms of this Agreement and the dates that all distributions are made or deemed to be made in accordance with the terms of this Agreement.

“Investment Notice” has the meaning set forth in Section 7.05(c).

“Key Entity” means Operating Member.

“Key Person” means Andrew Batinovich.

“Key Person Event” means (i) the death or disability of the Key Person, (ii) the failure of the Key Persons to control Operating Member and Property Manager; or (iii) the occurrence of a Change in Control; provided, however, a “Key Person Event” shall not be deemed to have occurred pursuant to clauses (i) or (ii) above if the Key Person is replaced by a successor reasonably acceptable to MN Retail within sixty (60) days of the referenced event.

“Lender” means individually and collectively, any lender under a Loan.

“Liquidating Member” means the Member designated as such by MN Retail; provided, however, that any Member that is then in default hereunder or that causes the dissolution of the Company under Section 11.01(c) shall not serve as the Liquidating Member (in which event the Liquidating Member shall be the non-defaulting Member).

“Loan” means any future mortgage loan encumbering some or all of the Company Property entered into by the Company or one or more of the Property Companies and approved by MN Retail.

“Loan Documents” means the note(s), the mortgage and the other loan documents executed and delivered by the Company, one or more of the Property Companies and any applicable guarantor(s) and/or indemnitor(s) to the Lender in connection with a Loan.

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“Loss” means, for each taxable year or other period, an amount equal to the Company’s items of tax deduction and loss for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

(a)          Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Loss, will be considered an item of Loss;

(b)          Loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Basis;

(c)          In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation for the taxable year or other period as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(d)          Any items of deduction and loss specially allocated pursuant to Section 6.02 shall not be considered in determining Loss; and

(e)          Any decrease to Capital Accounts as a result of any adjustment to the Book Basis of Company Property pursuant to Treasury Regulation Section 1.704-1(b)(2) (iv)(f) or (g) shall constitute an item of Loss.

“Major Decision” has the meaning set forth in Section 7.01(b).

“Majority Members” means two (2) Members; provided, unless a Vote Loss Event has occurred with respect to MN Retail, MN Retail must be one of the two (2) Members; provided, further, the approval of any Member as to which a Vote Loss Event shall have occurred shall not be required.

“Managing Member” means, initially, Operating Member.

“Member” means the Category A Members and/or the Category B Members, or any other person who is admitted as a member of the Company in accordance with this Agreement and applicable law.

“Member Minimum Gain” means the Company’s “partner nonrecourse debt minimum gain” as defined in Treasury Regulation Section 1.704-2(i)(2).

“Member Negotiation Expenses” has the meaning set forth in Section 4.01(b).

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“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as defined in Treasury Regulation Section 1.704-2(i)(2).

“Membership Sale” has the meaning set forth in Section 9.06(a).

“MN Retail” has the meaning set forth in the introductory paragraph hereof.

“MN Retail Organizational Documents” has the meaning set forth in Section 13.01(d)(i).

“MN Retail Party” has the meaning set forth in Section 7.05(c).

“Net Cash Flow” means, for any period, the excess of (a) Revenues for such period over (b) Expenses for such period.

“Net Loss” means, for any period, the excess of Losses over Profits, if applicable, for such period.

“Net Profit” means, for any period, the excess of Profits over Losses, if applicable, for such period.

“Net Sales Proceeds” means (i) the gross proceeds payable to the Company from the sale(s) of the Company Property, without reduction for the repayment of the outstanding principal amount and accrued interest of any indebtedness secured by the Company Property, minus (without duplication) (ii) all costs of sale chargeable to the Company, including, without limitation, brokerage commissions, attorneys’ fees, transfer taxes, prorations, title and escrow fees and charges, and loan prepayment, breakage and exit fees.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1).

“Notices” has the meaning set forth in Section 14.02.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” is any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by OFAC), and/or on any other similar list (“Other Lists”) maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

“Operating Member” has the meaning set forth in the introductory paragraph hereof.

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“Operating Member Organizational Documents” has the meaning set forth in Section 13.01(b)(i).

“Operating Plan” means the strategic and comprehensive operating plan covering the Company’s operation of Company Property, including, without limitation, any anticipated entitlement and/or development work with respect to the Company Property, which is approved by MN Retail and in effect from time to time pursuant to Section 8.06.

“Partially Adjusted Capital Account” means, with respect to any Member for any taxable year or other period of the Company, the Capital Account balance of such Member at the beginning of such year or period, adjusted for all contributions and distributions during such year or period and all special allocations pursuant to Section 6.02 with respect to such year or period but before giving effect to any allocations of Net Profit or Net Loss pursuant to Section 6.01.

“Patriot Act” has the meaning set forth in Section 13.01(b)(viii).

“Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.

“Profit” means, for each taxable year or other period, an amount equal to the Company’s items of taxable income and gain for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of income and gain required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

(a)          Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit will be added to Profit;

(b)          Gain resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Basis;

(c)          Any items specially allocated pursuant to Section 6.02 shall not be considered in determining Profit; and

(d)          Any increase to Capital Accounts as a result of any adjustment to the Book Basis of Company Property pursuant to Treasury Regulation Section  1.704-1(b)(2)(iv)(f) or (g) shall constitute an item of Profit.

“Property Company” and “Property Companies” have the meaning set forth in Section 2.06.

“Property Management Agreement” means the Property Management Agreement(s) in the form attached hereto as Exhibit A, to be entered into by and between the Company or a Property Company, as applicable, and Property Manager on the Closing Date.

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“Property Manager” means Glenborough LLC, a Delaware limited liability company, which is Affiliated with Operating Member, or any other Person who is engaged as a property manager for the Company Property and approved by MN Retail, whose services will include those specified in the Property Management Agreement.

“Protection Decision” has the meaning set forth in Section 7.01(d).

“Purchase Agreement” means the Purchase and Sale Agreement, dated as of June 25, 2015, as amended, by and among IRET Properties, a North Dakota limited partnership, as seller, and Glenborough, LLC, as agent on behalf of the Company, as amended from time to time.

“Reasonable Period” means, with respect to any defaulting member, a period of ten (10) Business Days after such defaulting Member receives written notice of its default from a non-defaulting Member; provided, however, that if such breach can be cured but cannot reasonably be cured within such 10-Business Day period, the period shall continue, if such defaulting Member commences to cure the breach within such 10-Business Day period, for so long as such defaulting Member diligently prosecutes the cure to completion up to a maximum of the lesser of (a) twenty (20) Business Days, or (b) the period of time allowed for such performance under any material agreement affecting the Company Property, including without limitation the mortgage, if any, encumbering Company Property.

“Regulatory Allocations” has the meaning set forth in Section 6.02(g).

“Reimbursement Agreement” means, the Reimbursement and Indemnity Agreement, dated as of September 30, 2015, by and between MN Retail, Operating Member, TRS, REIT and Strategic Realty Trust, Inc., a Maryland corporation, as amended from time to time.

“REIT Investment Notice” has the meaning set forth in Section 7.05(d).

“REIT Opportunity” has the meaning set forth in Section 7.05(d).

“Required Capital Contributions” means, the Initial Capital Contribution.

“Revenues” means, for any period, the total gross revenues received by the Company during such period, including all receipts of the Company from (a) rent, cost, expense and other recoveries and all additional rent paid to the Company (including for parking facilities), (b) concessions to the Company which are in the nature of revenues, (c) rent or business interruption insurance, and casualty and liability insurance, if any, (d) funds made available to the extent such funds are withdrawn from the Company’s reserve accounts and deposited into the Company’s operating accounts, (e) proceeds from the sale or other disposition of any Company Property, (f) proceeds from the financing, refinancing or securitization of any Company Property, and (g) other revenues and receipts realized by the Company, including without limitation excess cash from Capital Contributions that were not used as contemplated for the purpose of funding the Shortfall giving rise to the need for such Capital Contributions or such other Shortfall as the Members may determine.

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“ROFO Opportunity” has the meaning set forth in Section 7.05(c).

“Sale Property” has the meaning set forth in Section 9.06(a).

“Seller” has the meaning set forth in the Purchase Agreement.

“Senior Foreign Political Figure” means a senior official of a major non-United States political party or a senior executive of a government-owned corporation not organized within the United States. In addition, a “Senior Foreign Political Figure” includes any corporation, business or other entity that has been formed by or for the benefit of a Senior Foreign Political Figure.

“SPE” has the meaning set forth in Section 7.01(b)(xxi).

“SRO” means a self-regulatory organization.

“Target Account” means, with respect to any Member as of the end of any taxable year of the Company or other period, the excess of (a) an amount (which may be positive or negative) equal to the hypothetical distribution (or contribution) such Member would receive (or be deemed required to contribute) with respect to its equity interest in the Company if all assets of the Company, including cash, were sold for cash equal to their Book Basis (taking into account any adjustments to Book Basis for such year or other period), all liabilities (including Category A Shortfall Loans and Category B Shortfall Loans) were then due and were satisfied according to their terms (limited, with respect to each nonrecourse liability, to the Book Basis of the assets securing such liability) and all remaining proceeds from such sale were distributed pursuant to Section 6.03 or 6.04 (whichever is applicable at the time of determination) over (b) the amount of Company Minimum Gain and Member Minimum Gain that would be charged back to such Member as determined pursuant to Treasury Regulation Section 1.704-2 immediately prior to such sale.

“Transfer” has the meaning set forth in Section 9.01.

“Treasury Regulation” or “Regulation” means, with respect to any referenced provision, such provision of the regulations of the United States Department of the Treasury or any successor provision.

“TRS Investment Notice” has the meaning set forth in Section 7.05(d).

“TRS Opportunity” has the meaning set forth in Section 7.05(d).

“UBTI” means “unrelated business taxable income” as defined in Code Sections 512 through 514 and the related Treasury Regulations.

“Value-Add Retail Joint Ventures” means joint venture retail real estate investment opportunities where the internal rate of return over a five (5) year holding period is reasonably projected to be in excess of thirteen percent (13%).

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“Vote Loss Event” means (a) with respect to Operating Member, (i) Operating Member shall have been removed as Managing Member for cause (unless resulting from a Change in Control or Key Person Event resulting from the death of the Key Person), (ii) Operating Member shall have failed to return any distributions pursuant to the provisos in Sections 4.02(a), Section 4.03(a) or Section 4.06 and MN Retail has returned such distributions, (iii) Operating Member or its Affiliate shall have been removed as Property Manager under the Property Management Agreement “for cause”, (iv) the occurrence of a “for lack of performance” event or (v) the reduction of Operating Member’s Category A Percentage Interest or Category B Percentage Interest to less than five percent (5%); (b) with respect to TRS, (i) the occurrence of any event described in sub-clauses (i) through (iv) of clause (a) above with respect to Operating Member at a time when Operating Member is the investment advisor of TRS, (ii) TRS shall have failed to return any distributions pursuant to the provisos in Section 4.02(a) or Section 4.06 and MN Retail has returned such distributions, or (iii) the reduction of TRS’ Category A Percentage Interest to less than five percent (5%), except in connection with a Transfer by TRS to REIT; (c) with respect to REIT, (i) the occurrence of any event described in sub-clauses (i) through (iv) of clause (a) above with respect to Operating Member at a time when Operating Member is the investment advisor of REIT, (ii) REIT shall have failed to return any distributions pursuant to the provisos in Section 4.03(a) or Section 4.06 and MN Retail has returned such distributions, or (iii) the reduction of REIT’s Category B Percentage Interest to less than five percent (5%); and (d) with respect to MN Retail, the reduction of MN Retail’s Category A Percentage Interest or Category B Percentage Interest to less than five percent (5%).

1.02	Other Defined Terms

As used in this Agreement, unless otherwise specified, (a) all references to Sections, Articles or Exhibits are to Sections, Articles or Exhibits of this Agreement, and (b) each accounting term has the meaning assigned to it in accordance with GAAP.

ARTICLE II
ORGANIZATION

2.01	FORMATION

The Company has been formed as a limited liability company under the Delaware Act by the filing of the Certificate of Formation. The Members hereby agree to continue the Company as a limited liability company under the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement. MN Retail is hereby authorized to file and record any amendments to the Certificate of Formation and such other documents as may be reasonably required or appropriate under the Delaware Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

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2.02	Name and Principal Place of Business

(a)          The name of the Company is set forth on the cover page to this Agreement. All business of the Company shall be conducted under such name, and title to all Company Property shall be held in such name.

(b)          The principal place of business and office of the Company shall be located at c/o 400 South El Camino, 11th Floor, San Mateo, CA 94402-170, Attention: General Counsel, or at such other place or places as Managing Member may from time to time designate.

2.03	Term

The term of the Company commenced on the date of the filing of the Certificate of Formation pursuant to the Delaware Act, and shall continue until the liquidation and dissolution of the Company pursuant to Article XI.

2.04	Registered Agent and Registered Office

The name of the Company’s registered agent for service of process shall be Corporation Service Company, and the address of the Company’s registered agent and the address of the Company’s registered office in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Such agent and such office may be changed from time to time by Managing Member with written notice to all Members.

2.05	Purpose

(a)          The purpose of the Company shall be, either by itself or through one or more Property Companies:

(i)            To perform its obligations and exercise its rights under the Purchase Agreement and any other agreements or contracts contemplated by the Purchase Agreement, and to carry out the terms of and engage in the transactions contemplated by the Purchase Agreement;

(ii)           If applicable, to own, hold, sell, transfer, exchange, manage and operate its direct or indirect interest in Property Companies;

(iii)          To acquire, own, entitle, develop, manage, operate, lease, improve, finance, refinance, market, sell and otherwise deal with and dispose of the Company Property; and

(iv)          To conduct all activities reasonably necessary or desirable to accomplish the foregoing purposes.

(b)          The Company is not authorized to, and shall not, engage in any business other than as described in Section 2.05(a).

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2.06	Company Property

In connection with the acquisition of the Company Property on the Closing Date, the Members may elect to cause the Company, and, if necessary, one or more wholly owned subsidiaries of the Company, to form one or more Delaware limited liability companies or limited partnerships to take title to the Company Property (each, a “Property Company” and collectively, “Property Companies”). It is expressly understood that if the Company elects to utilize one or more Property Companies, the Company shall conduct its business through the Property Company(ies); provided that it is the intent of the Members that the organizational documents relating to the formation of the Property Companies shall be interpreted together with the provisions of this Agreement to have substantially the same effect to the Members as would be the case if all the interests therein were held or all such business were conducted by the Company pursuant to the terms of this Agreement. Managing Member shall perform, with no additional compensation, substantially identical services for each Property Company as Managing Member performs for the Company, subject to the terms, conditions, limitations and restrictions set forth in this Agreement. Managing Member agrees to perform such duties, and in such circumstances and with regard to such duties, Managing Member shall be subject to the same standards of conduct and shall have the same rights and obligations with regard to such duties performed or to be performed on behalf of any such Property Company as are set forth in this Agreement with regard to substantially identical services to be performed for or on behalf of the Company. The Members agree to make such changes as any Lender(s) may require to this Agreement and to the organizational documents of the Property Companies, including, without limitation, the addition of a non-member manager and/or independent director to the structure of any of the Property Companies and incorporation of special purpose entity provisions into this Agreement and/or the organization documents of the Project Companies.

ARTICLE III
MEMBERS

3.01	Members

(a)          Effective as of the Effective Date, (i) the Category A Members of the Company shall be MN Retail, TRS and Operating Member and (ii) the Category B Members of the Company shall be MN Retail, REIT, and Operating Member. Except as expressly permitted by this Agreement, no other Person shall be admitted as a member of the Company and no additional Interest shall be issued, without the consent of Majority Members.

(b)          None of TRS, REIT, nor MN Retail shall have any fiduciary duties toward any other Member, the Company or any Property Company. The Managing Member, while serving in such role, shall have a fiduciary duty towards the other Members, the Company and any Property Company as described in Section 7.03 of this Agreement.

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3.02	Limitation On Liability

Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Except as otherwise expressly provided in this Agreement (with respect to liability among Members) or by the Delaware Act, the liability of each Member shall be limited to such Member’s Interest.

3.03	Waiver of Other Rights

The Members have (i) no right under Section 18-604 of the Act to withdraw or resign and receive the fair value of their Interests, (ii) no right to demand or receive any distribution from the Company in any form other than cash and in accordance with the provisions of this Agreement concerning distributions, and (iii) no right under the first sentence of Section 18-606 of the Act.

3.04	No Certificated Interests

The Interests shall not be certificated unless otherwise approved by both Operating Member and MN Retail. A Member’s Interest shall be personal property for all purposes.

3.05	INTENTIONALLY DELETED

ARTICLE IV
CAPITAL

4.01	Initial Capital Contributions

(a)          Due Diligence Costs. Operating Member, TRS, REIT, MN Retail and their respective Affiliates have heretofore incurred, and may hereafter incur, third party out-of-pocket costs and expenses in connection with the negotiation of the Purchase Agreement, including without limitation, their due diligence analyses and other evaluations of the Company Property and any engineering and feasibility costs and expenses (collectively, the “Contract and Due Diligence Costs”; such costs shall include, without limitation, costs (including, without limitation, attorneys’ fees) incurred by MN Retail in reviewing and analyzing work conducted by Operating Member or its agents). MN Retail, MN Retail Party, TRS, REIT and Operating Member have heretofore incurred third party costs and expenses in connection with the negotiation and execution of this Agreement, and the Property Management Agreement (collectively, the “Member Negotiation Expenses”). For purposes of this Section 4.01(a), Operating Member’s, TRS’ and REIT’s Member Negotiation Expenses shall be limited to the actual third party costs and expenses incurred by Operating Member, TRS, and REIT solely in connection with the negotiation and execution of this Agreement, and the Property Management Agreement (and shall exclude, without limitation, any other costs and expenses that Operating Member, TRS or REIT may have incurred or may hereafter incur in connection with any prior negotiations and/or transactions with any Person other than MN Retail or MN Retail Party relating to the Company Property). Provided that the Company acquires the Company Property pursuant to the Purchase Agreement, (i) the Company shall pay or reimburse MN Retail for (A) all Contract and Due Diligence Costs, and (B) all Member Negotiation Expenses incurred by MN Retail and MN Retail Party, and (ii) the Company shall pay or reimburse Operating Member, TRS and REIT for all such Member Negotiation Expenses incurred by Operating Member, TRS and REIT, in each case, to the extent such Member seeking reimbursement has provided the Company and the other Members with documentary evidence and such other evidence, reasonably satisfactory to the Company, relating to such Member Negotiation Expenses. Each Category A Member’s share of all such costs, expenses and consideration shall be in proportion to their respective Category A Percentage Interests and each Category B Member’s share of all such costs, expenses and consideration shall be in proportion to their respective Category B Percentage Interests.

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(b)          Failure to Close Purchase; Initial Capital Contributions. Whether the Company shall proceed with the transaction pursuant to the Purchase Agreement, including, but not limited to, whether it shall close the purchase of the Company Property shall be determined by MN Retail in its sole discretion, and no Member or any Affiliate thereof shall have any claim against the Company or any other Member or Affiliate of a Member or MN Retail by reason of such determination. In the event MN Retail decides to cause the Company to close the purchase of the Company Property pursuant to the Purchase Agreement, then two (2) Business Days after any request by the Managing Member (as directed by MN Retail) (or upon the closing of the acquisition of the Company Property, if earlier):

(i)            The Category A Members shall contribute in cash to the capital of the Company their pro rata shares (based upon their actual Category A Percentage Interests) of the sum of (i) the amount reasonably determined by the Managing Member to be necessary to close the acquisition of the Category A Property, including, without limitation, the Company’s equity, closing costs, Contract and Due Diligence Costs related thereto, and (ii) a reasonable amount of initial working capital of, and reserves for, the Company, related to the Category A Property, as determined by the Managing Member and approved by MN Retail (all such amounts shall be credited as provided in Section 4.01(a)). The Category A Members’ respective estimated required Category A Initial Capital Contributions, which are to be funded prior to the acquisition of the Category A Property, as well as the sources and uses for the closing, are described on Schedule A-1 attached hereto. If, either before or after the acquisition of the Category A Property, the Managing Member determines (as approved by MN Retail) that the Category A Initial Capital Contributions described on Schedule A-1 do not accurately reflect the matters specified in the second sentence of this paragraph, then the Managing Member may readjust the Category A Initial Capital Contributions required of each Member.

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(ii)           The Category B Members shall contribute in cash to the capital of the Company their pro rata shares (based upon their actual Category B Percentage Interests) of the sum of (i) the amount reasonably determined by the Managing Member to be necessary to close the acquisition of the Category B Property, including, without limitation, the Company’s equity, closing costs, Contract and Due Diligence Costs related thereto, and (ii) a reasonable amount of initial working capital of, and reserves for, the Company, as determined by the Managing Member and approved by MN Retail (all such amounts shall be credited as provided in Section 4.01(a)). The Category B Members’ respective estimated required Category B Initial Capital Contributions, which are to be funded prior to the acquisition of the Category B Property, as well as the sources and uses for the closing, are described on Schedule A-2 attached hereto. If, either before or after the acquisition of the Category B Property, the Managing Member determines (as approved by MN Retail) that the Category B Initial Capital Contributions described on Schedule A-2 do not accurately reflect the matters specified in the second sentence of this paragraph, then the Managing Member may readjust the Category B Initial Capital Contributions required of each Member.

4.02	Category A Additional Capital Contributions

(a)          If at any time or from time to time after all of the Category A Initial Capital Contributions have been contributed, MN Retail determines that additional funds (a “Category A Shortfall”) are required with respect to the Category A Property (i) for costs provided by the Initial Budget and Operating Plan related thereto, or (ii) for costs necessary on an emergency basis to protect the Company and any of its assets, including without limitation, the Category A Property, or (iii) for costs and expenses not provided by the Initial Budget and Operating Plan related thereto, but approved in writing by MN Retail, then in connection with any such Shortfall set forth in Section 4.02(a)(i), (ii), or (iii), MN Retail shall have the right to require that the Category A Members make further capital contributions (“Category A Additional Capital Contributions”) in the amount of such Category A Shortfall. If directed by MN Retail, each Category A Member shall, within fifteen (15) Business Days thereafter (or such shorter period, if any, in order to avoid a default under a Loan Document but not less than three (3) Business Days) (the “Category A Contribution Deadline”), contribute its pro rata share of such Category A Shortfall based on its Category A Percentage Interest, provided however, that in the event that distributions have been made pursuant to Section 6.03(c) at the time the Category A Additional Capital Contributions are to be made, the Shortfall shall be funded by the Category A Members by returning distributions previously made pursuant Section 6.03(c) in accordance with each Category A Member’s then most recent distribution percentage under Section 6.03(c) (but only to the extent of such distributions), and any distributions returned shall be treated as not having been made for purposes of making future distributions.

(b)          The Category A Initial Capital Contributions required by Section 4.01 shall be made by wire transfer of funds to an account in the name of the Company designated by the Managing Member. All other Capital Contributions and the return of any distributions pursuant to the proviso in Section 4.02(a) or the proviso in Section 4.06 shall be made by wire transfer of funds to accounts in the name of the Company designated by the Managing Member from time to time.

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(c)          If any Category A Member (the “Category A Non-Contributing Member”) fails to timely make the Capital Contributions or the return of any distributions pursuant to the proviso in Section 4.02(a) or the proviso in Section 4.06 (or any portions thereof) required by Section 4.01 or 4.02(a) (other than in connection with the withdrawal of a Member or following a decision not to proceed with the acquisition of the Category A Property), then one or more of the other Category A Members that is not an Affiliate of the Category A Non-Contributing Member (the “Category A Contributing Member”) may (but shall not be required to) make such capital contribution (i.e., the Category A Non-Contributing Member’s share, in addition to the Category A Contributing Member’s share; provided that if there is more than one Category A Contributing Member who wishes to so contribute the Category A Non-Contributing Member’s share, such Category A Contributing Members, in the aggregate, must contribute the entire amount of such share in proportion to their then-existing Category A Percentage Interests), and the Category A Contributing Member may choose one, and only one, of the following options: (X) to make a Category A Shortfall Election under this Section 4.02, or, if no Category A Shortfall Election is made, (Y) elect to dilute the Category A Percentage Interest of the Category A Non-Contributing Member. In the event the Category A Contributing Member elects to dilute the Category A Percentage Interest of the Category A Non-Contributing Member, the Category A Percentage Interest of each of the Category A Members shall be adjusted to equal the percentage equivalent of the quotient determined by dividing (1) the positive difference, if any, between (a) the sum of (i) 100% of the aggregate Category A Capital Contributions (excluding Category A Substituted Capital Contributions (as hereinafter defined)) then or theretofore made by such Member to the Company, plus (ii) 200% of the Category A Substituted Capital Contributions then or theretofore made by such Member to the Company (the excess of 200% of such Member’s Category A Substituted Capital Contributions over such Member’s Category A Substituted Capital Contributions is referred to herein as the “Category A Excess Amounts”), minus (b) the Category A Excess Amounts attributable to the Category A Substituted Capital Contributions then or theretofore made by the other Category A Member to the Company, by (2) 100% of the aggregate Category A Capital Contributions (including without limitation Category A Substituted Capital Contributions) then or theretofore made by all of the Category A Members to the Company. As used herein, the term “Category A Substituted Capital Contribution” shall mean a Category A Additional Capital Contribution made by the Category A Contributing Member equal to the amount that the Category A Non-Contributing Member failed to timely contribute pursuant to Section 4.02(a). If a Category A Contributing Member’s Category A Percentage Interest is increased pursuant to this Section 4.02(c), then (A) its Category A Gross Adjusted Capital Contributions, as previously adjusted, shall, in addition to being increased by the amount of Category A Capital Contributions (including without limitation ordinary Category A Capital Contributions and Category A Substituted Capital Contributions) made by such Category A Member, also be increased by an amount equal to an additional 100% of the Category A Substituted Capital Contributions made by such Member, and the Category A Gross Adjusted Capital Contributions of the other Category A Member shall be adjusted so that the ratios of the Category A Members’ Category A Gross Adjusted Capital Contributions immediately after such adjustment are equal to their Category A Percentage Interests immediately after such adjustment, and (B) to the extent determined by the Managing Member, the Capital Account balances of the Category A Members shall be adjusted so that the Category A Partially Adjusted Capital Accounts immediately after such adjustment (after taking into account all items of Profit and Loss and other items through the date of the adjustment attributable to Category A Property as deemed appropriate by the Managing Member) are equal as closely as possible to the Target Accounts at such time, after giving effect to the adjustments to Target Accounts resulting from changes to the Category A Percentage Interests and Category A Gross Adjusted Capital Contributions required by this Section 4.02(c).

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(d)          In the event the Category A Contributing Member does not elect to dilute the Category A Percentage Interest of the Category A Non-Contributing Member pursuant to Section 4.02(c), and instead makes the Category A Shortfall Election pursuant to this Section 4.02(d), then any Category A Contributing Member which contributes its share of a Category A Additional Capital Contribution with respect to which there is a Category A Non-Contributing Member shall be referred to herein as a “Category A Shortfall Contributing Member” and the amount advanced to the Company pursuant to Section 4.01 and, if applicable, Section 4.01(b) (consisting of the share advanced by the Category A Contributing Member on its own behalf and, if applicable, the share contributed by the Category A Contributing Member that the Category A Non-Contributing Member failed to contribute) shall, upon making the Category A Shortfall Election, be referred to herein as the Category A Shortfall Contributing Member’s “Category A Shortfall Advances.” The Category A Shortfall Election shall be made by notice from the Category A Shortfall Contributing Members to the Category A Non-Contributing Member within thirty (30) days of the Category A Contribution Deadline or the date on which the Category A Shortfall Contributing Members funded any amount that the Category A Non-Contributing Member failed to contribute (whichever is later), provided that no Category A Shortfall Election shall be effective unless all Category A Members other than the Category A Non-Contributing Member are Category A Shortfall Contributing Members with respect to the Category A Shortfall Advances that are the subject of such Category A Shortfall Election and all Category A Shortfall Contributing Members make the Category A Shortfall Election with respect to such Category A Shortfall Advances. The Category A Shortfall Election shall specify whether the relevant Category A Shortfall Advances shall be treated as “Category A Shortfall Capital Contributions” or as “Category A Shortfall Loans”; provided that if two or more Category A Shortfall Contributing Members fail to agree on such designation, the Category A Member making the largest Category A Shortfall Advance that is the subject of such Category A Shortfall Election shall have the right to designate the treatment of all such Category A Shortfall Advances as Category A Shortfall Capital Contributions or as Category A Shortfall Loans. Category A Shortfall Loans shall accrue interest at the rate of twenty percent (20%) per annum, compounded monthly, until repaid in full, and all amounts remaining due thereunder (after application of Section 6.03(a)) shall be due and payable in full two (2) years from the date such loans are made (which shall be the date of the respective Category A Shortfall Advances) or, if sooner, upon an event giving rise to the liquidation of the Company. Category A Shortfall Capital Contributions shall be treated as provided in Section 6.03(a). Category A Shortfall Capital Contributions shall be Category A Additional Capital Contributions hereunder, but shall not be Category A Substituted Capital Contributions, and a Category A Member’s Category A Gross Adjusted Capital Contributions shall in no event be increased by Category A Shortfall Capital Contributions. A Category A Shortfall Loan shall not be treated as a Capital A Capital Contribution or a Category A Substituted Capital Contribution, and a Category A Member’s Category A Gross Adjusted Capital Contributions shall in no event be increased by a Category A Shortfall Loan.

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(e)          Each Category A Member hereby grants to the Company, as secured party, a security interest in such Category A Member’s Interest to secure its obligation to contribute its Category A Initial Capital Contributions to the Company under this Article IV, and the Company shall have all rights available to a secured party under the Delaware Uniform Commercial Code and the laws of the state of organization of such Member. Each Category A Member does hereby irrevocably constitute and appoint each of the other Category A Members, the Company and the agents, officers or employees thereof, its true and lawful attorneys-in-fact, coupled with an interest, with full power to prepare and execute any documents, instruments and agreements, and such financing, continuation statements, and other instruments and documents as may be appropriate to perfect, continue and enforce such security interest in favor of the Company.

(f)           Each Category A Member acknowledges and agrees that the other Category A Members would not be entering into this Agreement were it not for (i) the Category A Members agreeing to make the Category A Capital Contributions or Category A Shortfall Loans provided for in Section 4.01 and this Section 4.02 and (ii) the remedy provisions set forth above in this Section 4.02. Each Category A Member acknowledges and agrees that in the event any Category A Member fails to make its Category A Capital Contributions pursuant to this Agreement, the other Category A Members will suffer substantial damages and the remedy provisions set forth above are fair, just and equitable in all respects. In addition to the remedies specified herein, the Company shall be entitled to exercise its rights and remedies at law and equity against each Category A Non-Contributing Member which fails to make any Category A Initial Capital Contribution (but only any Category A Initial Capital Contribution, and excluding circumstances where the Category A Non-Contributing Member is withdrawing as a member) required hereunder. Notwithstanding the foregoing, in the event a Category A Member fails to make any Category A Additional Capital Contributions pursuant to this Section 4.02, any Category A Contributing Member’s remedies shall be limited to making the Category A Shortfall Election or electing to dilute the Category A Percentage Interest of the Category A Non-Contributing Member as described in Section 4.02(c), and all other remedies at law or equity shall be precluded.

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4.03	Category B Additional Capital Contributions

(a)          If at any time or from time to time after all of the Category B Initial Capital Contributions have been contributed, MN Retail determines that additional funds (a “Category B Shortfall”) are required with respect to the Category B Property (i) for costs provided by the Initial Budget and Operating Plan related thereto, or (ii) for costs necessary on an emergency basis to protect the Company and any of its assets, including without limitation, the Category B Property, or (iii) for costs and expenses not provided by the Initial Budget and Operating Plan related thereto but approved in writing by MN Retail, then in connection with any such Shortfall set forth in 4.03(a)(i), (ii), or (iii), MN Retail shall have the right to require that the Category B Members make further capital contributions (“Category B Additional Capital Contributions”) in the amount of such Category B Shortfall. If directed by MN Retail, each Category B Member shall, within fifteen (15) Business Days thereafter (or such shorter period, if any, in order to avoid a default under a Loan Document but not less than three (3) Business Days) (the “Category B Contribution Deadline”), contribute its pro rata share of such Category B Shortfall based on its Category B Percentage Interest, provided however, that in the event that distributions have been made pursuant to Section 6.04(c), 6.04(d), 6.04(e) or 6.04(f) at the time the Category B Additional Capital Contributions are to be made, the Shortfall shall be funded by the Category B Members by returning distributions previously made pursuant Section 6.04(c), 6.04(d), 6.04(e) or 6.04(f), respectively, in accordance with each Category B Member’s then most recent distribution percentage under Section 6.04(c), 6.04(d), 6.04(e) or 6.04(f), respectively (but only to the extent of such distributions), and any distributions returned shall be treated as not having been made for purposes of making future distributions (other than taking into account the timing of such distributions and their return for purposes of computing the applicable IRR thresholds).

(b)          The Category B Initial Capital Contributions required by Section 4.01 shall be made by wire transfer of funds to an account in the name of the Company designated by the Managing Member. All other Capital Contributions and the return of any distributions pursuant to the proviso in Section 4.03(a) or the proviso in Section 4.06 shall be made by wire transfer of funds to accounts in the name of the Company designated by the Managing Member from time to time.

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(c)          If any Category B Member (the “Category B Non-Contributing Member”) fails to timely make the Capital Contributions or the return of any distributions pursuant to the proviso in Section 4.03(a) or the proviso in Section 4.06 (or any portions thereof) required by Section 4.01 or 4.03(a) (other than in connection with the withdrawal of a Member or following a decision not to proceed with the acquisition of the Category B Property), then one or more of the other Category B Members that is not an Affiliate of the Category B Non-Contributing Member (the “Category B Contributing Member”) may (but shall not be required to) make such capital contribution (i.e., the Category B Non-Contributing Member’s share, in addition to the Category B Contributing Member’s share; provided that if there is more than one Category B Contributing Member who wishes to so contribute the Category B Non-Contributing Member’s share, such Category B Contributing Members, in the aggregate, must contribute the entire amount of such share in proportion to their then-existing Category B Percentage Interests), and the Category B Contributing Member may choose one, and only one, of the following options: (X) to make a Category B Shortfall Election under this Section 4.03, or, if no Category B Shortfall Election is made, (Y) elect to dilute the Category B Percentage Interest of the Category B Non-Contributing Member. In the event the Category B Contributing Member elects to dilute the Category B Percentage Interest of the Category B Non-Contributing Member, the Category B Percentage Interest of each of the Category B Members shall be adjusted to equal the percentage equivalent of the quotient determined by dividing (1) the positive difference, if any, between (a) the sum of (i) 100% of the aggregate Category B Capital Contributions (excluding Category B Substituted Capital Contributions (as hereinafter defined)) then or theretofore made by such Category B Member to the Company, plus (ii) 200% of the Category B Substituted Capital Contributions then or theretofore made by such Category B Member to the Company (the excess of 200% of such Category B Member’s Category B Substituted Capital Contributions over such Category B Member’s Category B Substituted Capital Contributions is referred to herein as the “Category B Excess Amounts”), minus (b) the Category B Excess Amounts attributable to the Category B Substituted Capital Contributions then or theretofore made by the other Category B Member to the Company, by (2) 100% of the aggregate Category B Capital Contributions (including without limitation Category B Substituted Capital Contributions) then or theretofore made by all of the Category B Members to the Company. As used herein, the term “Category B Substituted Capital Contribution” shall mean a Category B Additional Capital Contribution made by the Category B Contributing Member equal to the amount that the Category B Non-Contributing Member failed to timely contribute pursuant to Section 4.03(a). An example of the operation of such calculation is set forth on Exhibit C attached hereto. If a Category B Contributing Member’s Category B Percentage Interest is increased pursuant to this Section 4.03(c), then (A) its Category B Gross Adjusted Capital Contributions, as previously adjusted, shall, in addition to being increased by the amount of Category B Capital Contributions (including without limitation ordinary Category B Capital Contributions and Category B Substituted Capital Contributions) made by such Category B Member, also be increased by an amount equal to an additional 100% of the Category B Substituted Capital Contributions made by such Category B Member (which increase for IRR purposes shall be treated as a Category B Capital Contribution on the date the related Category B Substituted Capital Contribution is made), and the Category B Gross Adjusted Capital Contributions of the other Category B Member shall be adjusted so that the ratios of the Category B Members’ Category B Gross Adjusted Capital Contributions immediately after such adjustment are equal to their Category B Percentage Interests immediately after such adjustment, and (B) to the extent determined by the Managing Member, the Capital Account balances of the Category B Members shall be adjusted so that the Category B Partially Adjusted Capital Accounts immediately after such adjustment (after taking into account all items of Profit and Loss and other items through the date of the adjustment attributable to the Category B Property as deemed appropriate by the Managing Member) are equal as closely as possible to the Target Accounts at such time, after giving effect to the adjustments to Target Accounts resulting from changes to the Category B Percentage Interests and Category B Gross Adjusted Capital Contributions required by this Section 4.03(c).

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(d)          In the event the Category B Contributing Member does not elect to dilute the Category B Percentage Interest of the Category B Non-Contributing Member pursuant to Section 4.03(c), and instead makes the Category B Shortfall Election pursuant to this Section 4.03(d), then any Category B Contributing Member which contributes its share of a Category B Additional Capital Contribution with respect to which there is a Category B Non-Contributing Member shall be referred to herein as a “Category B Shortfall Contributing Member” and the amount advanced to the Company pursuant to Section 4.01 and, if applicable, Section 4.01(b) (consisting of the share advanced by the Category B Contributing Member on its own behalf and, if applicable, the share contributed by the Category B Contributing Member that the Category B Non-Contributing Member failed to contribute) shall, upon making the Category B Shortfall Election, be referred to herein as the Category B Shortfall Contributing Member’s “Category B Shortfall Advances.” The Category B Shortfall Election shall be made by notice from the Category B Shortfall Contributing Members to the Category B Non-Contributing Member within thirty (30) days of the Category B Contribution Deadline or the date on which the Category B Shortfall Contributing Members funded any amount that the Category B Non-Contributing Member failed to contribute (whichever is later), provided that no Category B Shortfall Election shall be effective unless all Category B Members other than the Category B Non-Contributing Member are Category B Shortfall Contributing Members with respect to the Category B Shortfall Advances that are the subject of such Category B Shortfall Election and all Category B Shortfall Contributing Members make the Category B Shortfall Election with respect to such Category B Shortfall Advances. The Category B Shortfall Election shall specify whether the relevant Category B Shortfall Advances shall be treated as “Category B Shortfall Capital Contributions” or as “Category B Shortfall Loans”; provided that if two or more Category B Shortfall Contributing Members fail to agree on such designation, the Member making the largest Category B Shortfall Advance that is the subject of such Category B Shortfall Election shall have the right to designate the treatment of all such Category B Shortfall Advances as Category B Shortfall Capital Contributions or as Category B Shortfall Loans. Category B Shortfall Loans shall accrue interest at the rate of twenty percent (20%) per annum, compounded monthly, until repaid in full, and all amounts remaining due thereunder (after application of Section 6.03(a)) shall be due and payable in full two (2) years from the date such loans are made (which shall be the date of the respective Category B Shortfall Advances) or, if sooner, upon an event giving rise to the liquidation of the Company. Category B Shortfall Capital Contributions shall be treated as provided in Section 6.03(a). Category B Shortfall Capital Contributions shall be Category B Additional Capital Contributions hereunder, but shall not be Category B Substituted Capital Contributions, and a Category B Member’s Category B Gross Adjusted Capital Contributions shall in no event be increased by Category B Shortfall Capital Contributions. A Category B Shortfall Loan shall not be treated as a Capital B Capital Contribution or a Category B Substituted Capital Contribution, and a Category B Member’s Category B Gross Adjusted Capital Contributions shall in no event be increased by a Category B Shortfall Loan.

(e)          Each Category B Member hereby grants to the Company, as secured party, a security interest in such Category B Member’s Interest to secure its obligation to contribute its Category B Initial Capital Contributions to the Company under this Article IV, and the Company shall have all rights available to a secured party under the Delaware Uniform Commercial Code and the laws of the state of organization of such Member. Each Category B Member does hereby irrevocably constitute and appoint each of the other Category B Members, the Company and the agents, officers or employees thereof, its true and lawful attorneys-in-fact, coupled with an interest, with full power to prepare and execute any documents, instruments and agreements, and such financing, continuation statements, and other instruments and documents as may be appropriate to perfect, continue and enforce such security interest in favor of the Company.

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(f)           Each Category B Member acknowledges and agrees that the other Category B Members would not be entering into this Agreement were it not for (i) the Category B Members agreeing to make the Category B Capital Contributions or Category B Shortfall Loans provided for in Section 4.01 and this Section 4.03 and (ii) the remedy provisions set forth above in this Section 4.03. Each Category B Member acknowledges and agrees that in the event any Category B Member fails to make its Category B Capital Contributions pursuant to this Agreement, the other Category B Members will suffer substantial damages and the remedy provisions set forth above are fair, just and equitable in all respects. In addition to the remedies specified herein, the Company shall be entitled to exercise its rights and remedies at law and equity against each Category B Non-Contributing Member which fails to make any Category B Initial Capital Contribution (but only any Category B Initial Capital Contribution, and excluding circumstances where the Category B Non-Contributing Member is withdrawing as a member) required hereunder. Notwithstanding the foregoing, in the event a Category B Member fails to make any Category B Additional Capital Contributions pursuant to this Section 4.03, any Category B Contributing Member’s remedies shall be limited to making the Category A Shortfall Election or electing to dilute the Category B Percentage Interest of the Category B Non-Contributing Member as described in Section 4.03(c), and all other remedies at law or equity shall be precluded.

4.04	Capital Accounts

A separate Capital Account will be maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Consistent therewith, the Capital Account of each Member will be determined and adjusted as follows:

(a)          Each Member’s Capital Account will be credited with:

(i)            Any contributions of cash made by such Member to the capital of the Company plus the fair market value of any property contributed by such Member to the capital of the Company (net of any liabilities to which such property is subject or which are assumed by the Company);

(ii)           The Member’s distributive share of Net Profit and any items in the nature of income or gain specially allocated to such Member pursuant to Section 6.02; and

(iii)          Any other increases required by Treasury Regulation Section 1.704-1(b)(2)(iv).

(b)          Each Member’s Capital Account will be debited with:

(i)            Any distributions of cash made from the Company to such Member plus the fair market value of any property distributed in kind to such Member (net of any liabilities to which such property is subject or which are assumed by such Member);

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(ii)           The Member’s distributive share of Net Loss and any items in the nature of expenses or losses specially allocated to such Member pursuant to Section 6.02; and

(iii)          Any other decreases required by Treasury Regulation Section 1.704-1(b)(2)(iv).

(c)          The estimated initial Capital Account balance of each Member is set forth in Schedule A, which balances have been determined in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f). Upon any adjustment to the Initial Capital Contributions, Schedule A shall be revised as reasonably determined by MN Retail.

(d)          Capital Accounts shall also be subject to adjustment as and to the extent provided in clause (B) of Section 4.02(c) as to Category A Members and clause (B) of Section 4.03(c) as to the Category B Members (including the other provisions in this Agreement that apply with reference to such clause).

The provisions of this Section 4.04 and any other provisions of this Agreement relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions.

4.05	No Further Capital Contributions

Except as expressly provided in this Agreement or with the prior written consent of the Members, and subject to the provisions of this Agreement, no Member shall be required or entitled to contribute any other or further capital to the Company, nor shall any Member be required or entitled to loan any funds to the Company. No Member will have any obligation to restore any negative balance in its Capital Account at any time including upon liquidation or dissolution of the Company.

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4.06	Loans

Following the Effective Date, the Managing Member shall use diligent efforts to apply for and secure for the Company or, if applicable, a Property Company, one or more Loans at commercially reasonable rates and on commercially reasonable non-recourse terms (with, if required by a Lender, customary carve outs, which shall be recourse only to Operating Member, TRS, REIT and/or their Affiliates who are not natural persons) for traditional senior financing, which Loan(s) shall be secured by the Company Property. The Members agree to make such reasonable changes to this Agreement as may be requested by any current or future Lender; provided, however, that such changes shall not alter the economic terms, or any fundamental rights of the Members, set forth herein. Operating Member and its Affiliates who are not natural persons shall provide all recourse for customary carve outs requested in non-recourse Loans to the extent required by the Lender (the “Recourse Obligations”); provided that, (a) (i) as to the Category A Property, MN Retail and TRS shall each reimburse Operating Member and its affiliated guarantors for MN Retail’s and TRS’ pro rata shares (based on Category A Percentage Interest, provided that, if distributions have been made pursuant to Section 6.03(c) at the time any recourse liability arises under a guaranty, the Category A Members’ liability for such recourse obligations, to the extent such guaranty obligations are paid, payable or demand has been made upon such guarantor, shall be pro rata in accordance with each Category A Member’s then most recent distribution percentage under Section 6.03(c) (but only to the extent of such distributions), and (ii) as to the Category B Property, MN Retail and REIT shall each reimburse Operating Member and its affiliated guarantors for MN Retail’s and REIT’s pro rata shares (based on Category B Percentage Interest, provided that, if distributions have been made pursuant to Section 6.04(c), 6.04(d), 6.04(e) or 6.04(f) at the time any recourse liability arises under a guaranty, the Category B Members’ liability for such recourse obligations, to the extent such guaranty obligations are paid, payable or demand has been made upon such guarantor, shall be pro rata in accordance with each Category B Member’s then most recent distribution percentage under Section 6.04(c), 6.04(d), 6.04(e) or 6.04(f) respectively (but only to the extent of such distributions), and (b) each Member shall be solely responsible for recourse liability under any guaranty to the extent arising out of an act performed or omitted to be performed by such Member or an Affiliate of such Member. Notwithstanding the foregoing, prior to Operating Member, or any Operating Member affiliated guarantor, making any payment under a guaranty with respect to which Operating Member intends to request reimbursement (in whole or in part) from MN Retail in accordance with the foregoing, and as a condition to MN Retail’s obligation to reimburse Operating Member or its affiliated guarantor in accordance with the foregoing, Operating Member shall notify MN Retail of the claim giving rise to liability under the applicable guaranty and shall refrain from making any payment under such guaranty until MN Retail has approved of such payment; provided, however, that MN Retail’s approval shall not be required if MN Retail is required to reimburse Operating Member for such guaranty payment under the Reimbursement Agreement.

ARTICLE V
INTERESTS IN THE COMPANY

5.01	Percentage Interest

The Category A Percentage Interests of the Category A Members and the Category B Percentage Interests of the Category B Members may be adjusted only as set forth in this Agreement.

5.02	Return of Capital

No Member shall be liable for the return of the Capital Contributions (or any portion thereof) of any other Member, it being expressly understood that any such return shall be made solely from the assets of the Company. No Member shall be entitled to withdraw or receive a return of any part of its Capital Contributions or Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided for in this Agreement or under applicable law. No Member shall have any obligation to restore any negative balance in its Capital Account.

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5.03	Ownership

All Company Property shall be owned by the Company or, as provided in Section 2.06, by one or more Property Companies, subject to the terms and provisions of this Agreement. Title to Company Property shall be held by the Company in the Company’s name or, as provided in Section 2.06, by one or more Property Companies in the name of such Property Companies.

5.04	Waiver of Partition; Nature of Interests in the Company

Except as otherwise expressly provided for in this Agreement, and without limiting MN Retail’s unfettered right to sell all or any portion of the Company Property as set forth herein, each of the Members hereby irrevocably waives any right or power that such Member might have:

(a)          To cause the Company or any of its assets to be partitioned;

(b)          To cause the appointment of a receiver for all or any portion of the assets of the Company;

(c)          To compel any sale of all or any portion of the assets of the Company pursuant to any applicable law; or

(d)          To file a complaint, or to institute any proceeding at law or in equity, to cause the termination, dissolution or liquidation of the Company.

Each of the Members has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 5.04, and without such waivers no Member would have entered into this Agreement. No Member shall have any interest in any specific Company Property. The interests of all Members in this Company are personal property.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

6.01	ALLOCATION OF PROFITS AND LOSSEs

(a)          After giving effect to the allocations set forth in Section 6.02 below, for each fiscal year of the Company, any remaining Profits and Losses of the Company attributable to the Category A Property shall be allocated as necessary to cause the Capital Account of each Category A Member (increased by the amount of gain that would be allocated to such Category A Member under Section 6.02 below if Category A Property subject to any nonrecourse liability were transferred in satisfaction of such liability and for no other consideration) to equal (as nearly as possible) the Category A Net Cash Flow distributions that would be made to such Category A Member under Sections 6.03 and 6.05, as applicable, if the Category A Property of the Company at the end of such year were sold for their then adjusted book basis for purposes of Treas. Reg. Section 1.7040a(b)(2), all Company liabilities attributable to the Category A Property were satisfied (limited with respect to each nonrecourse liability to the adjusted book basis of the Category A Property subject to the liability) and the proceeds were distributed under Section 6.03 (without regard to the Capital Accounts of the Category A Members).

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(b)          After giving effect to the allocations set forth in Section 6.02 below, for each fiscal year of the Company, any remaining Profits and Losses of the Company attributable to the Category B Property shall be allocated as necessary to cause the Capital Account of each Category B Member (increased by the amount of gain that would be allocated to such Category B Member under Section 6.02 below if Category B Property subject to any nonrecourse liability were transferred in satisfaction of such liability and for no other consideration) to equal (as nearly as possible) the Category B Net Cash Flow distributions that would be made to such Category B Member under Sections 6.04 and 6.06, as applicable, if the Category B Property of the Company at the end of such year were sold for their then adjusted book basis for purposes of Treas. Reg. Section 1.7040a(b)(2), all Company liabilities attributable to the Category B Property were satisfied (limited with respect to each nonrecourse liability to the adjusted book basis of the Category B Property subject to the liability) and the proceeds were distributed under Section 6.04 (without regard to the Capital Accounts of the Category B Members).

(c)          In making the allocations of Profits and Losses attributable to Category A Property pursuant to Section 6.01(a), that portion of each Member’s Capital Account attributable to Category B Property shall be ignored. In making the allocations of Profits and Losses attributable to Category B Property pursuant to Section 6.02(a), that portion of each Member’s Capital Account attributable to Category A Property shall be ignored.

6.02	Allocations and Compliance with Section 704(b)

The following special allocations shall, except as otherwise provided, be made in the following order:

(a)          If there is a net decrease in Company Minimum Gain or in any Member Minimum Gain attributable to the Category A Property during any taxable year or other period, prior to any other allocation pursuant hereto, such Category A Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Sections 1.704-2(f) or 1.704-2(i)(4). If there is a net decrease in Company Minimum Gain or in any Member Minimum Gain attributable to the Category B Property during any taxable year or other period, prior to any other allocation pursuant hereto, such Category B Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Sections 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2.

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(b)          (i) Nonrecourse Deductions attributable to the Category A Interests for any taxable year or other period shall be allocated (as nearly as possible) under Treasury Regulation Section 1.704-2 to the Category A Members, pro rata, in proportion to their respective Category A Percentage Interests, and (ii) Nonrecourse Deductions attributable to the Category B Interests for any taxable year or other period shall be allocated (as nearly as possible) under Treasury Regulation Section 1.704-2 to the Category B Members, pro rata, in proportion to their respective Category B Percentage Interests

(c)          Any Member Nonrecourse Deductions for any taxable year or other period shall be allocated to the Category A Member that made or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i). Any Member Nonrecourse Deductions for any taxable year or other period shall be allocated to the Category B Member that made or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i).

(d)          Any Category A Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases an Adjusted Capital Account Deficit with respect to such Category A Member shall be allocated items of Profit attributable to Category A Property sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation. Any Category B Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases an Adjusted Capital Account Deficit with respect to such Category B Member shall be allocated items of Profit attributable to Category B Property sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

(e)          No allocation of loss or deduction shall be made to any Member if, as a result of such allocation, such Member would have an Adjusted Capital Account Deficit. (i) Any such disallowed allocation allocable to the Category A Interest shall be made to the Category A Members entitled to receive such allocation under Treasury Regulation Section 1.704-1(b)(2)(iv) in proportion to their respective Category A Percentage Interests, and (ii) any such disallowed allocation allocable to the Category B Interest shall be made to the Category B Members entitled to receive such allocation under Treasury Regulation Section 1.704-1(b)(2)(iv) in proportion to their respective Category B Percentage Interests. If losses or deductions are reallocated under this Section 6.02(e), subsequent allocations of income and losses (and items thereof) shall be made so that, to the extent possible, the net amount allocated under this Section 6.02(e) equals the amount that would have been allocated to each Member if no reallocation had occurred under this Section 6.02(e).

(f)          For purposes of Section 752 of the Code and the Treasury Regulations thereunder, (i) excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) attributable to the Category A Interests shall be allocated to the Category A Members pro rata in proportion to their respective Category A Percentage Interests, and (ii) excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) attributable to the Category B Interests shall be allocated to the Category B Members pro rata in proportion to their respective Category B Percentage Interests

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(g)          The allocations contained in Sections 6.02(a), 6.02(c), 6.02(d) and 6.02(e) (the ”Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1 and 1.704-2. The Regulatory Allocations shall be taken into account in allocating Profits, Losses, Net Profit and Net Loss and other items of income, gain, loss and deduction among the Members so that to the extent possible, the aggregate of (i) the allocations made to each Member under this Agreement other than the Regulatory Allocations and (ii) the Regulatory Allocations made to each Member shall equal the net amount that would have been allocated to each Member had the Regulatory Allocations not occurred as necessary to effect the intent of Section 6.07. The Managing Member shall take account of the fact that certain of the Regulatory Allocations will occur at a period in the future for purposes of applying this Section 6.02(g).

(h)          Interest on Category A Shortfall Loans and Category B Shortfall Loans shall be treated as interest under the Code. Items of Profit shall be allocated to Category A Shortfall Contributing Members and Category B Shortfall Contributing Members to the extent of the accrued return on Category A Shortfall Capital Contributions provided in Section 6.03(a) or Category B Shortfall Capital Contributions provided in Section 6.04(b).

6.03	Category a Distributions and Payments

Except as provided in Sections 6.05 and Section 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make distributions (or, in the case of Category A Shortfall Loans, payments) of Category A Net Cash Flow to the Category A Members in the following manner and order of priority:

(a)          First, to Category A Shortfall Contributing Members (i) for the repayment of and in proportion to any amounts outstanding under Category A Shortfall Loans (principal and interest), and then (ii) pro rata (based upon the relative aggregate amounts then distributable under this Section 6.03(a)(ii)) until each of the Category A Shortfall Contributing Members has received aggregate distributions of Category A Net Cash Flow pursuant to this Section 6.03(a)(ii) in an amount necessary to provide each such Category A Shortfall Contributing Member with a twenty percent (20%) IRR with respect to all of its Category A Shortfall Capital Contributions. The parties agree that distributions under this Section 6.03(a) with respect to Category A Shortfall Loans or Category A Shortfall Capital Contributions will be applied first to the interest on Category A Shortfall Loans or to the return on Category A Shortfall Capital Contributions, respectively, to the extent accrued as of the date of distribution, and then to the return of principal on such Category A Shortfall Loans or to the return of such Category A Shortfall Capital Contributions, respectively. The parties further agree that the interest on Category A Shortfall Loans and the return on Category A Shortfall Capital Contributions represents a commercially reasonable rate of return on such Category A Shortfall Loans and Category A Shortfall Capital Contributions, respectively;

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(b)          Second, to the Category A Members, pro rata, in proportion to the amounts required to be distributed pursuant to this Section 6.03(b), until such time as each of the Category A Members has received aggregated distributions pursuant to this Section 6.03(b) in an amount equal to its Category A Gross Adjusted Capital Contributions; and

(c)          Third, to the Category A Members, pro rata, in proportion to their respective Category A Percentage Interests.

6.04	Category B Distributions and Payments

Except as provided in Sections 6.06 and 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make distributions (or, in the case of Category B Shortfall Loans, payments) of Category B Net Cash Flow to the Category B Members in the following manner and order of priority:

(a)          First, to Category B Shortfall Contributing Members (i) for the repayment of and in proportion to any amounts outstanding under Category B Shortfall Loans (principal and interest), and then (ii) pro rata (based upon the relative aggregate amounts then distributable under this Section 6.04(a)(ii)) until each of the Category B Shortfall Contributing Members has received aggregate distributions of Category B Net Cash Flow pursuant to this Section 6.04(a)(ii) in an amount necessary to provide each such Category B Shortfall Contributing Member with a twenty percent (20%) IRR with respect to all of its Category B Shortfall Capital Contributions. The parties agree that distributions under this Section 6.04(a) with respect to Category B Shortfall Loans or Category B Shortfall Capital Contributions will be applied first to the interest on Category B Shortfall Loans or to the return on Category B Shortfall Capital Contributions, respectively, to the extent accrued as of the date of distribution, and then to the return of principal on such Category B Shortfall Loans or to the return of such Category B Shortfall Capital Contributions, respectively. The parties further agree that the interest on Category B Shortfall Loans and the return on Category B Shortfall Capital Contributions represents a commercially reasonable rate of return on such Category B Shortfall Loans and Category B Shortfall Capital Contributions, respectively;

(b)          Second, to the Category B Members, pro rata, in proportion to the amounts required to be distributed pursuant to this Section 6.04(b), until such time as each of the Category B Members has received aggregated distributions pursuant to this Section 6.04(b) in an amount equal to its Category B Gross Adjusted Capital Contributions; and

(c)          Third, to the Category B Members, pro rata, in proportion to their respective Category B Percentage Interests until such time as MN Retail has received aggregate distributions pursuant to Section 6.03(b), Section 6.03(c), Section 6.04(b) and this Section 6.04(c) in an amount necessary to provide a twelve percent (12%) IRR to MN Retail with respect to its Gross Adjusted Capital Contributions;

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(d)          Fourth, (i) ten percent (10%) to Operating Member, and (ii) the balance to Operating Member, REIT and MN Retail pro rata in proportion to their respective Category B Percentage Interests, until such time as MN Retail has received aggregate distributions pursuant to Section 6.03(b), Section 6.03(c), Section 6.04(b), Section 6.04(c) and this Section 6.04(d) in an amount necessary to provide to MN Retail the greater of (x) a seventeen percent (17%) IRR with respect to its Gross Adjusted Capital Contributions and (y) a 1.5x Equity Multiple;

(e)          Fifth, (i) seventeen and one-half percent (17.5%) to Operating Member, and (ii) the balance to the Category B Members, pro rata, in proportion to their respective Category B Percentage Interests, until such time as MN Retail has received aggregate distributions pursuant to Section 6.03(b), Section 6.03(c), Section 6.04(b), Section 6.04(c), Section 6.04(d) and this Section 6.04(e) in an amount necessary to provide to MN Retail the greater of (x) a twenty-two percent (22%) IRR with respect to its Gross Adjusted Capital Contributions and (y) a 1.75x Equity Multiple; and

(f)          Sixth, (i) twenty-five percent (25%) to Operating Member, and (ii) the balance to the Category B Members, pro rata, in proportion to their respective Category B Percentage Interests.

6.05	Category a Special Payments and Distributions

(a)          (i) From and after the time (A) Operating Member shall have been removed as Managing Member for cause, (B) Operating Member failed to return any distributions pursuant to the provisos in Section 4.02(a) or Section 4.06 and MN Retail has returned such distributions or (C) Operating Member or its Affiliate shall have been removed as Property Manager under the Property Management Agreement “for cause”, and (ii) provided that at such time TRS has not failed to return any distributions pursuant to the provisos in Section 4.02(a) or Section 4.06, Category A Net Cash Flow shall not be distributed as provided in Section 6.03 but rather pursuant to this Section 6.05(a), and, except as provided in Section 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make payments or distributions, as applicable, of Category A Net Cash Flow to the Category A Members in the following manner and order of priority:

(i)          First, as provided in Section 6.03(a);

(ii)         Second, to MN Retail and TRS pro rata, in proportion to their respective losses, claims, damages or liabilities arising out of or in connection with the applicable “for cause” event(s), until MN Retail and TRS have received distributions under this Section 6.05(a)(ii) in amounts necessary to compensate MN Retail and TRS for any losses, claims, damages or liabilities arising out of or in connection with the applicable “for cause” event(s); and

(iii)        Thereafter, in accordance with Sections 6.03(b) and (c).

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(b)          (i) From and after the time TRS has failed to return any distributions pursuant to the provisos in Section 4.02(a) or Section 4.06 and provided (ii) (A) Operating Member has not been removed as Managing Member for cause, (B) Operating Member has not failed to return any distributions pursuant to the provisos in Section 4.02(a) or Section 4.06 and (C) Operating Member or its Affiliate has not been removed as Property Manager under the Property Management Agreement “for cause,” Category A Net Cash Flow shall not be distributed as provided in Section 6.03 but rather pursuant to this Section 6.05(b), and, except as provided in Section 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make payments or distributions, as applicable, of Category A Net Cash Flow to the Category A Members in the following manner and order of priority:

(i)          First, as provided in Section 6.03(a);

(ii)         Second, to MN Retail until MN Retail has received distributions under this Section 6.05(b)(ii) in an amount necessary to compensate MN Retail for any losses, claims, damages or liabilities arising out of or in connection with such failure by TRS; and

(iii)        Thereafter, in accordance with Sections 6.03(b) and (c).

(c)          (i) From and after the time (A) Operating Member shall have been removed as Managing Member for cause, (B) Operating Member failed to return any distributions pursuant to the provisos in Section 4.02(a) or Section 4.06 and MN Retail has returned such distributions or (C) Operating Member or its Affiliate shall have been removed as Property Manager under the Property Management Agreement “for cause”, and (ii) provided that at such time TRS has failed to return any distributions pursuant to the provisos in Section 4.02(a) or Section 4.06, Category A Net Cash Flow shall not be distributed as provided in Section 6.03 but rather pursuant to this Section 6.05(c), and, except as provided in Section 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make payments or distributions, as applicable, of Category A Net Cash Flow to the Category A Members in the following manner and order of priority:

(i)          First, as provided in Section 6.03(a);

(ii)         Second, to MN Retail until MN Retail has received distributions under this Section 6.05(c)(ii) in an amount necessary to compensate MN Retail for any losses, claims, damages or liabilities arising out of or in connection with the applicable “for cause” event(s) and/or such failure by TRS; and

(iii)        Third, as provided in Sections 6.03(b) and (c).

Upon this Section 6.05 becoming effective, Capital Accounts of the Category A Members shall be adjusted as, and to the extent, specified in clause (B) of Section 4.02(c).

6.06	Category B Special Payments and Distributions

(a)          (i) From and after the time (A) Operating Member shall have been removed as Managing Member for cause, (B) Operating Member failed to return any distributions pursuant to the provisos in Section 4.03(a) or Section 4.06 and MN Retail has returned such distributions or (C) Operating Member or its Affiliate shall have been removed as Property Manager under the Property Management Agreement “for cause”, and (ii) provided that at such time REIT has not failed to return any distributions pursuant to the provisos in Section 4.03(a) or Section 4.06, Category B Net Cash Flow shall not be distributed as provided in Section 6.04 but rather pursuant to this Section 6.06(a), and, except as provided in Section 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make payments or distributions, as applicable, of Category B Net Cash Flow to the Category B Members in the following manner and order of priority:

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(i)          First, as provided in Section 6.04(a);

(ii)         Second, to MN Retail and REIT pro rata, in proportion to their respective losses, claims, damages or liabilities arising out of or in connection with the applicable “for cause” event(s), until MN Retail and REIT have received distributions under this Section 6.06(a)(ii) in amounts necessary to compensate MN Retail and REIT for any losses, claims, damages or liabilities arising out of or in connection with the applicable “for cause” event(s); and

(iii)        Thereafter, in accordance with Sections 6.04(b) through (f); provided that any amounts that would have been distributed to Operating Member in excess of its pro rata share in proportion to its Category B Percentage Interest shall be distributed to the Category B Members in proportion to their Category B Percentage Interests.

(b)          (i) From and after the time REIT has failed to return any distributions pursuant to the provisos in Section 4.03(a) or Section 4.06 and provided (ii) (A) Operating Member has not been removed as Managing Member for cause, (B) Operating Member has not failed to return any distributions pursuant to the provisos in Section 4.03(a) or Section 4.06 and (C) Operating Member or its Affiliate has not been removed as Property Manager under the Property Management Agreement “for cause,” Category B Net Cash Flow shall not be distributed as provided in Section 6.04 but rather pursuant to this Section 6.06(b), and, except as provided in Section 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make payments or distributions, as applicable, of Category B Net Cash Flow to the Category B Members in the following manner and order of priority:

(i)          First, as provided in Section 6.04(a);

(ii)         Second, to MN Retail until MN Retail has received distributions under this Section 6.06(b)(ii) in an amount necessary to compensate MN Retail for any losses, claims, damages or liabilities arising out of or in connection with such failure by TRS; and

(iii)        Thereafter, in accordance with Sections 6.04(b) through (f); provided, that any amounts that would have been distributed to REIT in excess of its pro rata share in proportion to its Category B Percentage Interest shall be distributed to the Category B Members in proportion to their Category B Percentage Interests.

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(c)          (i) From and after the time (A) Operating Member shall have been removed as Managing Member for cause, (B) Operating Member failed to return any distributions pursuant to the provisos in Section 4.03(a) or Section 4.06 and MN Retail has returned such distributions or (C) Operating Member or its Affiliate shall have been removed as Property Manager under the Property Management Agreement “for cause”, and (ii) provided that at such time REIT has failed to return any distributions pursuant to the provisos in Section 4.03(a) or Section 4.06, Category B Net Cash Flow shall not be distributed as provided in Section 6.04 but rather pursuant to this Section 6.06(c), and, except as provided in Section 6.07, the Company shall, as soon as reasonably practical (but no less often than quarterly, if appropriate), make payments or distributions, as applicable, of Category B Net Cash Flow to the Category B Members in the following manner and order of priority:

(i)          First, as provided in Section 6.04(a);

(ii)         Second, to MN Retail until MN Retail has received distributions under this Section 6.06(c)(ii) in an amount necessary to compensate MN Retail for any losses, claims, damages or liabilities arising out of or in connection with the applicable “for cause” event(s) and/or such failure by TRS;

(iii)        Third, as provided in Section 6.04(b); and

(iv)        Thereafter, to the Category B Members in proportion to their Category B Percentage Interests.

Upon this Section 6.06 becoming effective, Capital Accounts of the Category B Members shall be adjusted as, and to the extent, specified in clause (B) of Section 4.03(c).

6.07	Distributions in Liquidation

Upon the dissolution and winding-up of the Company, the proceeds (which proceeds shall be apportioned between Category A Net Cash Flow and Category B Net Cash Flow) of sale and other assets of the Company distributable to the Members under Section 11.02(c)(iii) shall be distributed, not later than the latest time specified for such distributions pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) to the Category A Members in the manner specified in Section 6.03 or Section 6.05 (whichever is applicable at the time of such distribution) and to the Category B Members in the manner specified in Section 6.04 or Section 6.06 (whichever is applicable at the time of such distribution). It is the intent that such distributions be in proportion to the positive balances in the Members’ Capital Accounts immediately prior to such distributions, and Net Profits, Net Loss and, if necessary, other items of income, gain, loss or deduction for the year of such distribution (and, if prior to the filing of the tax return for the Company and permitted by the Code, the prior taxable year) shall be allocated among the Members so as to cause such Capital Account balances to equal the amounts so distributable. With the approval of MN Retail, a pro rata portion of the distributions that would otherwise be made to the Members under the preceding sentence may be distributed to a trust reasonably established, for a reasonable period of time, for the benefit of the Members for the purposes of liquidating Company Property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any trust established under this Section 6.07 will be distributed to the Members from time to time by the trustee of the trust upon approval of MN Retail in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Members under this Agreement.

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6.08	Tax Matters

The Members intend for the Company to be treated as a partnership for federal income tax purposes. The Managing Member shall make all applicable elections, determinations and other decisions under the Code and applicable Treasury Regulations, including, without limitation, the deductibility of a particular item of expense and the positions to be taken on the Company’s tax return following MN Retail’s approval of such elections, determinations and other decisions, and any settlement or compromise of audit matters raised by the Internal Revenue Service affecting the Members generally shall be subject to MN Retail’s prior written consent. The Members shall each take reporting positions on their respective federal, state and local income tax returns consistent with the positions for the Company approved by MN Retail. Managing Member shall cause all federal, state and local income and other tax returns to be timely filed by the Company and shall, after receiving MN Retail’s approval of such returns, be authorized to execute such returns (provided that Managing Member shall, for so long as it diligently performs its obligations hereunder, not be responsible for the delays of any other Member or reputable accountants or auditors retained by Managing Member or at the request of MN Retail on behalf of the Company).

6.09	Tax Matters Partner

MN Retail shall be the tax matters partner within the meaning of Section 6231(a)(7) of the Code and, subject to Section 6.08, shall exercise all rights, obligations and duties of a tax matters partner under the Code; provided, however, that the other Members shall be kept informed of, and given an opportunity to participate in a non-binding manner in, all such matters which the tax matters partner deems to be material; provided, however, that if a tax settlement would have a disproportionate material adverse impact on one of the other Members, such Member shall be given a reasonable period of time to approve the proposed settlement, which approval shall not be unreasonably withheld, conditioned or delayed.

6.10	Allocations for Income Tax Purposes

(a)          Except as provided in Section 6.10(b) or otherwise as required under Section 704(b) of the Code and the related Treasury Regulations, each item of income, gain, loss or deduction of the Company for federal income tax purposes shall be allocated to the Members in the same manner that the corresponding item of Net Profit, Net Loss or other item of income, gain, loss or deduction that affect the Capital Accounts of the Members was allocated pursuant to Sections 6.01 and 6.02.

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(b)          In accordance with Section 704(c) of the Code and the applicable Treasury Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property contributed to the capital of the Company, or with respect to any property which has a Book Basis different than its adjusted tax basis, shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the Book Basis of such property. Any elections, accounting conventions or other decisions relating to such allocations shall be made by MN Retail in a manner that complies with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder. For such allocations, MN Retail may select any method permitted in the Treasury Regulations under Code Section 704(c) with respect to such allocations, including the “traditional method”, the “traditional method with curative allocations” and the “remedial allocation method”.

All amounts required to be withheld pursuant to Section 1446 of the Code or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the Members for all purposes under this Agreement. If the Managing Member determines that the Company has insufficient liquid assets to satisfy such withholding obligation, the Member as to which withholding applies shall contribute cash to the Company in an amount sufficient to satisfy such withholding obligation (which amounts shall not be treated as Capital Contributions and the related payment of tax shall not be treated as a distribution).

ARTICLE VII
MANAGEMENT

7.01	Management

(a)          Except to the extent provided elsewhere in this Agreement, the Managing Member shall manage and conduct the operations and affairs of the Company and make all decisions regarding the Company and its business and assets. The Managing Member shall have all the rights and powers of a manager as provided in the Delaware Act and as otherwise provided by law. In dealing with the Managing Member acting on behalf of the Company, no person other than the Property Manager shall be required to inquire into the authority of the Managing Member to bind the Company. Persons dealing with the Company (other than the Property Manager) are entitled to rely conclusively on the power and authority of the Managing Member as set forth in this Agreement.

(b)          All decisions made with respect to the management and control of the Company and approved pursuant to the terms of this Agreement shall be binding on the Company and all Members. The Managing Member may elect officers of the Company to implement the decisions (including without limitation executing documents) of the Managing Member or the Members, as applicable, from time to time. Without limiting the generality of the foregoing, except as otherwise expressly provided in Section 7.01(c) or as provided for in any Budget or Operating Plan, without the prior written consent of Majority Members in each instance, the Managing Member shall not allow the Company take the following actions (a “Major Decision”):

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(i)          The execution and delivery of any agreement or instrument to purchase the Company Property and the taking of any action required or permitted to be taken thereunder (including, without limitation, all action necessary to close the purchase of the Company Property and an election as to whether or not to purchase same) or any waiver under, amendment of or assignment (in whole or in part) of any such agreement and the taking of any action required or permitted to be taken thereunder or entering into any agreements with any governmental agency, any neighboring or adjacent property owner, any community organizations or any other third parties, or sending any correspondence to or having any other material communications with, any governmental agency which directly binds the Company or advocates a position on behalf of the Company;

(ii)         Any financing, refinancing or securitization of any Company Property (including, without limitation, a Loan) and the use of any proceeds thereof, including, without limitation, interim and permanent financing, and any other financing or refinancing of the operations of the Company and the execution and delivery of any documents, agreements or instruments evidencing, securing or relating to any such financing;

(iii)        Any material decision with respect to any environmental matters affecting the Company Property;

(iv)        (A) Any sale, assignment, transfer or other disposition of Company Property or any part thereof, including any delegated authority under the Property Management Agreement or any activity which generates revenues; or (B) any improvement, rehabilitation, alteration, repair, or completion of construction of any Company Property (other than in the case of an emergency, where such action is required prior to obtaining consent, and the aggregate cost of such action is less than $25,000) that vary materially from the ranges and guidelines in the Budget or Operating Plan (for purposes of this Section 7.01(b)(iv), such a material variance shall be (I) an amount that is not within the ranges established in the Operating Plan or is in excess of the amount set forth in the Budget for such expenditure or line item by more than $10,000 (in addition to individual expenditures and obligations, such test shall be applied to aggregate expenditures and obligations made on a monthly basis as well); provided, however, that any tenant improvement contemplated by any approved lease or lease not requiring approval hereunder shall not be deemed a violation of this Section 7.01(b)(iv) or (II) terms that materially conflict with the other guidelines in the Operating Plan regarding such transactions); or (C) taking any action relating thereto which burdens or encumbers Company Property, and (D) any activity which generates revenues, or which is otherwise on terms, that, vary materially from the ranges and guidelines in the Budget or Operating Plan;

(v)         Any lease of any space within the Company Property, or any amendment or modification thereto or any termination thereof, other than any lease, amendment or modification thereto of less than 5,000 square feet of space within the Company Property which is consistent with the Operating Plan. For purposes of this Section 7.01(b)(v) only, Majority Members’ failure to approve any such lease, amendment, modification or termination within three (3) Business Days of receipt shall be deemed disapproval thereof;

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(vi)        The making of any recurring operating expenditure or incurring of any recurring operating obligation by or on behalf of the Company that varies materially from the Budget or entering into (or amending or modifying) of any agreement which was not specifically included or provided in the Budget or under the Operating Plan, or otherwise approved by the Majority Members (for purposes of this Section 7.01(a)(vi), such a material variance shall be (A) expenditures or obligations involving an amount that is in excess of the amount set forth on a monthly basis or on an annual basis in the Budget for such expenditure on a line item basis by more than $10,000 for such period, (B) expenditures or obligations involving the incurrence of an expenditure or obligation for any transaction or any series of related transactions when taken with all prior expenditures or obligations during the particular quarter or fiscal year related thereto exceeds the maximum expenditure amount provided in the Budget or the Operating Plan for such particular transaction or series of transactions for such period by $10,000, or (C) in the case of any material service, maintenance or similar agreement proposed to be entered into, such agreement is not terminable (without penalty) by the Company on thirty (30) calendar days or less written notice to the other party; provided, however, that expenditures made or obligations incurred or agreements entered into pursuant to, or which are specifically included in or provided under, the Budget or Operating Plan or otherwise previously approved by Majority Members shall not be Major Decisions to the extent they do not vary (other than immaterial variances) from the Budget and Operating Plan); provided, further, that expenditures made in connection with snow removal costs at the Properties under approved agreements shall not be a Major Decision;

(vii)       The establishment of reasonable reserves, determination of the amount of available Category A Net Cash Flow and Category B Net Cash Flow and making of distributions to Members (subject to the requirements of Sections 6.03, 6.04, 6.05 and 6.06);

(viii)      The institution of any legal proceedings in the name of the Company, settlement of any legal proceedings against the Company if the settlement amount exceeds $50,000 in any single instance or $100,000 in the aggregate, and confession of any judgment against the Company or any property of the Company other than the institution of any eviction, suits for breach of tenant leases, or similar proceedings provided for in the Operating Plan;

(ix)         (A) Pursuing any pre-development activities for any horizontal or vertical construction to the extent that such pursuit would cause the Company to incur expenditures in excess of those provided by the Budget or under the Operating Plan, or (B) commencing any horizontal or vertical construction on any Company Property;

(x)          The possession or pledge of any Company Property for other than Company purposes (which shall require the consent of all Members);

(xi)         Notwithstanding any other provisions of this Agreement, the entering into any third party contract with an aggregate cost to the Company in excess of $25,000 (“Contract Approval Threshold”).

(xii)        The entering into any contracts below the Contract Approval Threshold to the extent that in connection with any such contracts (a) funds are not explicitly provided for in the Budget and/or Operating Plan, as applicable, or (b) the existence of which is not contemplated, in the Budget and/or Operating Plan, as applicable;

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(xiii)       Entering into, or amending, or modifying or terminating any agreement with any manager, asset manager, leasing agent, listing agent, contractor, or sales or placement agent or broker not expressly permitted hereunder for the management, asset management, construction, leasing, disposition, financing or refinancing of any Company Property;

(xiv)      Any other material matter pertaining to the Company’s business that is designated to be a “Major Decision” hereunder;

(xv)       Any election or approval under the Purchase Agreement which the Company may exercise under same;

(xvi)      make any loans that are not provided for in the Budget or Operating Plan. For purposes of clarity, “loans” as used in this subparagraph (xvi) shall not include tenant workouts that permit a tenant to repay amounts owed to pursuant to a note;

(xvii)     amend this Agreement (provided that all Members hereby agree to make such amendments as may be reasonably requested from time to time by any lender, if any, to the Company, to the extent the same have been approved by MN Retail);

(xviii)    acquire any additional real property, or direct or indirect interest in any additional real property, other than the Company Property unless provided by the Budget or Operating Plan;

(xix)       cause the Company to make any distribution of Company property in kind to any Member;

(xx)        change the nature of the business conducted by the Company or its purposes as described in Section 2.05;

(xxi)       (A) file any voluntary petition in bankruptcy on behalf of the Company or any subsidiary of the Company (each, an “SPE”), (B) consent to or file any involuntary petition in bankruptcy against the Company or any SPE, (C) the making by the Company or any SPE of an assignment for the benefit of creditors, or (D) consent to or initiate, or cause or permit any SPE to consent to or initiate the appointment of a receiver of any Company Property or the property of any SPE;

(xxii)      cause the Company or any SPE to take any action (A) with the intent to hinder, delay or interfere with the exercise by an administrative agent or any Lender of any rights and remedies under the applicable Loan Documents, or (B) to contest or in any way interfere, directly or indirectly, with any foreclosure of any document securing a Loan or with any other enforcement of an administrative agent’s or any Lender’s rights, powers or remedies under any Loan Documents (whether by making any motion, seeking any extension, asserting any defense, claim, counterclaim or right of offset, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise);

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(xxiii)     sell, transfer or otherwise dispose of the Company Property;

(xxiv)    enter into, amend or consummate any transaction or arrangement with any Member or any Affiliate of any Member, all of which shall (with the exception of the transactions described in Section 9.06 which shall not require such approval) require the approval of the non-interested Member(s) notwithstanding anything contained herein to the contrary;

(xxv)     Intentionally omitted; and

(xxvi)    approve any Budget and Operating Plan, and any material amendments or modifications thereto (which shall only be permitted in accordance with this Agreement).

(c)          Subject to the terms of this Agreement, and the limitations imposed by law, the Managing Member shall have all of the same powers as, but not the duties of, a general partner of a general partnership under the laws of the State of Delaware, including, without limitation, the full power and authority to:

(i)          Acquire, hold, operate, sell, transfer, assign, convey, exchange, lease, sublease, mortgage or otherwise dispose of or deal with all or any part of Company Property;

(ii)         In furtherance of the Company’s purposes and business, borrow money (including, without limitation, a Loan), whether on a secured or unsecured basis, refinance, recast, modify, amend, extend, compromise or otherwise deal with any such loan, and in connection therewith, issue evidences of indebtedness and secure the same by mortgages, deeds of trust, security agreements or other similar documents affecting the assets of the Company;

(iii)        Authorize other persons to execute and deliver such documents on behalf of the Company as the Managing Member may deem necessary or desirable for the Company’s business, including, without limitation, guarantees and indemnities;

(iv)        Perform, or cause to be performed, all of the Company’s obligations under any agreement to which the Company is a party;

(v)         Enter into contracts on behalf of the Company and make expenditures as are required to operate and manage the Company and the Company Properties; and

(vi)        Do any act which is necessary or desirable to carry out any of the purposes of the Company.

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7.02	MN Retail Consultant

Notwithstanding anything to the contrary contained in this Agreement, MN Retail or its Affiliate may engage an external third party consultant to advise it in connection with this Agreement or the Company Property and any fees and expenses incurred by MN Retail or its Affiliate in connection therewith shall be treated as an expense of the Company and be promptly reimbursed to MN Retail upon request, provided, however, that any fee paid to such consultant shall be subject to a cap of $100,000 per year. Notwithstanding any provision to the contrary in this Agreement, the decision to retain any such external consultant shall be the sole decision of MN Retail and the same shall not constitute a Major Decision and Operating Member shall have no right to approve or disapprove the Consultant or the Consultant’s engagement agreement.

7.03	Duties of managing member

(a)          The Managing Member shall (i) conduct the business of the Company on a day-to-day basis in accordance with the standard of care required of prudent and experienced third parties performing similar functions, in accordance with customary industry standards in accordance with the Budget and the Operating Plan and such other guidelines as shall be adopted by the Company pursuant to this Agreement, which duties may be discharged by delegating the same to Property Manager pursuant to the Property Management Agreement, (ii) retain Property Manager, or another person or entity approved by MN Retail, to perform the Company Management Services for the Company, (iii) perform the duties assigned to it hereunder, and (iv) carry out and implement all decisions and resolutions of the Members. The initial Managing Member shall be Operating Member, which shall remain Managing Member unless Operating Member is terminated or resigns as Managing Member pursuant to the terms of this Agreement. Operating Member, as the initial Managing Member, shall have no authority to retire or resign from its position as the initial Managing Member; provided that Operating Member may resign as Managing Member only if Property Manager is terminated, or if Property Manager resigns from such position in accordance with the terms of the Property Management Agreement. In the event that Operating Member or any other Person should retire, resign or be removed as Managing Member, the Members shall be under no obligation to appoint a replacement thereof. Subject to the limitations set forth in this Agreement, the Managing Member, on behalf of the Company, shall have the power and authority to enter into contracts and leases on behalf of the Company in accordance with the current Budget and Operating Plan approved in accordance with this Agreement, to make expenditures as are required to implement such Budget and Operating Plan, but only to the extent that any such expenditures and amounts required to be paid by the Company under such contracts, leases and other instruments and documents have either been approved in accordance with this Agreement do not require approval in accordance with this Agreement. The Managing Member may rely on written instructions from a representative appointed in writing by MN Retail from time to time that MN Retail has approved certain actions and agreements. Subject to the Managing Member’s right to charge certain matters to the Company as provided in Sections 8.01 and 8.03 and without limiting any compensation or reimbursements Managing Member may be entitled to under the Property Management Agreement, the Managing Member shall not be entitled to receive any fees or other compensation in respect of its activities as Managing Member, and will not receive reimbursement for compensation payable to any of its employees or other direct or indirect overhead which may be attributable to the performance of its duties as Managing Member.

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(b)          Notwithstanding anything to the contrary contained in Section 7.01(b)(iii), if at the beginning of any calendar year the Budget and Operating Plan or any item or portion thereof shall not have been approved by Majority Members, then:

(i)          Any items or portions of the Budget and Operating Plan and amounts of expenses provided therein which have been so approved shall become operative immediately and the Managing Member shall be entitled to expend funds in accordance with those operative portions;

(ii)         With respect to the Budget, the Managing Member shall be entitled to, and shall, expend, in respect of noncapital, recurring expenses in any month of the then-current calendar year, an amount equal to the budgeted amount for the corresponding month of the immediately preceding calendar year, as set forth on the immediately preceding calendar year Budget after giving effect to any dispositions or other material changes to Company Property during the prior or current year; provided, however, that if any contract approved by the Managing Member or entered into pursuant to the provisions hereof or the Property Management Agreement provides for an automatic increase in costs thereunder after the beginning of the then current calendar year, then the Managing Member shall be entitled to expend the amount of such increase; and

(iii)        The Managing Member shall be entitled to, and shall, expend funds in respect of debt service on the Company’s financing (including the expense of curing any defaults thereunder), utilities, real estate taxes and assessments, or insurance premiums with respect to insurance for the Company Property, regardless of whether the Budget has been approved or whether such expenditures exceed the amounts provided for in the applicable Budget.

(c)          In addition to and without limiting any other duties set forth in this Agreement, the Managing Member shall, subject to the availability of adequate funds therefor in the Budget and from Revenues, Capital Contributions or other sources, and provided that Managing Member may delegate such obligations to Property Manager or any other third parties with whom the Company may contract pursuant to the terms hereof:

(i)          Oversee, coordinate and process the operations, including without limitation, the management on a day-to-day basis of any and all of the assets which comprise Company Property, and prepare all communications with the Seller and other relevant third parties;

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(ii)         Subject to the availability of funds therefor, take all proper and necessary actions reasonably required to cause the Company and all third parties at all times to perform and comply with the provisions (including, without limitation, any provisions requiring the expenditure of funds by the Company) of any loan commitment, agreement, mortgage, lease, or other contract, instrument or agreement to which the Company is a party or which affects any Company Property or the operation thereof;

(iii)        Subject to the availability of funds therefor, pay in a timely manner all non-disputed operating expenses of the Company in accordance with the terms of the Budget and the Operating Plan or as otherwise provided herein;

(iv)        To the extent available, and subject to the availability of the funds therefor, obtain and maintain insurance coverage on Company Properties as required by the Managing Member and pay all non-disputed taxes, assessments, charges and fees payable in connection with the ownership, use and occupancy of the Company Properties (provided that if the Managing Member requires that the Company maintain insurance as part of MN Retail’s blanket policy, the Company’s allocable share of deductibles and premiums under the liability insurance policy shall be no greater than those under such policies previously maintained by Property Manager);

(v)         Deliver to the other Members promptly upon the receipt or sending thereof, copies of all material notices, reports and communications between the Company and any tenant, the Seller, governmental agencies, neighboring property owners, community groups and other relevant third parties, and material notices, reports, and communications from any tenant, under any lease or any borrower under any mortgage loan or any holder of a mortgage affecting all or any portion of any Company Property, or any of such other parties, which relates to any existing or pending default thereunder or to any financial or operational information required by such Person;

(vi)        Deposit all receipts from operations of Company Property to a separate account, or accounts, established and maintained by the Managing Member in the name of the Company or the applicable Property Company, and not commingle those receipts with any other funds or accounts of Managing Member;

(vii)       Manage and administer the process of selling and refinancing Company Property;

(viii)      If the Managing Member subcontracts with third parties or any of its Affiliates for the performance of any of the services to be performed by the Managing Member, then the Managing Member shall supervise and oversee the performance of the services performed by such third parties or Affiliates (in the event of any such subcontract, references in this Agreement to actions taken or to be taken by the Managing Member shall include actions taken or to be taken by such subcontractors);

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(ix)         Execute and deliver agreements, certificates and similar documents which are necessary to obtain loans, as well as manage any approved financing or refinancing, on terms approved by the Managing Member and to acquire the Company Property pursuant to the Purchase Agreement;

(x)          Make periodic inspections of the Company Property and review all maintenance, repairs and construction on the Company Property;

(xi)         Advise the Company on such action as may be required to comply with any and all laws, ordinances, statutes and deed restrictions applicable to the Company Property;

(xii)        Not knowingly permit the use of the Company Property for any purpose which might impair any insurance on the Company Property or which might render any insured loss thereunder uncollectible or which would be in violation of any applicable law;

(xiii)       Promptly recommend from time to time the advisability of contesting either the validity or the amount of personal and real property taxes, if Managing Member deems such a contest appropriate

(xiv)      Fully cooperate with the Company and the Company’s representatives, including leasing agents, tax consultants, brokers involved in the sale of all or any portion of the Company Property, any potential purchaser of all or any portion of the Company Property, appraisers, and counsel with the view that such representatives shall be able to perform their duties efficiently and without interference. Such parties shall be allowed to visit the Company Property and inspect the same at such times as MN Retail may request;

(xv)       Advise the Company on such action as may be necessary to comply with any and all laws, ordinances, statutes and deed restrictions applicable to the Company Property;

(xvi)      Notify MN Retail of any of the following in any way relating to the Company Property promptly following Managing Member’s receipt thereof: written notice of any claim of violation of any legal requirement other than those which can be corrected for less than $10,000 (or $150,000 if covered by insurance), and without penalty or fine within thirty (30) days of notification thereof, provided that notice is required for any claim that names any MN Retail Party; written notice of any claim of liability; material written complaints from any contractor, sub-contractor or other party involved in providing or assisting with the operation, maintenance, and repair of the Company Property; written notice of any default under any Loan Documents secured by the Company Property; any summons or other legal process; any material damage to the Company Property; any threatened (in writing by an applicable Governmental Authority or its agent) condemnation or acquisition in lieu of condemnation of the Company Property or any portion thereof; and any actual or alleged (in writing) personal injury or property damage, and promptly notify MN Retail of any verbal notice Managing Member receives related to any of the foregoing, but only if Managing Member, acting reasonably and in good faith, deems the same to be material to the ownership or operation of the Company Property. For purposes of this subsection (xvi), “material” shall mean any claim for $10,000 or greater in any one instance, or $50,000 in the aggregate;

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(xvii)     Promptly notify MN Retail of any material default or alleged (in writing) material default by any party under any lease of all or any portion of the Company Property of which Managing Member is aware, as well as any other material information particular to the Company Property;

(xviii)    Advise the Company with respect to any presentations before public agencies at both public and private meetings which relate to or affect the Company Property, and in all dealings with the press, community leaders, owners of adjacent property, and all other parties directly or indirectly involved with the Company Property or with interests which may affect the success of the Company Property;

(xix)       Comply at all times with this Agreement, including submitting to the Members for their approval any decisions or matters which may be subject to their approval under this Agreement; and

(xx)        Report to MN Retail with respect to Managing Member’s compliance with the foregoing duties.

(d)          MN Retail shall have the absolute right, power and authority at any time to terminate Operating Member’s appointment as Managing Member hereunder and to appoint a successor Managing Member, and to remove Property Manager as the manager under the Property Management Agreement and to terminate the Property Management Agreement (and any other agreements or contracts between the Company and Affiliates of Operating Member or Property Manager) and/or appoint a new manager pursuant thereto “for cause”, or “for lack of performance”, or for an Event of Default. MN Retail’s determination of whether a “for cause” event, a “for lack of performance” event or an Event of Default by Operating Member shall have occurred shall be conclusive and binding on the Members unless and until Operating Member shall have obtained a final, non-appealable judgment of a court of competent jurisdiction finding that no “for cause” event, “for lack of performance” event or Event of Default by Operating Member has occurred. In the event that Operating Member shall have been removed as Managing Member, or in the event Property Manager is removed as the manager under the Property Management Agreement, “for cause”, then under such circumstances and from that time forward (i) Operating Member shall immediately cease to be Managing Member (and Property Manager shall immediately cease to be the manager under the Property Management Agreement), (ii) Operating Member shall cease to have any right to any distributions under Section 6.03 and Section 6.04 and from that time forward distributions to the Members shall be made under Section 6.05 and Section 6.06 or, (iii) Operating Member shall forfeit its right to receive any fees under Section 7.04 and Property Manager shall forfeit its right to receive any fees under the Property Management Agreement and (iv) Operating Member shall not have any right to vote on Major Decisions other than as provided in Section 7.01(b). In the event that Operating Member shall have been removed as Managing Member, or in the event Property Manager is removed under the Property Management Agreement, as a result of an Event of Default (which does not constitute “for cause”) by Operating Member or Property Manager, or “for lack of performance”, then Operating Member shall immediately cease to be Managing Member (and Property Manager shall immediately cease to be the manager under the Property Management Agreement), and Operating Member shall retain its right to receive distributions hereunder pursuant to Section 6.03 and Section 6.04 (to the extent of its Interest), but (A) Operating Member shall forfeit its right to receive any fees under Section 7.04, (B) Property Manager shall be terminated within ninety (90) days after such termination and shall thereafter lose its right to receive payments under the Property Management Agreement which would otherwise have accrued from and after the expiration of said ninety (90) day period (provided that MN Retail, at its election, may accelerate the termination of Property Manager to the date of the termination of Operating Member as Managing Member for any reason other than for cause, provided that Property Manager shall remain entitled to receive management fees and reimbursements payable, if applicable, under the Property Management Agreement through the termination date of said Property Manager), and (C) Operating Member shall not have any right to vote on Major Decisions other than Fundamental Decisions.

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(e)          Operating Member’s appointment as Managing Member shall automatically terminate if Operating Member’s (or its permitted transferee’s) Category A Percentage Interest or Category B Percentage Interest is less than five percent (5%).

7.04	Services and Fees

(a)          The Company and Property Manager shall enter into the Property Management Agreement substantially concurrently with the execution of this Agreement. The Property Management Agreement shall provide that after the Company’s acquisition of the Company Property, and while the Company owns the Company Property and Operating Member owns a Category A Percentage Interest of at least five percent (5%) and a Category B Percentage Interest of at least five percent (5%), and provided that (i) no Event of Default by Operating Member or any of its Affiliates then exists hereunder or under the Property Management Agreement, and (ii) Operating Member has not been removed as the Managing Member pursuant to this Agreement, the Company shall pay Property Manager the Property Management Fee and the Construction Management Fee (each as defined in the Property Management Agreement) and leasing commissions pursuant to the terms and conditions of the Property Management Agreement for so long as Property Manager is performing the services required of it under the Property Management Agreement and under any related agreements.

(b)          On the first day of each month of each year during the term of this Agreement, the Company shall pay to Operating Member (unless Operating Member has forfeited its right to receive fees under this Section 7.04) an asset management fee equal to (i) to the weighted average aggregate Investment Value of the Company Property owned by the Company during the immediately preceding month multiplied by (ii) 0.02083% (an example of the foregoing is attached as Schedule C). For purposes hereof, “Investment Value” means, initially, with respect to each property included in the Company Property, the appraised value of such property as of the Closing Date; provided, the Investment Value of each property shall be (i) reduced pro rata in connection with sales of portions of such properties and (ii) excluded upon the sale of such property. On the first day of each month of each year during the term of this Agreement, the Company shall pay to MN Retail (or a third party designated by MN Retail) an asset management fee equal to the greater of (A) .15% of the total Capital Contributions made to the Company, or (B) $2,500.

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(c)          If and only if as of the date of calculation MN Retail has received distributions hereunder in an amount necessary to provide MN Retail at least a twelve percent (12%) IRR with respect to its Gross Adjusted Capital Contributions, then promptly following the sale of the last Company Property, the Company shall pay Operating Member the Disposition Fee.

(d)          Except as set forth in this Section 7.04, any agreements with an Affiliate of any Member must be approved by the non-Affiliated Members, and no other fees or compensation will be paid by the Company to any Member or any of its Affiliates. Neither Operating Member nor any of its Affiliates will be entitled to any development, leasing or other fees associated with the management, development and leasing of any of the Company Properties except as set forth in the Property Management Agreement and will not be entitled to any reimbursement for its employees or other direct or indirect overhead, except as set forth in the Property Management Agreement or this Agreement, or as otherwise provided by the Budget.

7.05	Duties and Conflicts

(a)          The Members and their respective officers, employees, the Managing Member and Affiliates shall devote such time to the Company business as they deem to be necessary or desirable in connection with their respective duties and responsibilities hereunder. Except as provided hereunder or as otherwise agreed to in writing by the Managing Member and all disinterested Members, no Member nor any member, partner, shareholder, officer, director, employee, agent or representative of any Member shall receive any salary or other remuneration for its services rendered pursuant to this Agreement.

(b)          Each of the Members recognizes that each of the other Members and its members, managers partners, shareholders, officers, directors, employees, agents, representatives, the Managing Member and Affiliates, have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and that each of the other Members and its members, managers, partners, shareholders, officers and directors, employees, agents, representatives, the Managing Member and Affiliates, are entitled to carry on such other business interests, activities and investments. Except as set forth below, each of the Members may engage in or possess an interest in any other business or venture of any kind, independently or with others, including, without limitation, owning, financing, acquiring, leasing, promoting, developing, improving, operating, managing and servicing real property and mortgage loans on its own behalf or on behalf of other entities with which any of the Members is affiliated or otherwise, and each of the Members may engage in any such activities, whether or not competitive with the Company, without any obligation to offer any interest in such activities to the Company or to the other Members. Neither the Company nor the other Members shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

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(c)          Notwithstanding the foregoing, except as provided herein below, during the term of this Agreement, (i) Operating Member shall not pursue an opportunity or enter into a transaction (whether as lender, owner, shareholder, partner, director, officer, employee, agent, consultant or other advisor), for the financing, acquisition, ownership, entitlement, management, operation, leasing, construction, or development, of any other property within a ten (10) mile radius of any Company Property (the “Competitive Area”) that has a use comparable to the present projected or actual use of the Company Property or otherwise competes with the Company Property in any way, whether directly or indirectly, including without limitation through any of its Affiliates or in any other manner (each, a “Competitive Opportunity”). If Operating Member or any Affiliate of Operating Member desires to pursue a Competitive Opportunity, then MN Retail and its Affiliates (including, without limitation, any affiliates of funds or accounts managed by MN Retail Capital Management, L.P.) (each, a “MN Retail Party”), shall have a right of first offer with respect to any such Competitive Opportunity so long as such proposed acquisition or development opportunity is a permitted investment under any operating documents and/or fund documents that the applicable MN Retail Party is subject to (each, a “ROFO Opportunity”). Operating Member hereby represents and warrants that, as of the date hereof, neither it nor any Affiliate is involved in any Competitive Opportunity or any ROFO Opportunity which has not been disclosed in writing to MN Retail.

In the event Operating Member or any Affiliate of Operating Member desires to pursue a ROFO Opportunity, Operating Member shall give MN Retail notice of such ROFO Opportunity, which notice shall include the proposed terms and conditions thereof and proposed investment return thereon (in pro forma form) in sufficient detail to permit MN Retail to make an informed decision as to its desire to proceed with said ROFO Opportunity on the same terms as set out in the notice (together with such supporting information as MN Retail may reasonably request, “Investment Notice”). MN Retail shall have thirty (30) days from the date of such notice to determine whether it desires to proceed with said ROFO Opportunity on the same terms as set out in the Investment Notice. If MN Retail elects to proceed, it shall do so in a separate joint venture upon terms and conditions similar to the terms and conditions of this Agreement but subject to said revised economic terms as set forth in the Investment Notice or otherwise acceptable to MN Retail and Operating Member. If MN Retail gives notice within said thirty (30) day period that it does not desire to proceed with said opportunity on the terms set forth in the Investment Notice or fails to respond to such Investment Notice within the 30-day period, then Operating Member may proceed with said opportunity either alone, with its Affiliates or otherwise upon terms and conditions not materially more favorable to any alternate provider of capital for such opportunity than the terms and conditions set forth in the Investment Notice; provided, however, that in any event the opportunity is modified to be upon terms materially more favorable to such alternate capital provider than the terms and conditions set forth in the Investment Notice, then the provisions of this paragraph shall again be applicable and an additional Investment Notice shall be required to be delivered by Operating Member to MN Retail pursuant to the terms hereof. For purposes of the preceding sentence, terms and conditions shall be deemed materially more favorable to such alternate capital provider if the proposed return on investment of MN Retail would increase by fifteen percent (15%) or more over that which would be received under the terms set forth in the Investment Notice. By way of example, if the pro forma included with the Investment Notice indicated a projected return on investment of twenty percent (20%) to MN Retail and MN Retail declined to proceed with the proposed investment, Operating Member would be obligated to again offer the proposed investment to MN Retail if the proposed terms and conditions were modified so that the projected return on investment was equal to or greater than twenty-three percent (23%). If Operating Member has complied with the conditions set forth above, Operating Member shall have no further obligation to offer the proposed investment to MN Retail once proposed terms have been accepted by such alternative capital provider as evidenced by a term sheet signed by Operating Member of its Affiliates, on the one hand, and such alternate capital provider, on the other hand.

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Notwithstanding the foregoing, MN Retail, for itself and each MN Retail Party, acknowledges Operating Member’s obligation to provide investment opportunities to TRS and REIT and agrees that the foregoing obligation of Operating Member to provide ROFO Opportunities to MN Retail shall be subject and subordinate to Operating Member’s existing obligations to REIT.

If MN Retail, or any MN Retail Party, elects to pursue a ROFO Opportunity or otherwise enters into a Value-Add Retail Joint Venture with Operating Member or any Affiliate of Operating Member, then any agreement entered into between Operating Member and MN Retail, or the applicable MN Retail Party, shall be cross defaulted with this Agreement, such that a for cause event resulting in the removal of Operating Member or any Affiliate of Operating Member as Property Manager, Managing Member or the like under this Agreement shall result in the same under the other agreement and vice versa. If MN Retail or any MN Retail Party elects to pursue a ROFO Opportunity, then any agreement entered into between Operating Member and MN Retail, or the applicable MN Retail Party, shall provide that Operating Member must contribute not less than ten percent (10%) toward the total capitalization of the ROFO Opportunity. Notwithstanding the foregoing, should TRS or REIT participate in a ROFO Opportunity at a level not less than fifteen percent (15%), then Operating Member shall be required to contribute not less than five percent (5%) to such ROFO Opportunity.

The terms of this Section 7.05(c) shall expire, and Operating Member shall have no further obligation to provide MN Retail or any MN Retail Party any ROFO Opportunity following the earliest to occur of (i) the third anniversary of the Effective Date, or (ii) the date on which MN Retail (which for purposes hereof includes each MN Retail Party) has rejected three (3) ROFO Opportunities which satisfy MN Retail’s investment criteria.

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(d)          TRS hereby represents and warrants that, except as disclosed to MN Retail in writing, as of the date hereof, neither TRS nor any of its Affiliates has an interest in any property within a ten (10) mile radius of any Company Property that has a use comparable to the present projected or actual use of the Category B Property or otherwise competes with the Category B Property in any way, whether directly or indirectly.

(e)          REIT hereby represents and warrants that, except as disclosed to MN Retail in writing, as of the date hereof, neither REIT nor any of its Affiliates has an interest in any property within a ten (10) mile radius of any Company Property that has a use comparable to the present projected or actual use of the Category A Property or otherwise competes with the Category A Property in any way, whether directly or indirectly.

7.06	Company Expenses

Except as otherwise provided in this Agreement or the Property Management Agreement, except for the costs of preparing the reports specifically called for by the terms hereof and the Budget and the Operating Plan, which shall be the cost of Managing Member (provided that cost of materials and reasonable third party costs shall be at the Company’s expense), except for costs which are to be borne by Property Manager pursuant to the terms of the Property Management Agreement, and except for any costs to be borne by any third party under any agreement with the Company, the Company shall be responsible for paying, and shall pay, all direct costs and expenses related to the business of the Company and of acquiring, holding, owning, developing, servicing, collecting upon and operating Company Property. Subject to the preceding sentence, all fees and expenses payable under Section 7.04, costs and expenses relating to any employees, staff or other personnel approved by the Managing Member to provide day-to-day operations and financial reporting to oversee the operations of Company Property, costs of financing, fees and disbursements of attorneys, financial advisors, accountants, appraisers, brokers and engineers, travel expenses, and all other fees, costs and expenses directly attributable to the business and operations of the Company shall be borne by the Company. In the event any such costs and expenses are or have been paid by any Member, such Member shall be entitled to be reimbursed for such payment so long as such payment is reasonably necessary for Company business or operations and has been approved by the Managing Member or is expressly authorized in this Agreement or the appropriate Budget or Operating Plan (including any permitted variance hereunder). Notwithstanding the foregoing, and without affecting any contrary terms (if any) in the Property Management Agreement, in no event shall the Company have any obligation to pay or reimburse any Member for any general overhead expense of such Member.

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ARTICLE VIII
BOOKS AND RECORDS

8.01	Books and Records

Managing Member shall maintain, or cause to be maintained, at the expense of the Company, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of Company Property. Bills, receipts and vouchers shall be maintained on file by Managing Member. Managing Member shall cause audits to be performed and audited statements and income tax returns to be prepared as required by Section 8.03 (provided that Managing Member shall, for so long as it diligently performs its obligations hereunder, not be responsible for the delays of any other non-Affiliated Member or reputable accountants or auditors retained by Managing Member or at the request of MN Retail on behalf of the Company). Such books and records of account shall be prepared and maintained by Managing Member at the principal place of business of Managing Member. Each Member or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Company’s office during reasonable business hours. MN Retail shall have the right from time to time to audit the books and records of the Company, at MN Retail’s expense.

8.02	Accounting and Fiscal Year

The books of the Company shall be kept on the accrual basis in accordance with GAAP and on a tax basis and the Company shall report its operations for tax purposes on the accrual method. The fiscal year and tax year of the Company shall end on December 31 of each year, unless a different tax year shall be required by the Code.

8.03	Reports

(a)          The Managing Member will prepare, or cause to be prepared, at the expense of the Company, and furnish to each Member (provided that the Managing Member shall, for so long as it diligently performs its obligations hereunder, not be responsible for the delays of any other non-Affiliated Member or reputable accountants or auditors retained by the Managing Member or at the request of MN Retail on behalf of the Company) (i) within thirty (30) calendar days after the end of each fiscal quarter of the Company, unless such fiscal quarter is the last fiscal quarter of any fiscal year of the Company, (A) an unaudited balance sheet of the Company dated as of the end of such fiscal quarter, (B) an unaudited related income statement of the Company for such fiscal quarter, (C) an unaudited statement of each Member’s Capital Account for such fiscal quarter, and (D) an unaudited statement of cash flows of the Company for such fiscal quarter, (ii) within fifteen (15) calendar days after the end of each calendar quarter (or calendar month, if available), a pertinent market report on sales and leasing activity in the vicinity of each Company Property, and a status report of the Company’s activities during such calendar quarter, or month, as applicable, including descriptions of additions to, dispositions of and leasing and occupancy of Company Properties and any material legal issues such as material claims filed or threatened against the Company, the arising of material claims by the Company against other parties and developments in any then pending material legal actions affecting the Company during such fiscal quarter, and (iii) within thirty (30) calendar days after the end of each month, and a reconciliation of actual Expenses and Revenues during such period compared with the Budget amounts for such items, and an explanation of the discrepancies, all of which shall be certified by the Managing Member as being, to the best of its knowledge, true and correct.

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(b)          The Managing Member will prepare, or cause to be prepared, on an accrual basis in accordance with GAAP and on a tax basis, at the expense of the Company, and furnish to each Member no later than January 31 after the end of each fiscal year of the Company (i) an unaudited balance sheet of the Company dated as of the end of such fiscal year, (ii) an unaudited related income statement of the Company for such fiscal year, (iii) an unaudited statement of each Member’s Capital Account for such fiscal year, (iv) an unaudited statement of cash flows of the Company as of the end of the fiscal year, and (v) such other supporting schedules, reports and backup information as are reasonably requested by MN Retail, all of which shall be certified by the Managing Member as being true and correct. In addition, if requested by MN Retail, the Managing Member will prepare, at the expense of the Company, and furnish to each Member within sixty (60) calendar days after the end of each fiscal year of the Company, the final audited amount of net income of the Company for such fiscal year and, within ninety (90) calendar days after the end of such fiscal year, (i) an audited balance sheet of the Company dated as of the end of such fiscal year, (ii) an audited related income statement of the Company for such fiscal year, (iii) an audited statement of cash flows for such fiscal year, and (iv) an audited statement of each Member’s Capital Account for such fiscal year, all of which shall be certified by the Managing Member as being, to the best of its knowledge, true and correct and all of which shall be certified in the customary manner by the Company Accountant (which firm shall provide such balance sheet, income statement and statement of Capital Account in draft form to the Members for review prior to finalization and certification thereof).

(c)          The Managing Member will furnish to each Member at the expense of the Company, copies of all reports required to be furnished to any lender of the Company.

(d)          The Managing Member will prepare, or cause to be prepared, at the expense of the Company, and furnish to each Member not later than each April 30 a Schedule of estimated taxable income of the Company for the year ending on the following December 31, which Schedule shall be updated from time to time as needed to reflect material events. All schedules of book income shall be prepared on a GAAP basis. Promptly after the end of each fiscal year, the Managing Member will cause the Company Accountant to prepare and deliver to each Member a report setting forth in sufficient detail all such additional information and data with respect to business transactions effected by or involving the Company during the fiscal year as will enable the Company and each Member to timely prepare its federal, state and local income tax returns in accordance with applicable laws, rules and regulations. The Managing Member will use its best efforts to cause the Company Accountant to prepare all federal, state and local tax returns required of the Company, submit those returns to the Managing Member for its approval not later than April 1st of the year following such fiscal year and will file the tax returns after they have been approved by the Managing Member. If the Managing Member shall not have approved any such tax return prior to the date required for the filing thereof (including any extensions granted), Managing Member will timely obtain an extension of such date to the extent such an extension is available.

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(e)          The Managing Member shall prepare, or cause to be prepared, at Company expense, such additional financial reports and other information as the Managing Member may determine are appropriate.

(f)          All decisions as to accounting principles shall be made by the pursuant to and in accordance with GAAP.

(g)          REIT shall be entitled to receive, and the Company, Operating Member and each other Member agrees to furnish to REIT, any information that is reasonably available to the Company, such other Member or its agents, within five (5) business days of a written request to the Company by REIT for such information, if such information is reasonably necessary for REIT to determine its compliance with Sections 856-860 of the Code and the Treasury Regulations promulgated thereunder.

8.04	The Company Accountant

The Company shall retain as the regular accountant and auditor for the Company (the “Company Accountant”) any nationally-recognized accounting firm designated by MN Retail. The Members acknowledge and consent to the engagement of Moss Adams LLP as the initial Company Accountant for audit purposes and Deloitte Tax LLP as the initial tax advisor to the Company. The fees and expenses of the Company Accountant shall be a Company expense.

8.05	Reserves

The Managing Member may, in its discretion and subject to such conditions as it shall determine, establish reasonable reserves for the purposes and requirements as it may deem appropriate, subject to the prior written approval of MN Retail.

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8.06	The Budget and Operating Plan

(a)          The Managing Member shall, no later than December 15, 2015, prepare and submit to MN Retail for MN Retail’s approval a budget and strategic operating plan (as approved, the “Initial Budget and Operating Plan”) for the Company monthly through December 31, 2015 with annual projections from January 1, 2016 through December 31, 2018, which sets forth all anticipated revenue, operating expenses, and capital expenditures of the Company, together with an exit valuation/strategy and projected capital contributions/returns and IRR’s to each Member, all of which is based on the strategic and comprehensive business plan designed to maximize the Company’s returns on the Company Property, and all of which shall be consistent with preliminary projections previously provided to the Members by Managing Member. Prior to the approval by MN Retail of the Initial Budget and Operating Plan, the Managing Member shall operate the Company in accordance with a budget otherwise approved by MN Retail (based on approved Argus models). Thereafter, the Budget and Operating Plan shall be prepared in proposed form and submitted annually by Managing Member to the Members for approval at least forty-five (45) calendar days prior to the end of each fiscal year with respect to the following fiscal year, together with three (3) year forward projections (provided if the Managing Member should fail to timely prepare and submit in proposed form any such Budget and Operating Plan, MN Retail shall be authorized to prepare such Budget and Operating Plan). In formulating the comprehensive Budget and Operating Plan, to the extent reasonably feasible at the time of preparation thereof, the Managing Member shall develop (for approval by the Members) proposed strategies regarding (i) plans for development, leasing, financing and sale of any real property and proposed reductions of Expenses and other Company costs and expenses and increases in revenues, (ii) preparation and release of all promotional and advertising material and development related plans relating to, and a marketing plan for, the Company Property or concerning the Company, (iii) terms for any proposed sale or disposition of any Company Property, or acquisition of additional Company Property, and (iv) selection of legal counsel, accountants, appraisers and other consultants for the Company to efficiently implement the Budget and Operating Plan (those professionals identified on Exhibit B attached hereto are hereby approved, subject to MN Retail’s right to withdraw such approval for poor performance by such professionals). The Managing Member will also consider and make recommendations to the extent it deems the same appropriate regarding the amendment, modification, alteration, change, cancellation, or prepayment of any indebtedness evidenced by any mortgage loan presently or hereafter affecting any Company Property, and procurement of title insurance and other insurance for the Company, or decrease or vary the insurance carried by or on behalf of the Company and any other matters affecting the Company’s business. The Managing Member shall provide the Company with detailed analyses comparing actual performance to the goals set forth on Exhibit D and the Budget and Operating Plan, together with proposals for improving performance, no less frequently than quarterly.

8.07	Accounts

All funds of the Company shall be deposited in such checking accounts, savings accounts, time deposits, or certificates of deposit in the Company’s name or shall be invested in the Company’s name, in such manner as shall be reasonably designated by MN Retail from time to time. Company funds shall not be commingled with those of any other person or entity. Company funds shall be used only for the business of the Company. The Members acknowledge and consent to the use of Wells Fargo, N.A., as the initial depository institution for such accounts.

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ARTICLE IX
TRANSFER OF INTERESTS

9.01	No Transfer

Except as expressly permitted or contemplated by this Agreement, no Member may sell, assign, give, hypothecate, pledge, encumber or otherwise transfer (“Transfer”) all or any portion of its Interest, whether directly or indirectly, without the written consent of the other Members. Except as expressly permitted or contemplated by this Agreement, Operating Member agrees not to permit any Transfer of any equity interest in such Member, or in its managing member. Any Transfer in contravention of this Article IX shall be null and void. No Member, without the prior written consent of the other Members, shall resign from the Company except as a result of such Member’s involuntary dissolution or final adjudication as a bankrupt or in connection with a Transfer permitted by this Article IX. The same restrictions set forth herein shall apply to a Transfer in or of an interest in Operating Member’ managing member, and such a Transfer shall have the same effect as a Transfer of an interest in Operating Member.

9.02	Permitted Transfers

(a)          MN Retail may from time to time and in its sole discretion without the consent of any other Member or the Company, Transfer its Interest in whole or in part to any Person. Any direct or indirect member of MN Retail may from time to time and in its sole discretion without the consent of any Member of the Company, transfer its direct or indirect interest in MN Retail in whole or in part to any Person.

(b)          A Transfer by TRS to REIT shall be permitted without the consent of any other Member or the Company.

(c)          Any permitted Transfer shall not relieve the transferor of any of its obligations prior to such Transfer. The parties hereto agree to amend the transfer provisions of Article IX if the Members reasonably determine that such amendment is necessary for the Company to be treated as a partnership for Federal and applicable state income tax purposes. Nothing contained in this Article IX shall prohibit a Transfer indirectly of any interest in the Company if a direct Transfer would otherwise be permitted under this Section 9.02. Subject to Section 9.03, any transferee pursuant to this Section 9.02 shall become a Member of the Company. The provisions of this Section 9.02 will not apply to or be deemed to authorize or permit any collateral transfer of, or grant of a security interest in, a Member’s interest in the Company, or in Company Property (which transfer or grant shall be subject to the other provisions of this Agreement).

9.03	Transferees

Notwithstanding anything to the contrary contained in this Agreement, no transferee of all or any portion of any Interest shall be admitted as a Member unless (a) such Interest is transferred in compliance with the applicable provisions of this Agreement, (b) such transferee shall have furnished evidence of satisfaction of the requirements of Section 9.02 reasonably satisfactory to the remaining Members, and (c) such transferee shall have executed and delivered to the Company such instruments as the remaining Members reasonably deem necessary or desirable to effectuate the admission of such transferee as a Member and to confirm the agreement of such transferee to be bound by all of the terms and provisions of this Agreement with respect to such Interest. At the request of the remaining Members, each such transferee shall also cause to be delivered to the Company, at the transferee’s sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to the Company, to the effect that (i) such transferee has the legal right, power and capacity to own the Interest proposed to be transferred, (ii) if applicable, such Transfer does not violate any provision of any loan commitment or any mortgage, deed of trust or other security instrument encumbering all or any portion of Company Property, and (iii) such Transfer does not violate any federal or state securities laws and will not cause the Company to become subject to the Investment Company Act of 1940, as amended. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission. All reasonable costs and expenses incurred by the Company in connection with any Transfer of any Interest and, if applicable, the admission of any transferee as a Member shall be paid by such transferee.

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9.04	Section 754 Election

In the event of a Transfer of all or part of the Interest of a Member, at the request of the transferee or if in the best interests of the Company (as determined by MN Retail), the Company shall elect pursuant to Section 754 of the Code to adjust the basis of Company Property as provided by Sections 734 and 743 of the Code, and any cost of such election or cost of administering or accounting for such election shall be at the sole cost and expense of the requesting transferee.

9.05	INTENTIONALLY OMITTED

9.06	MN Retail’s Right to Force Sale

(a)          Notwithstanding anything to the contrary in this Agreement, at any time and from time to time after two (2) years following the Effective Date, MN Retail, acting alone, shall have the right and power to cause the Company or any Property Company to sell all or substantially all of the assets of the Company or such Property Company, or any interest therein, or make any other transfer of the Company Property, including the Company Property (the “Sale Property”), to any third party other than an Affiliate of MN Retail for a price and on terms determined by MN Retail, subject to this Section 9.06. MN Retail shall also have the right, in its sole discretion, at any time and from time to time after two (2) years following the Effective Date, to sell, directly or indirectly, to one or more third parties other than an Affiliate of MN Retail, for a price and on terms determined by MN Retail, subject to this Section 9.06, all or substantially all of MN Retail’s Interest, and in connection therewith, require Operating Member, TRS and REIT to sell all of their Interests pursuant to and in accordance with the terms and conditions of such sale (the “Membership Sale”). For purposes of this Section 9.06, MN Retail’s right to “sell” shall include a right to grant an option or to dispose of the fee interest or any other interest in the Sale Property, and references below to a “binding agreement” shall be deemed references to any agreement binding on the owner of the Sale Property by which MN Retail causes such owner to grant any such option or to dispose of the Sale Property or, if applicable, any agreement binding on MN Retail, TRS, REIT and Operating Member by which MN Retail, TRS, REIT and Operating Member shall sell their respective Interests.

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(b)          If MN Retail exercises its right under this Section 9.06, it shall (on behalf of the Company or a Property Company) engage an experienced real estate broker in the geographic area in which the Sale Property is located and with the assistance of said broker, prepare marketing materials, market assets, cause the owner of the Sale Property to enter into a binding agreement(s) in connection with a sale or proposed sale and, in general, cause the owner of the Sale Property to take any acts and make any commitments which are customary or desirable in connection with the sale of property similar to that being sold by the Company or a Property Company. If MN Retail elects the Membership Sale, (i) Operating Member, TRS and REIT shall execute all documents, agreements and instruments which MN Retail may reasonably request to consummate the conveyance of Operating Member’s, TRS’ and REIT’s Interests, provided that, MN Retail shall execute substantially the same documents, agreements and instruments with respect to MN Retail’s Interest, and (ii) Operating Member, TRS and REIT shall each represent and warrant to the purchaser of MN Retail’s, TRS’, REIT’s and Operating Member’s Interests, in the binding agreement with respect to the Membership Sale, and as of the date of the closing of such Membership Sale, that (A) each Operating Member, TRS and REIT are the sole owners of their respective Interests in the Company and holds the same free and clear of any liens or other encumbrances, and (B) Operating Member, TRS and REIT each have all requisite power and authority to transfer its Interest to such purchaser pursuant to this Section 9.06. MN Retail agrees that it will select the winning offer based upon whom MN Retail reasonably determines has submitted the best qualified offer when the terms of the offer and the representation of the offeror are considered as a whole in comparison to other offers made and other offerors. MN Retail shall notify TRS, REIT and Operating Member in writing of the purchaser selected and shall use commercially reasonable efforts to keep TRS, REIT and Operating Member informed regarding the progress of the sale of the Sale Property or, if applicable, the Membership Sale. Operating Member, TRS and REIT hereby represent and warrant to, and agrees with and for the benefit of, MN Retail and the Company that MN Retail has all requisite authority to complete and facilitate any sale of Operating Member’s, TRS’ and REIT’s Interests in accordance with this Section 9.06, including transferring Operating Member’s, TRS’, REIT’s Interests and, if and to the extent Operating Member, TRS and REIT fails to transfer Operating Member’s, TRS’, or REIT’s Interest (as applicable) in accordance with this Section 9.06, Operating Member, TRS and REIT hereby irrevocably appoint MN Retail as their true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to individually execute all documents, agreements and instruments which MN Retail may reasonably request, and take any and all other action necessary or appropriate, to consummate the conveyance of Operating Member’s, TRS’ and REIT’s Interests in accordance with this Section 9.06. This Section 9.06 is self-operative and no additional authorization or consent of Operating Member, TRS, REIT or any of their members, managers, officers, directors or owners shall be required for the sale of Operating Member’s, TRS’ and REIT’s Interests under this Section 9.06.

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(c)          In the event that MN Retail exercises its rights to sell the Category A Property under this Section 9.06, (i) prior to any such sale which constitutes a sale in bulk of all of the Company’s assets, MN Retail shall notify TRS in writing of the intended sale of Category A Property pursuant to a written notice (the “Category A Sale Notice”) which sets forth MN Retail’s intended sales price for Category A Property at the time the Category A Sale Notice is given (the “Category A Proposed Price”) and other material proposed terms (the “Category A Proposed Terms”), of such sale (which shall be determined by MN Retail in its sole discretion), and (ii) for the period commencing with the giving of the Category A Sale Notice and terminating thirty (30) days thereafter (the “Category A ROFO Period”), TRS shall have the opportunity to elect to purchase Category A Property or the Interests of MN Retail and Operating Member, at a price equal to or in excess of the Proposed Price (or, in the case of a purchase of only the Category A Interest of MN Retail and Operating Member, a price equal to or in excess of the amount that MN Retail and Operating Member would receive pursuant to the terms of this Agreement if Category A Property were sold for the Category A Proposed Price and the Company was liquidated), and on terms no less advantageous to the Company and MN Retail than the Category A Proposed Terms, by giving written notice of such election (the “Category A Acceptance Notice”) prior to expiration of the Category A ROFO Period. If TRS fails to deliver the Category A Acceptance Notice within the Category A ROFO Period, then MN Retail shall be free to compel the Company to sell Category A Property on terms determined by MN Retail in its sole discretion, but only if such sale is consummated within 365 days after the expiration of the Category A ROFO Period (the “Category A Sale Period”) at a price equal to or greater than ninety-five percent (95%) of the Category A Proposed Price. If such a sale is not completed within 365 days at a price equal to or greater than ninety-five percent (95%) of the Category A Proposed Price, then MN Retail shall offer the Category A Property to TRS in accordance with this Section 9.06(c) prior to attempting to effect a sale of the Category A Property to a third party. Together with a Category A Acceptance Notice delivered by TRS, and as a condition to the effectiveness thereof, TRS shall deposit in an escrow established by parties a non-refundable cash deposit equal to 10% of the Category A Proposed Price (and to be applied to the purchase price at closing) and consummate such sale within one hundred twenty (120) days after the date of the delivery of the Category A Acceptance Notice. If TRS delivers the Category A Acceptance Notice but defaults in the performance of its obligations to close the sale in accordance with this Agreement and any other agreement of the parties relating to such sale, TRS shall forfeit its deposit (which shall be paid to MN Retail) and shall have no further rights under this Section 9.06(c), and MN Retail may elect to (i) cause the Company to sell Category A Property at any time after such default, and on any terms, or (ii) enforce its rights by specific performance (and damages incidental to a specific performance action which are allowed as part of such action). Notwithstanding the foregoing provisions of this Section 9.06(c), none of TRS’ rights under this Section 9.06(c) shall apply to any Transfer of any Category A Interest by or any direct or indirect member of or partner in MN Retail to any of their respective Affiliates; provided, however, that if MN Retail sells its Category A Interest to a third party which is not an Affiliate of MN Retail, such sale shall be subject to the provisions of this Section 9.06(c). If Operating Member has been removed as Managing Member under this Agreement or Property Manager under the Property Management Agreement, in any such case, “for cause,” then TRS shall have no right of first offer on a sale of the Category A Property or any other rights under this Section 9.06(c). If a Vote Loss Event shall have occurred with respect to TRS, then TRS shall have no rights under this Section 9.06(c). Notwithstanding anything to the contrary herein, if the Category A Members unanimously agree to sell Category A Property at any time, then the terms of this Section 9.06(c) shall not apply to such sale.

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(d)          In the event that MN Retail exercises its rights to sell the Category B Property under this Section 9.06, (i) prior to any such sale which constitutes a sale in bulk of all of the Company’s assets, MN Retail shall notify REIT in writing of the intended sale of Category B Property pursuant to a written notice (the “Category B Sale Notice”) which sets forth MN Retail’s intended sales price for Category B Property at the time the Category B Sale Notice is given (the “Category B Proposed Price”) and other material proposed terms (the “Category B Proposed Terms”), of such sale (which shall be determined by MN Retail in its sole discretion), and (ii) for the period commencing with the giving of the Category B Sale Notice and terminating thirty (30) days thereafter (the “Category B ROFO Period”), REIT shall have the opportunity to elect to purchase Category B Property or the Category B Interests of MN Retail and Operating Member, at a price equal to or in excess of the Category B Proposed Price (or, in the case of a purchase of only the Category B Interest of MN Retail and Operating Member, a price equal to or in excess of the amount that MN Retail and Operating Member would receive pursuant to the terms of this Agreement if Category B Property were sold for the Category B Proposed Price and the Company was liquidated), and on terms no less advantageous to the Company and MN Retail than the Category B Proposed Terms, by giving written notice of such election (the “Category B Acceptance Notice”) prior to expiration of the Category B ROFO Period. If REIT fails to deliver the Category B Acceptance Notice within the Category B ROFO Period, then MN Retail shall be free to compel the Company to sell Category B Property on terms determined by MN Retail in its sole discretion, but only if such sale is consummated within 365 days after the expiration of the Category B ROFO Period (the “Category B Sale Period”) at a price equal to or greater than ninety-five percent (95%) of the Category B Proposed Price. If such a sale is not completed within 365 days at a price equal to or greater than ninety-five percent (95%) of the Category B Proposed Price, then MN Retail shall offer the Category B Property to REIT in accordance with this Section 9.06(d) prior to attempting to effect a sale of the Category B Property to a third party. Together with a Category B Acceptance Notice delivered by REIT, and as a condition to the effectiveness thereof, REIT shall deposit in an escrow established by parties a non-refundable cash deposit equal to 10% of the Category B Proposed Price (and to be applied to the purchase price at closing) and consummate such sale within one hundred twenty (120) days after the date of the delivery of the Category B Acceptance Notice. If REIT delivers the Category B Acceptance Notice but defaults in the performance of its obligations to close the sale in accordance with this Agreement and any other agreement of the parties relating to such sale, REIT shall forfeit its deposit (which shall be paid to MN Retail) and shall have no further rights under this Section 9.06(d), and MN Retail may elect to (i) cause the Company to sell Category B Property at any time after such default, and on any terms, or (ii) enforce its rights by specific performance (and damages incidental to a specific performance action which are allowed as part of such action). Notwithstanding the foregoing provisions of this Section 9.06(d), none of REIT’s rights under this Section 9.06(d) shall apply to any Transfer of any Category B Interest by or any direct or indirect member of or partner in MN Retail to any of their respective Affiliates; provided, however, that if MN Retail sells its Category B Interest to a third party which is not an Affiliate of MN Retail, such sale shall be subject to the provisions of this Section 9.06(d). If Operating Member has been removed as Managing Member under this Agreement or Property Manager under the Property Management Agreement, in any such case, “for cause,” then REIT shall have no right of first offer on a sale of the Category B Property or any other rights under this Section 9.06(d). If a Vote Loss Event shall have occurred with respect to REIT, then REIT shall have no rights under this Section 9.06(d). Notwithstanding anything to the contrary herein, if the Category B Members unanimously agree to sell Category B Property at any time, then the terms of this Section 9.06(d) shall not apply to such sale.

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ARTICLE X
EXCULPATION AND INDEMNIFICATION

10.01	Exculpation

No Member, Managing Member, general or limited partner of any Member, shareholder or member or other holder of an equity interest of any Member or manager, officer or director of any of the foregoing, shall be liable to the Company, any Property Company or to any other Member for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it and arising out of or in connection with this Agreement or the Company’s business or affairs; provided, however, that such act or omission was taken in good faith, was reasonably believed to be in the best interests of the Company and was within the scope of authority granted to such Person, and in the case of a Member or related Person other than in its capacity as Property Manager, was not attributable to such Member’s or Person’s fraud, bad faith, willful misconduct or gross negligence. No general or limited partner of any Member, shareholder, member or other holder of an equity interest in such Member or manager, officer of director of any of the foregoing shall be personally liable for the performance of any such Member’s obligations of this Agreement, but the foregoing shall not relieve any partner or member of any Member from its obligations to such Member.

10.02	Indemnification

(a)          The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member, the Managing Member and each general or limited partner of any Member or such Member’s Affiliate, shareholder, member or other holder of any equity interest in such Member or its Affiliate, or any manager, officer or director of any of the foregoing (collectively, the “Indemnitees”), from and against any losses, claims, demands, liabilities, costs, damages, expenses and causes of action to which such Indemnitee may become subject in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnitee in connection with this Agreement or the Company’s business or affairs; provided, however, that such act or omission was taken in good faith, was reasonably believed by the applicable Indemnitee to be in the best interest of the Company and within the scope of authority granted to such member or applicable Indemnitee, and in the case of a Member or related Indemnitee (other than in its capacity as Property Manager), was not attributable to such Indemnitee’s fraud, bad faith, willful misconduct or gross negligence, or in the case of Property Manager, was not attributable to Property Manager’s or related Indemnitee’s fraud, bad faith, willful misconduct or gross negligence. Any indemnity under this Section 10.02 shall be paid solely out of and to the extent of Company Property and shall not be a personal obligation of any Member and in no event will any Member be required, or permitted without the consent of all of the Members, to contribute additional capital under Section 4.02 or Section 4.03 to enable the Company to satisfy any obligation under this Section 10.02. All judgments against the Company and the Members, or any one or more thereof, wherein such Member (or Members) is entitled to indemnification, must first be satisfied from Company Property before the Members shall be responsible therefor.

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(b)          The Company and the other Members shall be indemnified and held harmless by each Member from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or attributable to (i) any act performed by or on behalf of any such Member (including, in the case of Operating Member, acts performed as Managing Member or by Property Manager, if Property Manager is an Affiliate of Operating Member), its managing member or, if Property Manager is an Affiliate of such Member, Property Manager which is not performed in good faith or is not reasonably believed by such Member, its managing member or, if Property Manager is an Affiliate of such Member, Property Manager to be in the best interest of the Company and within the scope of authority conferred upon such Member or its managing member under this Agreement or, with respect to Property Manager, the Property Management Agreement, (ii) the fraud, bad faith, willful misconduct or gross negligence of such Member, its managing member or, if Property Manager is an Affiliate of such Member, Property Manager, (iii) the breach by the Company of any of its representations and warranties made under any purchase, loan or other agreement entered into in connection with the acquisition of Company Property, which breach was the result of information or matters relating to such Member or, if Property Manager is an Affiliate of such Member, Property Manager or (iv) any denial of an insurance claim by the Company based on an intentional misstatement or intentional withholding of information by any Member or, if Property Manager is an Affiliate of such Member, Property Manager.

(c)          The provisions of this Section 10.02 shall survive for a period of four (4) years from the date of dissolution of the Company, provided that, if at the end of such period there are any actions, proceedings or investigations then pending, any Indemnitee may so notify the Company and the other Members at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 10.02 shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved.

(d)          Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company or any Member under this Section 10.02 shall (i) be in addition to any liability which the Company or such Member may otherwise have and (ii) inure to the benefit of such Indemnitee, its Affiliates and their respective members, managers, directors, officers, employees, agents and Affiliates and any successors, assigns, heirs and personal representatives of such Persons.

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ARTICLE XI
DISSOLUTION AND TERMINATION

11.01	Dissolution

The Company shall be dissolved and its business wound up upon the earliest to occur of any of the following events, unless the majority-in-interest of the remaining Members vote to continue the life of the Company upon the occurrence of such an event:

(a)          Three (3) years after the sale, condemnation or other disposition of all Company Property and the receipt of all consideration therefor;

(b)          December 31, 2064;

(c)          At any time on or after the second anniversary of the Effective Date, the written determination of MN Retail to terminate the Company; provided, that the foregoing shall not affect the parties’ rights under Section 7.05(c), and any disposition by the Company in connection with a liquidation under this paragraph (c) shall be subject to the ROFO Opportunity elections provided in Section 7.05(c); or

(d)          The resignation, expulsion, bankruptcy or dissolution of any Member (which shall not include the occurrence of such an event with respect to any Member’s underlying members or partners which does not cause such an event to occur with respect to the Member itself) or the occurrence of any other event that terminates the continued membership of any Member in the Company, unless, within ninety (90) days after such event, each of the remaining Members elects in writing (i) to continue the business of the Company and (ii) if at such time there exists only one remaining Member, effective as of the date of such event, to admit at least one additional Member to the Company.

Without limitation on, but subject to, the other provisions hereof, the assignment of all or any part of a Member’s Interest permitted hereunder will not result in the dissolution of the Company. Except as otherwise specifically provided in this Agreement, each Member agrees that, without the consent of the other Members, any Member may not withdraw from or cause a voluntary dissolution of the Company. In the event any Member withdraws from or causes a voluntary dissolution of the Company in contravention of this Agreement, such withdrawal or the causing of a voluntary dissolution shall not affect such Member’s liability for obligations of the Company.

11.02	Termination

In all cases of dissolution of the Company, the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

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(a)          The Liquidating Member shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members.

(b)          Company Property shall be liquidated by the Liquidating Member as promptly as possible, but in an orderly and businesslike and commercially reasonable manner and subject to the provisions of the Operating Plan then in effect or a liquidating plan approved by MN Retail. The Liquidating Member may distribute Company Property in kind only with the consent of all of the Members.

(c)          The proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:

(i)          To the payment of (A) the debts and liabilities of the Company (including any outstanding amounts due on any indebtedness encumbering Company Property, or any part thereof and any Category A Shortfall Loans and Category B Shortfall Loans) and (B) the expenses of liquidation.

(ii)         To the setting up of any reserves which the Liquidating Member and MN Retail shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or any Member arising out of or in connection with the Company. Such reserves may, in the discretion of the Liquidating Member, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrow agent to be held by such bank or title company as escrow agent for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidating Member may reasonably deem advisable, distributing any remaining balance as provided in Section 11.02(c)(iii); provided, however, that, to the extent that it shall have been necessary, by reason of applicable law or regulation, to create any reserves prior to any and all distributions which would otherwise have been made under Section 11.02(c)(i) and, by reason thereof, a distribution under Section 11.02(c)(i) has not been made, then any balance remaining shall first be distributed pursuant to Section 11.02(c)(i).

(iii)        The balance, if any, to the Members in accordance with Section 6.07.

11.03	Liquidating Member

The Liquidating Member is hereby irrevocably appointed as the true and lawful attorney in the name, place and stead of each of the Members, such appointment being coupled with an interest, to make, execute, sign, acknowledge and file with respect to the Company all papers which shall be necessary or desirable to effect the dissolution and termination of the Company in accordance with the provisions of this Article XI. Notwithstanding the foregoing, each Member, upon the request of the Liquidating Member or MN Retail, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Member or MN Retail shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.

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11.04	Claims of the Members

Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

ARTICLE XII
DEFAULT BY MEMBER

12.01	Events of Default

If a Member commits a material violation or breach of any of the provisions of this Agreement, or if Property Manager commits a material violation or breach of any of the provisions of the Property Management Agreement which is not cured (including, without limitation, by the breaching Member reimbursing the Company for the resulting material damage or loss) within a Reasonable Period, such Member (Operating Member in the case of a violation or breach by Property Manager) shall have committed an “Event of Default”. A failure to make any Additional Capital Contribution shall not constitute an Event of Default.

12.02	Effect of Event of Default

Upon the occurrence of an Event of Default by any Member, Operating Member (if the defaulting Member is MN Retail) or MN Retail (if the defaulting Member is Operating Member, TRS or REIT) shall have the right, at any time within one year from the date of such Event of Default and upon giving the defaulting Member ten (10) calendar days written notice of such election (and provided such Event of Default is continuing through the end of such ten (10) day period) to take any of the following actions:

(a)          Dissolve the Company;

(b)          If Operating Member is the defaulting Member, terminate Operating Member as Managing Member and as Property Manager under the Property Management Agreement; and

(c)          Pursue any other right or remedy available at law or in equity.

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ARTICLE XIII
REPRESENTATIONS, WARRANTIES AND COVENANTS

13.01	Representations and Warranties of the Members

(a)          Each Member represents and warrants to the other Member(s) as follows:

(i)          It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement and to conduct the business of the Company.

(ii)         This Agreement constitutes the legal, valid and binding obligation of the Member enforceable in accordance with its terms.

(iii)        No consents or approvals are required from any Governmental Authority or other person or entity for the Member to enter into this Agreement. All limited liability company, corporate or partnership action on the part of the Member necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

(iv)        The execution and delivery of this Agreement by the Member, and the consummation of the transactions contemplated hereby, does not conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject.

(v)         No Member has retained any broker, finder or other commission or fee agent, and no such person has acted on its behalf in connection with the acquisition of the Company Property or the execution and delivery of this Agreement.

(vi)        It understands that (A) an investment in the Company involves substantial and a high degree of risk, (B) no federal or state agency has passed on the offer and sale of the Interest in the Company to such Person, (C) it must bear the economic risk of such Person’s investment in the Company for an indefinite period of time, since such Person’s Interest in the Company has not been registered for sale under the Securities Act of 1933 and, therefore, cannot be sold or otherwise transferred unless subsequently registered under the Securities Act of 1933 or an exemption from such registration is available, and the Interest in the Company of such Person cannot be sold or otherwise transferred unless registered under applicable state securities or blue sky laws or an exemption from such registration is available, (D) there is no established market for the Interest of such Person in the Company and no public market will develop and (E) such Person’s principals have such knowledge and experience in real estate and, other financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company.

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(b)          In addition to the representations and warranties set forth above, Operating Member represents, warrants and covenants to MN Retail as follows:

(i)          Operating Member is a limited liability company currently existing pursuant to that certain Certificate of Formation filed with the Secretary of State of Delaware on August 7, 2015, and that certain limited liability company operating agreement dated September 4, 2015 (collectively, the “Operating Member Organizational Documents”), and a true and correct copy of the Operating Member Organizational Documents have been provided to counsel for MN Retail.

(ii)         The Operating Member Organizational Documents have not been terminated nor modified or amended and continue to be in full force and effect.

(iii)        No consent or authorization of any other persons or entities, other than those whose consent has been secured, is required for Operating Member to enter into this Agreement or to take any action or grant any consent or approval under this Agreement.

(iv)        The offer and sale of interests in Operating Member has been undertaken in full compliance with all applicable federal and state securities laws and no interests in Operating Member have been offered or sold to any person who was not at the time of such offer or sale an “accredited investor” as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 promulgated thereunder and under the securities laws of various states.

(v)         The Key Persons own, directly or indirectly, 52% of the Operating Member and have the power to direct the management and policies of Operating Member.

(vi)        Operating Member hereby covenants and agrees not to amend or permit the amendment of the management and control provisions of the Operating Member Organizational Documents without the prior written consent of MN Retail.

(vii)       The issuance of all ownership interests in Operating Member was accomplished in accordance with all laws, including, without limitation, all securities laws.

(viii)      It is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC applicable to Operating Member, and related Securities and Exchange Commission, SRO or other agency rules and regulations applicable to Operating Member, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

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(ix)         Neither: (a) Operating Member, any Affiliate of Operating Member nor any Person controlled by Operating Member; nor (b) to the best of knowledge of Operating Member, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Operating Member; nor (c) to the best of knowledge of Operating Member, if Operating Member is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Operating Member; nor (d) any Person for whom Operating Member is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(x)          Unless disclosed in writing to MN Retail on the date hereof, it is not a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, that it is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, and that, to the best of Operating Member’s knowledge, after making due inquiry, none of the direct or indirect owners of Operating Member (other than any owner(s) of any interest(s) in a publicly traded entity) is a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.

(xi)         Subject to any confidentiality obligations existing as of the date of any request by MN Retail, Operating Member agrees that, upon receiving a request from MN Retail, Operating Member shall provide information reasonably required by MN Retail (a) that indicates that the representations, warranties and covenants of Operating Member set forth in this Section 13.01(b) are true, and (b) to permit MN Retail to comply with its obligations under all applicable anti-money laundering and anti-terrorist laws, regulations and executive orders. Operating Member consents to the disclosure to United States regulators and law enforcement authorities by MN Retail and its Affiliates of such information about Operating Member that MN Retail reasonably deems necessary or appropriate to comply with applicable anti-money laundering and anti-terrorist laws, regulations, and executive orders.

(xii)        Operating Member agrees that as a condition of any Transfer of any of its direct or indirect interest in the Company, MN Retail has the right to require full compliance with these representations, warranties and covenants, to the satisfaction of MN Retail, with respect to any transferee and any Person who owns or otherwise controls the transferee.

(xiii)       Operating Member shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless MN Retail and the Company, and each general or limited partner of MN Retail or any Affiliate, shareholder, member or other holder of any equity interest in MN Retail, or any manager, officer or director of the foregoing (collectively, the “MN Retail and/or Company Indemnitees”), from and against any losses, claims, demands, liabilities, costs, damages, expenses and causes of action to which such MN Retail and/or Company Indemnitees may become subject in connection with any breach of these representations, warranties and covenants that causes a breach or violation or failed condition under any documents by which the Company is bound (such as loan documents).

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(xiv)      Operating Member acknowledges and agrees that if, following its investment in the Company, MN Retail reasonably believes that Operating Member has breached its representations, warranties or covenants set forth herein, or that action is otherwise required by law or regulation, MN Retail has the right or may be obligated to freeze or block the investment, to prohibit additional investments, to segregate the assets constituting the investment in accordance with applicable OFAC laws and regulations, to decline any redemption or Transfer requests, to redeem Operating Member’s investment, and/or to report such action to government authorities. Operating Member further acknowledges that it will have no claim against the Company and/or MN Retail or its Affiliates for any form of damages as a result of any of the foregoing actions.

(xv)       Intentionally Omitted.

(xvi)      Operating Member is a “United States person” for United States federal income tax purposes.

(xvii)     To the best of Operating Member’s knowledge, Operating Member has not knowingly or intentionally withheld or knowingly or intentionally failed to deliver to MN Retail any material written documents in its possession or control relating to the Company Property.

(xviii)    As of the Effective Date, Operating Member has not engaged in any business other than, and has no obligations other than, its obligations under this Agreement.

(xix)       To the best of Operating Member’s knowledge, Seller has not knowingly or intentionally made any material misrepresentations in the representations and warranties of Seller set forth in the Purchase Agreement.

For purposes of the representations, warranties and covenants set forth in this Section 13.01(b), the term “knowledge” includes the actual knowledge of Andrew Batinovich. Operating Member represents and warrants to MN Retail that Andrew Batinovich is the person affiliated with Operating Member with the most knowledge regarding the representations, warranties and covenants set forth in this Section 13.01(a) and this Section 13.01(b).

(c)          In addition to the representations and warranties set forth above, TRS represents, warrants and covenants to MN Retail as follows:

(i)          TRS is a Delaware limited liability company currently existing pursuant to that certain Certificate of Formation filed with the Secretary of State of Delaware on September 22, 2015, and that certain limited liability company agreement dated September 24, 2015 (collectively, the “TRS Organizational Documents”), and a true and correct copy of the TRS Organizational Documents have been provided to counsel for MN Retail.

(ii)         The TRS Organizational Documents have not been terminated nor modified or amended and continue to be in full force and effect.

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(iii)        No consent or authorization of any other persons or entities, other than those whose consent has been secured, is required for TRS to enter into this Agreement or to take any action or grant any consent or approval under this Agreement.

(iv)        The offer and sale of interests in TRS has been undertaken in full compliance with all applicable federal and state securities laws; except as may be disclosed by the issues raised in the ongoing class action more particularly described on Schedule D attached hereto.

(v)         It is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC applicable to TRS, and related Securities and Exchange Commission, SRO or other agency rules and regulations applicable to TRS, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(vi)        Neither: (A) TRS, any Affiliate of TRS nor any Person controlled by TRS; nor (B) to the best of knowledge of TRS, after making due inquiry, any Person who owns a controlling interest in or otherwise controls TRS; nor (C) to the best of knowledge of TRS, if TRS is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in TRS; nor (D) any Person for whom TRS is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(vii)       Unless disclosed in writing to MN Retail on the date hereof, it is not a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, that it is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, and that, to the best of TRS’ knowledge, after making due inquiry, none of the direct or indirect owners of TRS (other than any owner(s) of any interest(s) in a publicly traded entity) is a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.

(viii)      Subject to any confidentiality obligations existing as of the date of any request by MN Retail, TRS agrees that, upon receiving a request from MN Retail, TRS shall provide information reasonably required by MN Retail (A) that indicates that the representations, warranties and covenants of TRS set forth in this Section 13.01(c) are true, and (B) to permit MN Retail to comply with its obligations under all applicable anti-money laundering and anti-terrorist laws, regulations and executive orders. TRS consents to the disclosure to United States regulators and law enforcement authorities by MN Retail and its Affiliates of such information about TRS that MN Retail reasonably deems necessary or appropriate to comply with applicable anti-money laundering and anti-terrorist laws, regulations, and executive orders.

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(ix)         TRS agrees that as a condition of any Transfer of any of its direct or indirect interest in the Company, MN Retail has the right to require full compliance with these representations, warranties and covenants, to the satisfaction of MN Retail, with respect to any transferee and any Person who owns or otherwise controls the transferee.

(x)          TRS shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless MN Retail and the Company, and each general or limited partner of MN Retail or any Affiliate, shareholder, member or other holder of any equity interest in MN Retail, or any manager, officer or director of the foregoing (collectively, the “MN Retail and/or Company Indemnitees”), from and against any losses, claims, demands, liabilities, costs, damages, expenses and causes of action to which such MN Retail and/or Company Indemnitees may become subject in connection with any breach of these representations, warranties and covenants that causes a breach or violation or failed condition under any documents by which the Company is bound (such as loan documents).

(xi)         TRS acknowledges and agrees that if, following its investment in the Company, MN Retail reasonably believes that TRS has breached its representations, warranties or covenants set forth herein, or that action is otherwise required by law or regulation, MN Retail has the right or may be obligated to freeze or block the investment, to prohibit additional investments, to segregate the assets constituting the investment in accordance with applicable OFAC laws and regulations, to decline any redemption or Transfer requests, to redeem TRS’ investment, and/or to report such action to government authorities. TRS further acknowledges that it will have no claim against the Company and/or MN Retail or its Affiliates for any form of damages as a result of any of the foregoing actions.

(xii)        TRS is a “United States person” for United States federal income tax purposes.

(xiii)       To the best of TRS’ knowledge, TRS has not knowingly or intentionally withheld or knowingly or intentionally failed to deliver to MN Retail all material written documents in its possession or control relating to the Company Property.

For purposes of the representations, warranties and covenants set forth in this Section 13.01(c), the term “knowledge” includes the actual knowledge of Andrew Batinovich. TRS represents and warrants to MN Retail that Andrew Batinovich is the person affiliated with TRS with the most knowledge regarding the representations, warranties and covenants set forth in this Section 13.01(a) and this Section 13.01(c).

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(d)          In addition to the representations and warranties set forth above, REIT represents, warrants and covenants to MN Retail as follows:

(i)          REIT is a Delaware limited liability company currently existing pursuant to that certain Certificate of Formation filed with the Secretary of State of Delaware on August 7, 2015, and that certain limited liability company agreement dated September 4, 2015 (collectively, the “REIT Organizational Documents”), and a true and correct copy of the REIT Organizational Documents have been provided to counsel for MN Retail.

(ii)         The REIT Organizational Documents have not been terminated nor modified or amended and continue to be in full force and effect.

(iii)        No consent or authorization of any other persons or entities, other than those whose consent has been secured, is required for REIT to enter into this Agreement or to take any action or grant any consent or approval under this Agreement.

(iv)        The offer and sale of interests in REIT has been undertaken in full compliance with all applicable federal and state securities laws; except as may be disclosed by the issues raised in the ongoing class action more particularly described on Schedule D attached hereto.

(v)         It is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC applicable to TRS, and related Securities and Exchange Commission, SRO or other agency rules and regulations applicable to TRS, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(vi)        Neither: (A) REIT, any Affiliate of REIT nor any Person controlled by REIT; nor (B) to the best of knowledge of REIT, after making due inquiry, any Person who owns a controlling interest in or otherwise controls REIT; nor (C) to the best of knowledge of REIT , if REIT is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in REIT; nor (D) any Person for whom REIT is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(vii)       Unless disclosed in writing to MN Retail on the date hereof, it is not a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, that it is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, and that, to the best of REIT’s knowledge, after making due inquiry, none of the direct or indirect owners of REIT (other than any owner(s) of any interest(s) in a publicly traded entity) is a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.

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(viii)      Subject to any confidentiality obligations existing as of the date of any request by MN Retail, REIT agrees that, upon receiving a request from MN Retail, REIT shall provide information reasonably required by MN Retail (A) that indicates that the representations, warranties and covenants of REIT set forth in this Section 13.01(d) are true, and (B) to permit MN Retail to comply with its obligations under all applicable anti-money laundering and anti-terrorist laws, regulations and executive orders. REIT consents to the disclosure to United States regulators and law enforcement authorities by MN Retail and its Affiliates of such information about REIT that MN Retail reasonably deems necessary or appropriate to comply with applicable anti-money laundering and anti-terrorist laws, regulations, and executive orders.

(ix)         REIT agrees that as a condition of any Transfer of any of its direct or indirect interest in the Company, MN Retail has the right to require full compliance with these representations, warranties and covenants, to the satisfaction of MN Retail, with respect to any transferee and any Person who owns or otherwise controls the transferee.

(x)          REIT shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless MN Retail and the Company, and each general or limited partner of MN Retail or any Affiliate, shareholder, member or other holder of any equity interest in MN Retail, or any manager, officer or director of the foregoing (collectively, the “MN Retail and/or Company Indemnitees”), from and against any losses, claims, demands, liabilities, costs, damages, expenses and causes of action to which such MN Retail and/or Company Indemnitees may become subject in connection with any breach of these representations, warranties and covenants that causes a breach or violation or failed condition under any documents by which the Company is bound (such as loan documents).

(xi)         REIT acknowledges and agrees that if, following its investment in the Company, MN Retail reasonably believes that REIT has breached its representations, warranties or covenants set forth herein, or that action is otherwise required by law or regulation, MN Retail has the right or may be obligated to freeze or block the investment, to prohibit additional investments, to segregate the assets constituting the investment in accordance with applicable OFAC laws and regulations, to decline any redemption or Transfer requests, to redeem REIT’s investment, and/or to report such action to government authorities. REIT further acknowledges that it will have no claim against the Company and/or MN Retail or its Affiliates for any form of damages as a result of any of the foregoing actions.

(xii)        REIT is a “United States person” for United States federal income tax purposes.

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(xiii)       To the best of REIT’s knowledge, REIT has not knowingly or intentionally withheld or knowingly or intentionally failed to deliver to MN Retail all material written documents in its possession or control relating to the Company Property.

(xiv)      To the best of REIT's actual knowledge, Seller has not knowingly or intentionally made any material misrepresentation in the representations or warranties of Seller set forth in the Purchase Agreement.

For purposes of the representations, warranties and covenants set forth in this Section 13.01(d), the term “knowledge” includes the actual knowledge of Andrew Batinovich. REIT represents and warrants to MN Retail that Andrew Batinovich is the person affiliated with REIT with the most knowledge regarding the representations, warranties and covenants set forth in this Section 13.01(a) and this Section 13.01(d).

(e)          In addition to the representations and warranties set forth above, MN Retail represents, warrants and covenants to Operating Member as follows:

(i)          MN Retail is a limited liability company currently existing pursuant to that certain Certificate of Formation filed with the Secretary of State of Delaware on June 25, 2015, and that certain limited liability company agreement of MN Retail in effect as of the Effective Date (collectively, the “MN Retail Organizational Documents”).

(ii)         The MN Retail Organizational Documents have not been terminated and continue to be in full force and effect.

(iii)        No consent or authorization of any other persons or entities, other than those whose consent has been secured, is required for MN Retail to enter into this Agreement or to take any action or grant any consent or approval under this Agreement.

(iv)        The offer and sale of interests in MN Retail has been undertaken in full compliance with all applicable federal and state securities laws and no interests in MN Retail have been offered or sold to any person who was not at the time of such offer or sale an “accredited investor” as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 promulgated thereunder and under the securities laws of various states.

(v)         To the best of MN Retail’s knowledge, MN Retail has not knowingly or intentionally withheld or knowingly or intentionally failed to deliver to Operating Member any material written documents in its possession or control relating to the Company Property.

(vi)        To the best of MN Retail’s actual knowledge, Seller has not knowingly or intentionally made any material misrepresentations in the representations and warranties of Seller set forth in the Purchase Agreement.

(f)          (i)          Each Member acknowledges and agrees that, without TRS’ consent, the Company shall not take, nor shall such Members cause the Company to take, any actions that would (A) cause TRS or its Affiliates to be disqualified as a REIT under the Code or (B) generate any income other than “rents from real property” and “gains from the sale of real property which is not property described in Section 1221(a)(i) of the Code.” Each Member shall be responsible for any action taken by it in violation of the foregoing and in no event will the Company be responsible for the actions of any Member.

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(ii)         A Member may request confirmation from TRS, at any time and from time to time, that a proposed action to be taken by a Member or the Company will not violate the terms of subsection (i) above. If TRS either (A) confirms that such action will not violate the terms of subsection (i) above or (B) fails to respond to such request within ten (10) days, then the Member(s) and the Company may pursue such action without any future liability under subsection (i) above if such action is later determined to have violated the terms of subsection (i) above.

(g)          Each Member agrees to indemnify and hold harmless the Company and each other Member and their officers, directors, shareholders, partners, members, employees, successors and assigns from and against any and all loss, damage, liability or expense (including costs and attorneys’ fees) which they may incur by reason of, or in connection with, any breach of the foregoing representations and warranties by such Member and all such representations and warranties shall survive the execution and delivery of this Agreement and the termination and dissolution of Operating Member and/or the Company or any other Member.

ARTICLE XIV
MISCELLANEOUS

14.01	Further Assurances

Each Member agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

14.02	Notices

All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by (a) personal delivery, (b) facsimile or electronic mail transmission, but only to the extent delivery has been confirmed by all recipients by a return facsimile or electronic mail transmission or (c) a reputable overnight courier service, fees prepaid, addressed as follows:

If to MN Retail:	c/o Oaktree Real Estate Group 333 So. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cary Kleinman Facsimile No.: 213/830-6392

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If to Operating Member, to:	c/o GLB SGO MN, LLC 400 South El Camino, 11th Floor San Mateo, CA 94402-170 Attention: Andrew Batinovich Facsimile No. 650/343-9690
with a copy to:	c/o GLB SGO MN, LLC 400 South El Camino, 11th Floor San Mateo, CA 94402-170 Attention: General Counsel Facsimile No. 650/343-9690
If to TRS, to:	c/o SRT TRS, LLC 400 South El Camino, 11th Floor San Mateo, CA 94402-170 Attention: Andrew Batinovich Facsimile No. 650/343-9690
with a copy to:	c/o SRT TRS, LLC 400 South El Camino, 11th Floor San Mateo, CA 94402-170 Attention: General Counsel Facsimile No. 650/343-9690
If to REIT, to:	c/o SRT SGO MN, LLC 400 South El Camino, 11th Floor San Mateo, CA 94402-170 Attention: Andrew Batinovich Facsimile No. 650/343-9690
with a copy to:	c/o SRT SGO MN, LLC 400 South El Camino, 11th Floor San Mateo, CA 94402-170 Attention: General Counsel Facsimile No. 650/343-9690

Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 14.02. A Notice sent in compliance with the provisions of this Section 14.02 shall be deemed given on the date of receipt.

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14.03	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State.

14.04	Attorney Fees

If the Company or any Member obtains a judgment against any other Member by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgment.

14.05	Captions

All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

14.06	Pronouns

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

14.07	Successors and Assigns

This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.

14.08	Extension Not a Waiver

No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.

14.09	Creditors Not Benefited

Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Company or any Member, and no creditor of the Company shall be entitled to require the Company or the Members to solicit or accept any Additional Capital Contribution for the Company or to enforce any right which the Company or any Member may have against any Member under this Agreement or otherwise or under any guaranty.

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14.10	Recalculation of Interest

If any applicable law is ever judicially interpreted so as to deem any distribution, contribution, payment or other amount received by any Member or the Company under this Agreement as interest and so as to render any such amount in excess of the maximum rate or amount of interest permitted by applicable law, then it is the express intent of the Members and the Company that all amounts in excess of the highest lawful rate or amount theretofore collected be credited against any other distributions, contributions, payments or other amounts to be paid by the recipient of the excess amount or refunded to the appropriate Person, and the provisions of this Agreement immediately be deemed reformed, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the payment of the fullest amount otherwise required hereunder. All sums paid or agreed to be paid that are judicially determined to be interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such obligation so that the rate or amount of interest on account of such obligation does not exceed the maximum rate or amount of interest permitted under applicable law.

14.11	Severability

In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

14.12	Entire Agreement

This Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the Members by, and only by, the setting forth of same in a document duly executed by each Member, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any Member.

14.13	Publicity

The parties agree that no Member shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the proposed terms of any acquisition of the Company Property, without the consent of each of the other Members, except as such disclosure may be made in the course of normal reporting practices by any Member to its members, shareholders or partners or as otherwise required by law.

14.14	Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

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14.15	Confidentiality

(a)          Each Operating Member, TRS and REIT represents that it has not and agrees that it will not and will direct its shareholders, partners, directors, officers, agents, advisors and Affiliates not to, disclose to any Person the terms of this Agreement, the identity of any person with whom the Company may be holding discussions with respect to any investment, acquisition, disposition or other transaction, or any other business, financial or other information relating directly to the conduct of the business and affairs of the Company or the relative or absolute rights or interests of any of the Members that is not already publicly available or that has not been publicly disclosed by or pursuant to authorization by MN Retail (collectively, the “Confidential Information”), or confirm any statement made by third Persons regarding Confidential Information; provided, however, that Operating Member, TRS and REIT (or either of their Affiliates) may disclose such Confidential Information if required by law (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to law will be deemed required by law), if necessary for it to perform any of its duties or obligations hereunder or in any management agreement to which it is a party covering any Company Property, and to its attorneys and advisors who agree to maintain a similar confidence.

(b)          Subject to the provisions of Section 14.15(a), Operating Member, TRS and REIT each agree not to disclose any Confidential Information to any Person (other than a Person (including without limitation an attorney or advisor) agreeing to maintain all Confidential Information in strict confidence or a judge, magistrate or referee in any action, suit or proceeding relating to or arising out of this Agreement or otherwise), and to keep confidential all documents (including, without limitation, responses to discovery requests) containing any Confidential Information. Each Operating Member, TRS and REIT hereby consents in advance to any motion for any protective order brought by MN Retail represented as being intended by MN Retail to implement the purposes of this Section 14.15, provided that, if Operating Member, TRS and REIT receives a request to disclose any Confidential Information under the terms of a valid and effective order issued by a court or governmental agency and the order was not sought by or on behalf of or consented to by Operating Member, TRS and REIT, as applicable, then Operating Member, TRS or REIT may disclose the Confidential Information to the extent required if Operating Member, TRS and REIT, as applicable, as promptly as practicable (i) notifies MN Retail of the existence, terms and circumstances of the order, (ii) consults in good faith with MN Retail on the advisability of taking legally available steps to resist or to narrow the order, and (iii) if disclosure of the Confidential Information is required, exercises its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the portion of the disclosed Confidential Information that MN Retail designates. The cost (including, without limitation, attorneys’ fees and expenses) of obtaining a protective order covering Confidential Information designated by MN Retail will be borne by the Company.

(c)          The covenants contained in this Section 14.15 will survive the Transfer of the Interest of any Member and the termination of the Company.

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14.16	Venue

Each of the Members consents to the jurisdiction of any court in Wilmington, Delaware for any action arising out of matters related to this Agreement. Each of the Members waives the right to commence an action in connection with this Agreement in any court outside of Wilmington, Delaware.

14.17	Waiver of Jury Trial

EACH OF THE MEMBERS HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

14.18	Attorney Representation

Each Member hereby acknowledges and agrees that: (i) in the negotiation and preparation of this Agreement and with respect to the matters contemplated hereby MN Retail has been independently represented by the law firm of Elkins Kalt Weintraub Reuben Gartside LLP (“Elkins Kalt”), Operating Member, TRS and REIT have been independently represented by the law firm of Boutin Jones Inc. (“Boutin Jones”); (ii) Elkins Kalt has represented both MN Retail and its Affiliates in other related and unrelated matters; (iii) each Member hereby waives any potential conflict of interest resulting from Elkins Kalt’s representation of MN Retail and MN Retail’s Affiliates with respect to this Agreement and the Company with respect to other related and unrelated matters; (iv) Operating Member, TRS and REIT agree and acknowledge that in the event of a default on the part of Operating Member, TRS and/or REIT under this Agreement, Elkins Kalt shall be free to represent the Company, MN Retail and MN Retail’s Affiliates in the enforcement of this Agreement; and (v) MN Retail agrees and acknowledges that in the event of a default on the part of MN Retail under this Agreement, Boutin Jones shall be free to represent Operating Member, TRS and/or REIT in the enforcement of this Agreement.

14.19	Cooperation

In the event that MN Retail in good faith proposes a restructuring of the Company in order to avoid the imposition of a corporate tax on any income of the Company or to minimize the effects of any UBTI on MN Retail and/or its direct or indirect partners, members or shareholders, Operating Member shall cooperate with and consent to such restructuring, provided same does not materially adversely affect Operating Member, TRS or REIT.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof.

Operating Member:

GLB SGO MN, LLC,
a Delaware limited liability company

By:	/s/ Andrew Batinovich
Name:	Andrew Batinovich
Title:	President and Chief Executive Officer

Signatures Continue on Next Page

Signature Page

TRS:

SRT TRS, LLC,
A Delaware limited liability company

By:	STRATEGIC REALTY OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership,
its sole member

	By:	STRATEGIC REALTY TRUST, INC.,
a Maryland corporation,
its general partner

		By:	/s/ Andrew Batinovich
		Name:	Andrew Batinovich
		Title:	President and Chief Executive Officer

Signatures Continue on Next Page

Signature Page

REIT:

SRT SGO MN, LLC,
A Delaware limited liability company

By:	STRATEGIC REALTY OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership,
its sole member

	By:	STRATEGIC REALTY TRUST, INC.,
a Maryland corporation,
its general partner

		By:	/s/ Andrew Batinovich
		Name:	Andrew Batinovich
		Title:	President and Chief Executive Officer

Signatures Continue on Next Page

Signature Page

MN Retail:

MN RETAIL GRAND AVENUE PARTNERS, LLC
a Delaware limited liability company

By:	/s/ Justin Gulchard
Name:	Justin Gulchard
Its: Authorized Signatory

By:	/s/ Jared Lazarus
Name:	Jared Lazarus
Its: Authorized Signatory

Signature Page

EXHIBIT A

PROPERTY MANAGEMENT AGREEMENT

PROPERTY MANAGEMENT AGREEMENT

AMONG

SGO MN West Village, LLC,
SGO MN Maplewood, LLC,
SGO MN Westgate Shopping Center, LLC,
SGO MN Westlake Center, LLC,
SGO MN Omaha, LLC,
SGO MN Jamestown Business Center, LLC,
SSGO MN Lakeville, LLC,
SGO MN Southpond, LLC,
SGO MN 4615 Grand, LLC,
SGO MN Med Park, LLC,
SGO MN Burnsville, LLC, and
SGO MN Evergreen, LLC,

each as a "Property Owner"

AND

GLENBOROUGH, LLC,

as "Manager"

EFFECTIVE DATE: September 30, 2015

534904v3

Exhibit A-1

540909v3
EAST\102815433.3

PROPERTY MANAGEMENT AGREEMENT

This Property Management Agreement ("Agreement") is entered into effective as of September 30, 2015 ("Effective Date"), by and among SGO MN West Village, LLC, a Delaware limited liability company ("West Village Owner"); SGO MN Maplewood, LLC, a Delaware limited liability company ("Maplewood Owner"); SGO MN Westgate Shopping Center, LLC, a Delaware limited liability company ("Westgate Owner"); SGO MN Westlake Center, LLC, a Delaware limited liability company ("Westlake Center Owner"); SGO MN Omaha, LLC, a Delaware limited liability company ("Omaha Owner"); SGO MN Jamestown Business Center, LLC, a Delaware limited liability company ("Jamestown Owner"); SGO MN Lakeville, LLC, a Delaware limited liability company ("Lakeville Owner"); SGO MN Southpond, LLC, a Delaware limited liability company ("Southpond Owner"); SGO MN 4615 Grand, LLC, a Delaware limited liability company ("4615 Grand Owner"); SGO MN Med Park, LLC, a Delaware limited liability company ("Med Park Owner"); SGO MN Burnsville, LLC a Delaware limited liability company ("Burnsville Owner"); and SGO MN Evergreen, LLC, a Delaware limited liability company ("Evergreen Owner") (individually and collectively, "Property Owners"), and GLENBOROUGH, LLC, a Delaware limited liability company ("Manager").

RECITALS

WHEREAS, MN Retail Grand Avenue Partners, LLC, a Delaware limited liability company ("MN Retail"), GLB SGO MN, LLC, a Delaware limited liability company ("Operating Member"), and SRT SGO MN, LLC ("SRT"), have entered into that certain Limited Liability Company Agreement of SGO MN Retail Acquisitions Venture, LLC ("Owner") dated as of September 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Company LLC Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Company LLC Agreement.

WHEREAS, Owner is the sole member of (i) West Village Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN West Village Property"), (ii) Maplewood Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Maplewood Property"), (iii) Westgate Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Westgate Property"), (iv) Westlake Center Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Westlake Property"), (v) Omaha Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Omaha Property"), (vi) Jamestown Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Jamestown Property"), (vii) Lakeville Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Lakeville Property"), (viii) Southpond Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Southpond Property"), (ix) 4615 Grand Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN 4615 Grand Property"), (x) Med Park Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Med Park Property"), (xi) Burnsville Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Burnsville Property"), and (xii) Evergreen Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Evergreen Property"); and

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Exhibit A-2

WHEREAS, each of the Property Owners (defined below) desires to engage Manager to manage the Property owned by it upon the terms and conditions herein stated, and Manager desires to act as the manager for the Properties upon such terms and conditions.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. The following terms have the indicated meaning:

"Accounts" shall have the meaning set forth in Section 5(f).

"Agreement" shall have the meaning set forth in the Preamble.

"Approval Guidelines" shall have the meaning set forth in Exhibit D.

"Budget" shall mean the budget covering the anticipated operations of the Properties provided to Manager by Property Owners, as amended, revised or replaced from time to time with Property Owners' approval.

"Company LLC Agreement" shall have the meaning set forth in the Recitals.

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Exhibit A-3

"Construction Management Fee" shall have the meaning set forth in Exhibit B.

"Duties" shall have the meaning set forth in Section 2(a).

"Effective Date" shall have the meaning set forth in the Preamble.

"Gross Revenues" shall have the meaning set forth in Exhibit B.

"Indemnified Party" shall have the meaning set forth in Section 10(c).

"Indemnitor" shall have the meaning set forth in Section 10(c).

"Laws" shall have the meaning set forth in Section 5(c)(iii).

"Leasing Commissions" shall have the meaning set forth in Exhibit B.

"Loan" means, collectively, each of the mortgage loans made from time to time to a Property Owner which loan is secured by a Property and evidenced by the Loan Documents.

"Loan Documents" means the note(s), the mortgage(s) and the other loan documents executed and delivered by Property Owners and/or certain of their Affiliates and the applicable guarantor(s) and/or indemnitor(s) to a lender in connection with the Loan.

"Locked Account" shall have the meaning set forth in Section 5(f).

"Losses" shall have the meaning set forth in Section 10(a).

"Management Fee" shall have the meaning set forth in Exhibit B.

"Maximum Contract Amount" means $25,000.

"Notices" shall have the meaning set forth in Section 14(b).

"Operating Account" shall have the meaning set forth in Section 5(f).

"Operating Guidelines" shall mean the proposed operating guidelines for the Properties provided to Manager by Property Owners, as amended, revised or replaced from time to time.

"Operating Plan" shall mean the strategic and comprehensive operating plan covering the anticipated operations of the Properties provided to Manager by Property Owners as amended, revised or replaced from time to time.

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Exhibit A-4

"Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

"Pre-Approved Contracts" shall have the meaning set forth in Section 5(d).

"Properties" means, collectively, MN West Village Property; MN Maplewood Property; MN Westgate Property; MN Westlake Center Property; MN Omaha Property; MN Jamestown Property; MN Lakeville Property; MN Southpond Property; MN 4615 Grand Property; MN Med Park Property; MN Burnsville Property; and MN Evergreen Property. Each of the Properties is referred to herein individually as a "Property".

"Property Owners" means, collectively, West Village Owner; Maplewood Owner; Westgate Owner; Westlake Center Owner; Omaha Owner; Jamestown Owner; Lakeville Owner; Southpond Owner; 4615 Grand Owner; Med Park Owner; Burnsville Owner; and Evergreen Owner. Each of the Property Owners is referred to herein individually as a "Property Owner".

"Reasonable Period" means, with respect any defaulting party under this Agreement, a period of ten (10) calendar days after such defaulting party receives written notice of its default from the other party; provided, however, that if such breach can be cured but cannot reasonably be cured within such 10-day period, the period shall continue, if the defaulting party commences to cure the breach within such 10-day period, for so long as the defaulting party diligently prosecutes the cure to completion up to a maximum of the lesser of (a) twenty (20) calendar days, or (b) the period of time allowed for such performance under any material agreement affecting any Property, including without limitation, the Loan Documents.

"Recoveries" shall have the meaning set forth in Section 6(a).

"Renewal" shall have the meaning set forth in Section 3(a).

"Requirements" shall have the meaning set forth in Section 5(c)(iii).

"Security Deposit Account" shall have the meaning set forth in Section 5(f).

"Services" shall have the meaning set forth in Section 2(a).

"Term" shall have the meaning set forth in Section 3(a).

"Trademarks" means all trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, trade dress, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature.

"Transfer" means a sale, assignment, transfer or hypothecation, directly or indirectly, at any tier or level.

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Exhibit A-5

Section 2. Appointment of Manager; Standard of Performance; Authority.

(a) **Appointment.** Manager shall have responsibility for the day-to-day management and operation of the Properties and all facilities thereon or associated therewith and shall assume and discharge all responsibilities which accrue during the Term in connection with managing, operating and maintaining the Properties, but only to the extent described in this Agreement and in each case subject to the terms and conditions of the Company LLC Agreement and the Budget and Operating Plan (collectively, the "Duties"). Manager's Duties include, but are not limited to the services described in Section 5 of this Agreement (the "Services"). In performing its obligations and exercising its rights hereunder, Manager shall meet with the Property Owners, or if directed by the Property Owners, Owner, from time to time at Property Owners' request to discuss matters hereunder relating to the Properties and Manager's Duties.

(b) **Standard of Performance.** Manager shall discharge and perform its Duties and obligations under this Agreement in a prudent, diligent, careful, timely and professional manner. Manager shall perform the Services on the terms and conditions set forth in this Agreement, and in performing such Services, Manager shall act in the best interest of each Property Owner. Manager shall use diligent efforts to maximize revenues and minimize expenses and losses. The Services shall be of, and the Properties shall be managed, operated and maintained in a manner consistent with, a scope and quality not less than the scope and quality generally performed by professional managers of similar projects in the respective location of each of the Properties and the surrounding areas (subject to the terms and conditions of the Company LLC Agreement and the Budget and Operating Plan). Manager will at all times act in good faith and in a diligent manner with respect to the proper protection of and accounting for Property Owners' assets; provided, however, that in no event shall Manager bear any responsibility for loss due to deposits or investments with depository institutions in accounts designated or approved by Property Owners.

(c) **Authority.** Notwithstanding anything to the contrary provided elsewhere herein, Manager (i) shall not make any decision which is inconsistent with the Budget and Operating Plan or in excess of the limitation contained in the Approval Guidelines without the prior written consent of Property Owners, and (ii) shall be entitled to make and implement any decision which is consistent with the Budget and Operating Plan and is within the limitations contained in the Approval Guidelines, including without limitation the entering into on behalf of, and in the name of a Property Owner, of Pre-Approved Contracts, other contracts approved by the applicable Property Owner, and contracts for which a Property Owner's consent is not necessary, and making expenditures and taking other actions authorized hereby, in connection with the performance of its maintenance and management duties hereunder. Without limiting the generality of the foregoing, Manager agrees that under any circumstance where any action, expenditure, decision, commitment, agreement, consent or approval would, under the Company LLC Agreement, require the consent or approval of MN Retail, Manager shall not have the authority under this Agreement to take such action, make such expenditure, decision, commitment or agreement or grant such consent or approval unless and until Manager has received the written approval of MN Retail. Manager acknowledges that it is an Affiliate of Operating Member (the current Managing Member of the Company), and has reviewed the Company LLC Agreement and is familiar with those actions, expenditures, decisions, commitments, agreements, consents and approvals requiring the consent or approval of MN Retail. Without limiting the generality of the foregoing, Owner and Property agree that under any circumstance where any action, expenditure, decision, commitment, agreement, consent or approval would, under the Company LLC Agreement, be permitted of Operating Member or Manager under the LLC Agreement and would not require the consent or approval of MN Retail, Manager shall have the authority under this Agreement to take such action, make such expenditure, decision, commitment or agreement or grant such consent or approval under this Agreement without further consent or approval.

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Exhibit A-6

Section 3. Term of Agreement, Termination.

(a) **Initial Term; Post-Initial Term.**

(i) This Agreement shall commence as of the Effective Date and unless terminated sooner in accordance with this Section 3, shall continue while the Company owns the Company Property and Operating Member owns a Percentage Interest of at least five percent (5%), and provided that (i) no Event of Default by Operating Member or any of its Affiliates then exists under the LLC Agreement or under this Agreement, and (ii) Operating Member has not been removed as the Managing Member pursuant to the LLC Agreement (the "Initial Term").

(ii) From and after the end of the Initial Term, this Agreement shall continue for one (1) year (the "Post-Initial Term"), unless sooner terminated in accordance with this Section 3 and, to the extent permissible under applicable Laws, the Post-Initial Term shall be automatically renewed for consecutive periods of one (1) year (each a "Renewal") unless either Property Owners, on one hand, or Manager, on the other hand, notifies the other in writing at least thirty (30) days prior to the expiration date of the Post-Initial Term (as extended by any Renewal, if applicable) that it declines to so renew this Agreement. In no event shall the Post-Initial Term (as extended pursuant to one or more Renewals) extend beyond ten (10) years from the Effective Date. The term "Term" used herein shall mean either the Initial Term or Post-Initial Term, as applicable.

(b) **Automatic Termination.** This Agreement shall terminate automatically upon the occurrence of any of the following:

(i) Upon the consummation of the final sale or other disposition (including, without limitation, by foreclosure or deed in lieu of foreclosure) of all of the Properties to a third party (this Agreement shall terminate with respect to any Property sold or otherwise disposed if less than all of the Properties are sold or otherwise disposed and shall, unless otherwise terminated, continue in full force and effect with respect to the balance of the Properties);

(ii) If all or substantially all of the Properties shall be taken by condemnation (this Agreement shall terminate with respect to any Property taken by condemnation if less than all of the Properties are so taken, and shall, unless otherwise terminated, continue in full force and effect with respect to the balance of the Properties); or

(iii) If a Bankruptcy occurs with respect to Manager.

(c) **Termination by Owner.** Property Owners may, in addition to its other rights and remedies given hereunder or at law or in equity, (i) terminate this Agreement and Manager's status as Manager immediately upon written notice to Manager "for cause" (as defined in the Company LLC Agreement) or "for lack of performance" (as defined in the Company LLC Agreement) or (ii) terminate this Agreement at any time during the Post-Initial Term upon thirty (30) days' prior written notice to Manager for any or no reason, without cause. Upon the giving of written notice of termination by Property Owners to Manager "for cause" pursuant to Section 3(c)(i), this Agreement shall immediately terminate, and (A) Manager shall immediately cease to be the Manager hereunder, (B) the payment of the Management Fee shall immediately cease and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after the date of such written notice of termination, and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof. Upon the giving of written notice of termination by Property Owners to Manager pursuant to Section 3(c)(ii), this Agreement shall terminate on the date which is thirty (30) days after Manager's receipt of written notice of termination pursuant to Section 3(c)(ii), and (A)

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Exhibit A-7

Manager shall cease to be the Manager hereunder as of such date, (B) the payment of the Management Fee shall cease as of such date and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after such date, and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof.

(d) **Termination by Manager**. Manager, in addition to its remedies hereunder and at law, shall have the right to terminate this Agreement by written notice to Property Owners (i) if Property Owners breach any of their material obligations under this Agreement and such material breach is not cured by Property Owners or on Property Owners' behalf within a Reasonable Period, or (ii) at any time, for any or no reason, upon sixty (60) days' prior written notice to Property Owners. Upon the giving of written notice of termination to Property Owners by Manager pursuant to this Section 3(d), this Agreement shall terminate as of the date which is sixty (60) days after receipt by Property Owners of such written termination notice from Manager (the "Termination Effective Date"), and (A) Manager shall cease to be the Manager hereunder effective as of the Termination Effective Date (or such earlier date as Property Owners shall designate), (B) the payment of the Management Fee shall terminate effective as of the Termination Effective Date and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after the Termination Effective Date and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof.

(e) **No Other Right to Terminate**. Neither party shall have the right to terminate this Agreement except as permitted in this Section 3.

(f) **Duties Upon End of Term**. Upon the expiration or earlier termination of the Term, Manager shall immediately, at Owner's sole cost: (i) deliver to Owner all books, records, files, contracts, and other documents relating to Property Owners, the Properties and/or the performance of the Services (provided, however, that Manager may retain copies thereof for its own records, and that in no event does any Property Owner own, nor shall Manager be required to deliver to Owner, any of Manager's proprietary information, systems, processes, computer models, software or programs, including, without limitation, proprietary handbooks or manuals that are not specific to a Property Owner or the Properties), and all funds in Manager's possession belonging to Property Owners; and (ii) assign, transfer, or convey to Owner (or Owner's designee) all service contracts and personal property relating to or used in the operation and maintenance of the Properties except personal property owned by Manager or others (other than Property Owners); and remove all signs that it placed at the Properties indicating that it is the property manager of same and restore all damage resulting therefrom. Manager shall also, for a period of ninety (90) days after the later to occur of the date of such expiration or termination or the date on which Manager stops performing the Services, make itself reasonably available to consult with and advise Owner and Property Owners regarding the transition of the operation and maintenance of the Properties and the transfer of accounts and accounting systems, in exchange for which Manager shall receive its actual out of pocket costs and direct expenses incurred in connection therewith from and after the date of termination.

(g) **Payment Upon Termination**. Upon expiration or termination of this Agreement for any reason, each Property Owner shall pay to Manager upon such expiration or the effective date of such termination, all sums then due and payable by such Property Owner through the date of such termination or expiration; provided, however, that each Property Owner shall have the right to offset any sums that Manager owes to such Property Owner under this Agreement. Manager shall not have the right to offset its fees or other compensation against any monies or accounts belonging to Property Owners and in the possession of Manager.

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Exhibit A-8

(h) **Survival**. The provisions of this Section 3 shall survive the expiration or earlier termination of this Agreement. Upon the expiration or earlier termination of this Agreement, neither party shall have any further rights or obligations hereunder (other than those obligations which accrued prior to the expiration or termination of this Agreement or which by the terms hereof expressly survive, or expressly provide for the same to be performed following, such expiration or termination).

Section 4. **Compensation**. During the Term, and subject to the provisions of Section 3(c) and Section 3(g) hereof, and Section 7.03(d) of the Company LLC Agreement, Manager shall be paid compensation for performing the Services as provided in Exhibit B for so long as Manager is performing the Services. The Management Fee shall be paid by Property Owners to Manager on a monthly basis no later than the tenth (10th) day of each calendar month during the Term. The Construction Management Fee and Leasing Commissions shall be payable as and when set forth on Exhibit B.

Section 5. **Manager's Services**. During the Term, Manager shall provide the following Services:

(a) Manager shall (subject to availability of funds from Property Owners sufficient to do so) coordinate, over-see and manage all aspects of the management and day-to-day operations of the Properties, in compliance with the Budget and Operating Plan, including, without limitation, the following:

(i) Preparing, reviewing and commenting upon the Budget and Operating Plan, setting forth (A) the goals and objectives for the administration of each Property, (B) the strategies and tactics for achieving those goals and objectives and for maximizing the revenues, profits and cash flow from the Properties, and (C) the budget for each Property.

(ii) If a Property Owner is obligated to or otherwise undertakes any alterations or improvements to a leased premises (including tenant improvements) or makes other capital improvements to any Property, then Manager shall monitor and manage such construction activities. Manager shall review and forward to the applicable Property Owner all space planning layouts, drawings, plans and specifications pertaining to such construction, together with a recommendation as to approval thereof by the applicable Property Owner. In connection with the foregoing, Manager shall be responsible for, in accordance with the Budget and Operating Plan (including any permitted variance hereunder) or as otherwise approved by the applicable Property Owner: (A) hiring and monitoring one or more duly licensed and/or qualified professionals, who shall be approved by the applicable Property Owner in its reasonable discretion; (B) procuring and negotiating any contracts or other agreements, including amendments thereto, for the construction at a Property or the installation of or the furnishing of any supplies, materials, utilities, machinery, or equipment required for the applicable Property; (C) refining cost projections set forth in the Budget and Operating Plan, and proposing any appropriate amendments thereto for Property Owners' consideration; (D) monitoring and supervising all independent contractors, suppliers, consultants and entities (collectively, the "Contractors") engaged with the approval of the Property Owners for any construction at a Property or any other activity within the scope of this Agreement; (E) confirming each Contractor (including subcontractors) is maintaining adequate insurance as otherwise required by the Operating Plan or by Property Owners from time to time; (F) obtaining all necessary receipts, releases, waivers discharges and assurances necessary to keep each Property free from mechanics' and materialmen's or similar liens and claims affecting such Property, all of which documentation shall be in such form as required by the Property Owners and shall be obtained at the applicable Property Owner's expense; and (G) preparing and submitting to the applicable Property Owner, for such Property Owner's approval, all proposed master covenants, conditions and restrictions and other related documents affecting its Property or any portion thereof which are to be recorded against such Property or any portion thereof, if any. Notwithstanding anything to the contrary, Manager shall not have

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Exhibit A-9

any liability for the design or construction means, methods, techniques, sequences and procedures employed by any architect, design professional or general contractor or subcontractor in the performance of its contract, and shall not be responsible for, or have any liability for, the failure of any such architect, design professional, general contractor or subcontractor to carry out its work. Furthermore, Manager shall not have control over or charge of acts or omissions of any Property Owner, any architect, design professional or any contractor or subcontractor, or their agents or employees, or any other Persons performing portions of the design work or construction not directly overseen by Manager. However, the foregoing does not relieve Manager of its obligations to provide construction monitoring and supervisory services as set forth in this Agreement in a good and professional manner in accordance with industry standards for property managers monitoring and supervising construction projects of similar size, scope and quality.

(b) Subject to the availability of funds therefor and to the extent within the control of Manager, take all proper and necessary actions reasonably required to cause Property Owners at all times to perform and comply with the provisions (including, without limitation, any provisions requiring the expenditure of funds by Property Owners) of any loan commitment, agreement, mortgage, lease, or other contract, instrument or agreement to which any Property Owner is a party or which affects any Property or the operation thereof of which Manager has knowledge;

(c) Without limiting the obligations of Manager under other provisions of this Agreement, Manager will have the following additional specific duties with respect to the Properties, subject to availability of funds therefor:

(i) Manager shall promptly notify Property Owners of any of the following in any way relating to any Property promptly following Manager's receipt thereof: (A) written notice of any claim of liability; (B) material written complaints from any Contractor, sub-contractor, or other party involved in providing or assisting with any construction at a Property; written notice of any default under any Loan Document secured by a Property or any other material contract; any summons or other legal process; (C) any material damage to, or threatened condemnation, or acquisition in lieu of condemnation, of, a Property or any portion thereof; and (D) any actual or alleged personal injury or material property damage. Manager shall promptly notify the appropriate Property Owner of any material default or alleged material default by any party under any leases for space at a Property of which Manager is aware, as well as any other material information particular to a Property including, without limitation, from any city where a Property is located.

(ii) Manager shall take all diligent actions to enforce in all material respects the terms of any and all contracts and to request, demand, collect and receive all rent and other payments (including, without limitation taxes, expense reimbursements and miscellaneous sources of income) due from tenants and any other amounts due regarding any Property, and promptly deposit such amounts into the applicable Operating Account. To the extent tenant leases affecting any Property so require, Manager shall timely make or verify any calculations that are required to determine the amount of rent and other payments (including without limitation taxes, expense reimbursements, common area expense charges and miscellaneous services of income) due from tenants and, where required, shall give timely notice thereof to tenants. Subject to the terms and provisions of this Agreement, Manager shall perform all obligations of the landlord under the tenant leases affecting the Properties within its control, and coordinate all relations and communications with the tenants, including, without limitation, annual or more frequent (as applicable) reconciliations of expenses. Manager will promptly and diligently enforce Property Owners' rights under tenant leases, including taking the following actions where appropriate and when authorized by Property Owners: (A) terminating tenancies; (B) signing and serving notices; (C) instituting and prosecuting actions, and evicting tenants; (D) recovering rents and other sums due by legal proceedings; and (E) settling, compromising and releasing such actions or suits or reinstituting such

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Exhibit A-10

tenancies. Property Owners shall designate counsel for and control of all legal action affecting the Properties, which counsel shall be retained by Manager on behalf of Owner for such purpose. The cost of such counsel shall be advanced by the applicable Property Owner;

(iii) Manager shall exercise diligent efforts to cause the Properties and all operations of Property Owners to comply at all times in all material respects with (A) all applicable governmental statutes, laws, rules, regulations, ordinances, codes and orders (collectively, "Laws"), including without limitation, all land use, zoning, subdivision, marketing, offering, environmental and worker safety laws relating thereto and (B) all covenants, conditions, restrictions, limitations and requirements, and all related development and entitlement agreements, which relate to any Property or any Property Owner or which are imposed by or in connection with any law, insurance policy or contract, lease, mortgage or other Loan Document, contract, restriction or covenant, or the entitlement documents of which Manager has knowledge (collectively, the "Requirements"). Manager shall promptly notify Property Owners if it becomes aware of any material failure or reasonable suspicion of material failure to comply with the Laws or the Requirements;

(iv) Manager shall make periodic inspections of the Properties including without limitation the tenant spaces and common areas, to determine necessary and appropriate repairs, maintenance and replacement, and shall supervise and perform all such maintenance, repairs and replacements, except to the extent any such repair, maintenance or replacement is the responsibility of any tenant under its lease of any portion of a Property (in which case Manager shall use diligent efforts to cause the applicable tenant to perform such repairs, maintenance and replacement) so that such Property's condition is at all times at least as good as that of similar quality retail shopping centers or mixed use center (as applicable) located in the regions where the Properties are located, taking into account age and condition of the applicable Properties as of the date hereof. Manager shall maintain businesslike relationships with tenants and shall receive, catalog and use reasonable efforts to respond timely to all tenant complaints, accidents and requests for services. Manager shall keep systematic up to date records showing the action(s) taken with respect to each complaint or request. Manager may adopt and from time to time modify the rules and regulations of the Properties intended to govern the day-to-day activities of the tenants, but only to the extent that such rules and regulations do not conflict with the provisions of this Agreement, or the terms of the leases at the particular Property. Manager shall ensure that all tenants are informed with respect to such rules, regulations and notices as may be promulgated by Property Owners or Manager.

(v) Manager shall obtain prior written approval from Property Owners for any expenditure for repairs, improvements or work in excess of the limitation contained in the Approval Guidelines, unless the item is an item specifically called for by the Budget, or is emergency repairs and such repairs are necessary to: (A) prevent additional damage or a materially greater total expenditure; (B) protect the applicable Property from damage or to maintain necessary services or conditions; and (C) protect the safety of occupants of applicable Property or their belongings, in which case prompt verbal notice shall suffice. Manager shall notify Property Owners in writing, in detail, of all such emergency repairs as soon as reasonably practicable following the making of the repairs and shall provide to Property Owners invoices reflecting the cost of such repairs. Manager shall endeavor to use Contractors pre-approved by Property Owners for all such emergency repairs;

(vi) Except to the extent such matters are the responsibility of the applicable tenants under space leases of portions of a Property (in which case Manager shall oversee and use diligent efforts to cause the implementation of such responsibilities by the applicable tenant), and subject to the availability of funds therefor in accordance with the terms hereof, Manager will arrange for all utilities, services, equipment and supplies necessary for the management, operation, maintenance and servicing of the Properties. Except to the extent maintained in the names of such tenants, all utilities contracts shall be

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Exhibit A-11

in the name of the applicable Property Owner, with all notices to be addressed to such Property Owner, in care of Manager, at Manager's address. Except to the extent maintained in the names of such tenants, all utility deposits shall be in the applicable Property Owner's name, and Manager will use diligent efforts to obtain deposit reductions and refunds. All utility deposit refunds shall be remitted directly to the applicable Property Owner;

(vii) Manager will promptly recommend from time to time the advisability of contesting either the validity or the amount of personal and real property taxes, if Manager deems such a contest appropriate. Manager shall pay all such taxes unless Property Owners direct Manager otherwise or Property Owners fail to provide sufficient funds to do so;

(viii) Manager will fully cooperate with Property Owners and Property Owners' representatives, including leasing agents, tax consultants, brokers involved in the sale of the Properties, any potential purchaser of one or more of the Properties, appraisers, and counsel with the view that such representatives shall be able to perform their duties efficiently and without interference. Such parties shall be allowed to visit any Property and inspect the same at such times as Property Owners may request. If requested by Property Owners, Manager shall also use diligent efforts to procure estoppel certificates from tenants of the Properties on forms approved by Property Owners. In the event Property Owners elect to sell the one or more of the Properties, Manager shall coordinate the marketing and sale of such Property or Properties, providing advice to Property Owners with respect to disposition valuation and strategy, and subject to Property Owners' approval, retaining an agent to represent Property Owners in such sale;

(ix) Manager shall employ, at all times, a sufficient number of capable employees as Manager reasonably determines is appropriate for Manager to perform its obligations hereunder. All employees of Manager will be employed at the sole cost of Manager, without reimbursement, except as otherwise specifically provided in Section 4 and Section 6(a) hereof. Employees who handle or who are responsible for funds belonging to Property Owners shall be bonded by a fidelity bond or covered by crime/fidelity insurance in an amount equal to that provided in Section 12(b) of this Agreement issued by a company reasonably approved by Property Owners. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the responsibility of Manager, who is, in all respects, the employer of such employees. To the extent Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name, and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name, and not as an agent for Property Owners. Manager shall fully comply with all applicable laws and regulations related to workers' compensation, social security, ERISA, and other applicable pension matters, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. Manager represents that it is and will continue to be an equal opportunity employer. This Agreement is not one of agency, but one with Manager independently engaged in the business of performing management and operation of properties on its own behalf as an independent contractor. All employment arrangements are therefore solely its concern, and Property Owners shall have no liability with respect thereto. Property Owners' responsibility for reimbursement shall be limited to certain out of pocket costs and expenses incurred or accrued during the Term in accordance with Section 6 hereof, and Property Owners shall not have any liability to any party for any unpaid, unfunded, or accrued liabilities under any pension, profit sharing or other plan covering the employees of Manager. Manager does hereby indemnify and hold Property Owners harmless from any claims, expenses, or other losses (including reasonable attorneys' fees and expenses) incurred by Property Owners and arising out of any suit, order, or other claim with regard to any unpaid, unfunded, or accrued pension, profit sharing or other such plan liabilities, other than amounts which Property Owners are obligated to, but do not, timely reimburse Manager for hereunder. The cost of Manager's fidelity bond or crime/fidelity insurance shall not be a reimbursable operating expense to Manager.

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Exhibit A-12

(x) Manager will, without additional charge, perform any other reasonable services normally performed by property managers for no additional charge in managing properties similar to the Properties as may be reasonably requested by Property Owners.

(xi) Without expanding Manager's authority hereunder to expend funds, if requested by Property Owners, but at Property Owners' cost and expense, Manager will make all payments called for by the Loan, if any, and shall, to the extent within Manager's control, manage and operate the Properties in compliance with the terms of any applicable Loan Documents.

(xii) At Property Owners' cost and expense, Manager shall take all commercially reasonable actions to enforce the terms of any and all contracts and to collect any and all funds due or payable to Property Owners from other parties to contracts or agreements in connection with the Properties. Property Owners authorize Manager to request, demand, collect and receive all such funds. In the event that Manager discovers that any party to a material contract commits a material breach of such contract, Manager shall promptly notify Property Owners, recommend appropriate action for Property Owners to take, and obtain Property Owners' approval regarding the action to take in connection with such breach. Notwithstanding the foregoing, Manager shall not commence or threaten to commence any legal proceeding in performing its obligations under this Section 5(c)(xii) unless such proceeding and the counsel retained are approved by Property Owners. At Property Owners' request, Manager shall institute and coordinate such proceedings with counsel selected and approved in writing by Property Owners, with Property Owners retaining final authority over the conduct of any such proceedings. At Property Owners' request, Manager shall provide Property Owners reasonable assistance in any proceedings, demands, or claims relating to any Property, this Agreement, or Manager's performance hereunder, which assistance shall include, without limitation, giving Property Owners all pertinent information known to Manager and coordinating and participating in such proceedings with Property Owners' counsel.

(xiii) Manager shall assist Property Owners in presentations before all public agencies at both public and private meetings which relate to or affect any Property, and in all dealings with the press, community leaders, owners of adjacent property, and all other parties directly or indirectly involved with any Property or with interests which may affect the success of any Property.

(d) Manager will not execute or otherwise bind any Property Owner to any contract or agreement without (i) furnishing a copy of same to Property Owners and (ii) receiving the prior written consent of Property Owners for contracts exceeding the limitation contained in the Approval Guidelines or any other contracts (regardless of size) that are not specifically budgeted for in the Budget (including any permitted variance hereunder); provided, however, that Manager may enter into contracts on behalf of a Property Owner in the ordinary course of the management of the Properties for the acquisition of utility, maintenance and other services and for the furnishing of services to tenants of the Properties if, and to the extent, the expense to be incurred under any such contract is set forth in the most recent approved Budget (including any permitted variance hereunder), without receiving Property Owners' consent ("Pre-Approved Contracts"). Without limiting the generality of any other provision of this Agreement, all contracts for repairs, capital improvements, goods, and services exceeding the limitations contained in the Approval Guidelines, other than Pre-Approved Contracts, shall be subject to Property Owners' prior written approval and, unless otherwise approved by Property Owners, all service and maintenance contracts and similar agreements (other than elevator maintenance and security alarm service contracts with a term of no longer than one year, or other assumed contracts disclosed in writing to Property Owners prior to its acquisition of the Properties which are approved in writing in advance by Property Owners, if any), regardless of size, shall, at a minimum, contain a provision permitting Property Owners to terminate them, with or without cause and without penalty or premium (other than payment of any earned compensation or reimbursements otherwise due thereunder), with a thirty (30) day notice. When

534904v3

13

540909v3
EAST\102815433.3

Exhibit A-13

taking bids or issuing purchase orders, Manager shall use reasonable efforts to secure any and all discounts, commissions and/or rebates which may be available in connection with such purchases, and shall credit to the applicable Property Owner all discounts, commissions and/or rebates obtained in connection with such purchases.

(e) Manager will not knowingly permit the use of any Property for any purpose which might impair any insurance on such Property or which might render any insured loss thereunder uncollectible or which would be in violation of any applicable law. Manager will use diligent efforts to secure compliance by tenants with their respective leases.

(f) Manager will, promptly (and not later than two (2) Business Days) following its receipt thereof, deposit all funds collected relating to the Properties, including security deposits, in such bank accounts as Property Owners may designate and with such banks as Manager regularly utilizes subject to Property Owners' reasonable approval; provided, funds tendered in connection with execution of a new lease or a lease renewal will be deposited within two (2) Business Days after full execution of the new lease or lease renewal. Property Owners from time to time may designate one or more accounts for receipt of funds, for disbursements, for holding of security deposits, and other purposes, all of which shall be established under such terms as Property Owners may direct and with such banks as Manager regularly utilizes, subject to Property Owners' reasonable approval. Without limiting the generality of the foregoing, unless Property Owners elect otherwise, such account or accounts shall consist of one or more locked account(s) established by a Property Owner in such Property Owner's name, over which Manager shall have no withdrawal or check writing authority (a "Locked Account"), and one or more operating account(s), also in such Property Owner's name, but over which Manager shall have check writing abilities to allow it to make expenditures in accordance with the terms hereof (the "Operating Account"). Property Owners shall have the right to make expenditures in accordance with the terms hereof in the event that Manager fails to do so on a timely basis if Property Owners determine in good faith that making such expenditures would be in the best interests of the Properties. Under no circumstances shall Manager have any right to withdraw or otherwise apply funds held in the Locked Account, or to withdraw or otherwise apply funds held in the Operating Account except in strict accordance with Section 6 of this Agreement. Notwithstanding anything to the contrary in the foregoing, if required by Property Owners, by the leases, or by law, tenant security deposits will be deposited by Manager in one or more separate interest bearing account(s) (the "Security Deposit Account") established in the name of Property Owners, or one or more of them. Manager agrees to handle all tenant security deposits in accordance with all applicable laws and regulations and in compliance with leases. All money in the Locked Account, the Operating Account, the Security Deposit Account and any other account maintained pursuant to the terms hereof (collectively, the "Accounts") shall be the property of the applicable Property Owner. In no event shall any funds of Manager be commingled with funds in any of the Accounts. Disbursements from the Accounts shall be made by Manager in accordance with the authority granted in this Agreement and otherwise as Property Owners may direct from time to time. It is currently contemplated that disbursements will, at Owner's election, be made using one of the procedures described in Section 6, although Property Owners reserve the right to change such procedures consistent with the terms of this Agreement. All costs associated with maintaining a Property Owner's bank account(s) including, but not limited to, maintenance fees, account analysis fees, lockbox services fees and costs, positive pay charges, and wire transfer fees, shall be borne by the applicable Owner. Manager shall avail itself of positive pay services unless Property Owners provide Manager with written notice that Manager shall no longer avail itself of positive pay services. Should a Property Owner not avail itself of positive pay services, then such Property Owner will defend, indemnify and hold Manager harmless from all fines, suits, losses, liabilities, proceedings, claims, costs (including attorney's fees and court costs), demands, actions, or causes of action, of any kind and of whatsoever nature, whether in contract or tort, without regard to the cause or causes thereof arising from, growing out of, or in any way related to a Property Owner's failure to use positive pay services. Any interest earned on trust account funds shall belong to the applicable

534904v3

14

540909v3
EAST\102815433.3

Exhibit A-14

Property Owner. Notwithstanding anything to the contrary herein, Manager hereby acknowledges and agrees that each Property Owner is a single purpose entity formed for the exclusive purpose of owning, managing, leasing, operating, developing, improving and selling the Property owned by it and in furtherance of such purpose acknowledges and agrees that all funds derived from a Property and property of a particular Property Owner shall be kept separate from funds derived from any other Property and property of any other Property Owner.

(g) Manager will not retain any Affiliate or subsidiary of Manager to perform any service for the Properties except at a fair, reasonable and competitive cost and with prior written consent of Property Owners.

(h) The Contractors are responsible to Property Owners for providing (i) services and advice regarding construction and remediation means, methods, sequences or techniques and (ii) other services that require a professional engineer's, architect's or other license. Property Owners understand that Manager is not responsible for or liable to Property Owners with respect to such services and advice; provided, however, that Manager shall take reasonable actions to oversee the Contractors and the Contractors' performance, including, without limitation, keeping Property Owners informed as and when funds are required. Manager shall not be liable for any failure of performance of the Contractors and shall not be liable for any defects or errors in the work. Subject to Section 10(b), Manager shall not be liable for any costs whatsoever (whether budgeted or not) incurred in connection with the Properties; all of such costs shall remain the responsibility of Property Owners (with each being responsible only for the costs related to its Property). The provisions of this Section 5(h) shall survive the expiration or earlier termination of this Agreement.

(i) Manager will use commercially reasonable efforts, or will cause local leasing agents to procure tenants for each Property acceptable to Property Owners and at rental rates consistent with the Budget and Operating Plan, subject to the terms of this Agreement. Property Owners shall have the right to reject any prospective tenant or proposed lease for any reason without liability or obligation to pay any Leasing Commission to Manager or any third party. In furtherance of its duties, Manager will, or will cause local leasing agents to, (i) provide experienced personnel to call on and negotiate with prospective tenants, (ii) conduct comprehensive canvassing by personal calls on prospective tenants, (iii) advertise in appropriate media (including direct mail), as may be customary in the location of the applicable Property for premises similar to those available for lease, (iv) process inquiries from prospective tenants, (v) prepare leasing brochures, (vi) place "For Lease" signs at times and in locations acceptable to Property Owners, and in all events subject to the terms of any existing leases at the applicable Property and (vii) cooperate with other real estate brokers to the extent customary in the location of the applicable Property. Manager will have no authority to execute leases at any Property on a Property Owner's behalf, or to otherwise bind a Property Owner to enter into any leases, and will make clear to prospective tenants that it has no such authority.

(j) Manager will prepare all leases on Property Owners' standard lease form, with such changes as may be negotiated by Manager and the prospective tenant, however, in all events, subject to Property Owners' approval and the approval of any lender with a Loan secured by the applicable Property, if required by the applicable Loan Documents. Manager will comply with the lease delivery and approval requirements of any Loan Documents pertaining to the Properties. Manager may use manager's in-house leasing counsel for the negotiation of leases with prospective tenant (or existing tenants with respect to lease renewals) and Owner will reimburse Manager for the allocated cost of such in-house counsel in accordance with Exhibit E attached hereto.

534904v3

15

540909v3
EAST\102815433.3

Exhibit A-15

Section 6. Expenditure, Limitations.

(a) Except as otherwise set forth herein, Manager shall be obligated to make payments, and take actions involving the expenditure of out of pocket sums, required under this Agreement only to the extent of funds derived from the applicable Property or provided by Property Owners. Manager shall give Property Owners prompt notice of any expenses for the payment of which Manager does not have sufficient funds; Manager shall not knowingly overdraw the Accounts. Unless otherwise stated in this Agreement, including but not limited to Section 5, Manager will not hold or administer any funds as an operating reserve for emergencies or any other purpose for any Property or Property Owners. To the extent not otherwise made available to Manager pursuant to the terms of this Agreement, and subject to the terms hereof, each Property Owner shall pay or reimburse Manager for (to the extent related to the Property owned by such Property Owner) (i) any out of pocket expenses set forth in the Budget (including any permitted variance hereunder), (ii) any internal costs and expenses which shall be agreed to by Property Owners and Manager on an annual basis and set forth in the Budget (collectively, "Recoveries"), including, but not limited to costs and expenses of salaries, bonuses, burden and benefits of Manager's personnel and employees, accounting, risk management, cash management, payroll, human resources, senior operations, IT, professional liability insurance, training, and software charges, (iii) any costs or expenses otherwise approved by Property Owners, which are properly incurred by Manager under this Agreement, and (iv) any other normal and customary expenses actually incurred by Manager with respect to, and for the benefit of, the Properties; provided in no event shall the sum of such expenses exceed $50,000 in any calendar year unless otherwise agreed to by MN Retail. Except as set forth above, Manager shall not (except as otherwise provided for in the Budget (including any permitted variance hereunder)) be reimbursed for:

(i) Compensation or employee costs for any personnel or employees of, or retained by, Manager;

(ii) Expenses for general accounting and reporting services;

(iii) Expenses for forms, papers, ledgers, and other supplies and equipment used by Manager and not specifically allocated to the Properties;

(iv) All expenses of electronic data processing, computer services, or equipment necessary to discharge Manager's duties and responsibilities hereunder, including, without limitation the cost of Persons which provide such services to Manager (other than such services and equipment located on and dedicated exclusively to the Properties);

(v) Expenses or advances made to employees (other than reimbursements for the reasonable cost of travel and other incidental expenses by Manager's employees or principals directly related to delivery of services pursuant to this Agreement, which reimbursements shall not exceed $5,000 per annum without MN Retail's prior approval and shall be supported by itemized receipts); provided, however, that Property Owners shall not reimburse the cost of travel or other incidental expenses by any of Manager's employees or principals who are present at a Property for thirty (30) calendar days or more in any twelve month period);

(vi) Expenses attributable to losses or expenses arising from the gross negligence, willful misconduct or fraud on the part of Manager or Manager's Affiliates, agents, or employees (provided that this Section (6)(a)(vi) shall not limit the validity of, or affect the indemnity under, Section 10 hereof);

534904v3

16

540909v3
EAST\102815433.3

Exhibit A-16

(vii) Cost of comprehensive crime/fidelity insurance or fidelity bond purchased by Manager;

(viii) Training expenses;

(ix) Compensation and expenses applicable to time spent on matters other than the Properties; and/or

(x) Any overhead expense incurred in Manager's general office; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, Manager shall be entitled to maintain at each Property a suitable office for such Property on a rent free basis. Property Owners shall pay all third-party expenses related to such office including, but not limited to, furnishings, equipment, postage and office supplies, electricity and other utilities and telephone, pursuant to the Budget.

(b) Approval of a Budget by Property Owners shall not constitute authorization for Manager to expend any money except as set forth therein or herein; provided, however, that the foregoing shall not be construed in any way as permitting Manager to expend money under contracts in excess of the Maximum Contract Amount (except as otherwise approved in writing by Property Owners or pursuant to Pre-Approved Contracts) or requiring Property Owners to fund any amounts set forth in the Budget. Notwithstanding the foregoing, Property Owners will indemnify, defend and hold Manager harmless from expenses Manager is authorized to incur and does incur but which Property Owners fail to fund.

(c) To the extent set forth in the Budget (and subject to the availability of funds therefor), and without further consent of Property Owners, Manager shall pay in a timely manner all non-disputed operating expenses of Property Owners in accordance with the terms of the Budget and the Operating Plan.

(d) To the extent set forth in the Budget (and subject to the availability of funds therefor) and without further consent of Property Owners, Manager will pay all utilities, payroll and other expenses incurred in the ordinary course of managing the Properties and shall obtain and maintain insurance coverage on the Properties in accordance with Section 12 of this Agreement and the Loan Documents and pay all non-disputed taxes, assessments, charges and fees payable in connection with the ownership, use and occupancy of the Properties.

(e) All expenses must be charged to the proper account as specified in the approved chart of accounts set forth in the Budget, and no expense may be classified or reclassified for the purpose of avoiding an excess in the budgeted amount of a category without the prior approval of Property Owners. During the Term, Manager shall inform Property Owners, in writing, of any major increase in any costs and expenses that was not foreseen during the budget preparation period and thus was not reflected in an approved Budget, and no such increase shall be deemed approved unless Property Owners provide written consent to such increase. Payments not specifically authorized by the Budget (including any permitted variance hereunder) may not be made without Property Owners' prior written consent. Manager may not vary from the Budget without Property Owners' consent. Notwithstanding any provision to the contrary set forth in this Agreement, Manager is specifically precluded from expending any of Property Owners' funds or making any payments hereunder for political or charitable contributions of any nature.

(f) Except for payments reflected in the Budget for debt service on the Loan (if any), real estate taxes, insurance and utilities, third party brokerage commissions, tenant improvements costs under tenant leases approved by Property Owners and as provided for in Section 5(c)(v) with respect to

534904v3 17

540909v3
EAST\102815433.3
Exhibit A-17

emergencies, Manager shall not issue a check for more than the limitation contained in the Approval Guidelines even if expressly set forth in the Budget, without the prior written authorization of Property Owners (in addition to its approval of the Budget), which approval shall be evidenced by a writing from MN Retail (which may be in the form of an e-mail).

(g) In managing the financial affairs of Property Owners and the Properties, Manager shall at all times adhere to and act in accordance with United States generally accepted accounting procedures, including, without limitation, those relating to separation of duties.

(h) None of the funds transferred to or otherwise held in the Operating Account shall be used for payment of any items of a capital nature (unless specifically provided for in the Budget) without receiving Property Owners' prior written approval. Notwithstanding the approval of the Budget by Property Owners, capital expenses shall be handled in accordance with customary procedures which shall include, without limitation, obtaining lien releases from providers of labor, services or material.

(i) All disbursements, refunds and applications to rent made by Manager in connection with tenant security deposits for the Properties shall be made by a check (or other form of withdrawal instrument depending upon the type of account utilized at the suggestion of Manager and approved by Property Owners) drawn on the Security Deposit Account (or such other account to which transferred or then held pursuant to any Loan Documents relating to the applicable Property) and shall be substantiated by appropriate records and accounting procedures.

(j) If at any time Manager does not have sufficient funds on hand (excluding amounts reserved for other purposes hereunder or under any Loan Documents relating to the applicable Property) to pay expenses related to any Property, then Manager shall immediately request additional funds from the applicable Property Owner (although neither such Property Owner, nor any other Property Owner, shall have any obligation to provide such additional funds). Manager shall disburse such funds as it does have (excluding amounts reserved for other purposes hereunder or under any Loan Documents relating to the any Property) to payment of expenses in the following order of priority: first, to mortgages encumbering the applicable Property (if any); next, to operating expenses of the applicable Property. In no event shall the provisions of this Section 6(j) release Property Owners of their obligations to make timely payments to Manager in accordance with this Agreement.

Section 7. **Books, Records and Reporting**. Manager will, on behalf of Property Owners, keep such accurate and complete files, books, and records pertaining to its performance under this Agreement and the management of each Property, and such other files, books, and records as Property Owners may reasonably request, for a period of not less than three (3) years after the date of termination or expiration of this Agreement for any reason other than a termination of this Agreement by Property Owners (upon such termination, Manager shall promptly turn over all such matters to Owner, subject to the limitations in Section 3). Such books and records will include office records, bills, receipts, vouchers, bank statements, books and records relating to the operation of the Properties maintained on a cash basis, monthly summaries of accounts receivable and accounts payable and the reports described in Exhibit C hereto as therein provided. All such files, books, records and checks will be kept in a secure location and separate from records relating to other purposes at Property Owners' cost and expense. During the Term and during the three (3) year period following the expiration or termination of the Term, Property Owners and their agents, representatives, employees, or auditors may, at Property Owners' cost and expense, at such reasonable times and business hours as Property Owners may determine, inspect, audit, and copy any of Manager's records, files, reports, and related materials pertaining to the Properties or to Manager's performance under this Agreement. If an audit by Property Owners discloses any sum due Property Owners by Manager, Manager will promptly reimburse Property Owners for any amounts due.

534904v3 18

540909v3
EAST\102815433.3
Exhibit A-18

Section 8. **Property Owners' Obligation**. Property Owners shall provide Manager with such information as reasonably necessary for the effective performance of the Services.

Section 9. **Legal**. Manager shall, in the carrying out of the Services, use only those material legal documents, including service contracts, leases, and agreements, the forms of which have been approved by Property Owners (including, without limitation, pursuant to Section 5(d) hereof) or the use of which is consistent with the Operating Guidelines or prior practice approved by Property Owners.

Section 10. **Indemnity and Subrogation**.

(a) Subject to Section 10(e), each Property Owner agrees severally, but not jointly, to indemnify and hold Manager and its managers, members, officers, directors, shareholders, partners, employees, agents and Affiliates harmless from and against any and all costs, expenses, attorneys' fees, suits, liabilities, damages, or claims for damages (collectively, "Losses") to the extent attributable to (i) such Property Owner's Property, (ii) the failure of such Property Owner to reasonably to perform its obligations under this Agreement, (iii) the management of such Property Owner's Property by Manager, or (iv) the performance or exercise by Manager of the duties, obligations, powers or authorities herein or hereafter granted to Manager, except in each case for those actions and omissions of Manager in relation to which Manager agrees to indemnify Property Owners pursuant to Section 10(b).

(b) Subject to Section 10(e), Manager agrees to indemnify and hold Owner and each Property Owner and its managers, members, officers, directors, shareholders, partners, employees, agents and Affiliates harmless from and against any and all Losses, to the extent attributable to third party claims arising from (i) any grossly negligent acts or omissions or willful misconduct (including without limitation fraud and bad faith) of Manager, its agents or employees, (ii) any failure of Manager to timely perform any of its obligations under this Agreement, or (iii) any acts of Manager beyond the scope of Manager's authority hereunder; provided, however, Manager shall not be liable for acts or omissions performed in good faith or which are reasonably believed by Manager to be in the best interest of the Property Owner and within the scope of authority conferred upon Manager under this Agreement. Nothing herein shall affect Owner's or any Property Owner's right to bring an action against Manager outside of this indemnification resulting from a breach by Manager of this Agreement.

(c) "Indemnified Party" and "Indemnitor" shall mean Manager and each Property Owner, respectively, as to Section 10(a) and shall mean Owner and each Property Owner, on the one hand, and Manager on the other hand, as to Section 10(b). If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 10, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel (which shall be reasonably satisfactory to Indemnified Party) and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be withheld or refused if the counsel selected by Indemnitor has a disqualifying conflict of interest.

(d) The indemnity in this Section 10 shall survive the expiration or termination of this Agreement.

(e) Anything in this Agreement to the contrary notwithstanding, Owner, each Property Owner and Manager hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action against each other, their agents, officers and employees, for any loss or damage that may occur to the Properties, improvements to the Properties, or personal property

534904v3

19

540909v3
EAST\102815433.3

Exhibit A-19

within the Properties, by reason of fire or the elements, or other casualty, regardless of cause or origin including negligence of Owner, a Property Owner or Manager and their agents, officers and employees, to the extent the cause is insured against under insurance policies carried by a Property Owner or Manager; provided, however, that such waiver shall not include any deductible amounts on insurance policies carried by a Property Owner or Manager. Owner, the applicable Property Owner and Manager agree to obtain a waiver of subrogation from the respective insurance companies which have issued policies of insurance, and to have the insurance policies endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers. The provisions of this Section 10(c) shall survive the expiration or earlier termination of this Agreement.

Section 11. Representations and Warranties of Manager. Manager makes the following representations, warranties and covenants to Owner and each Property Owner all of which shall survive the execution, delivery, performance or termination of this Agreement:

(b) It has complied with and shall continue to comply with all applicable laws in order to conduct business in the state where the Properties are located and where the Services are to be performed and has obtained and will maintain all licenses and permits necessary to legally and validly execute, deliver, and perform its obligations hereunder.

(c) This Agreement constitutes the legal, valid and binding obligation of Manager enforceable in accordance with its terms.

(d) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Manager.

(e) It shall make no representations or warranties to any third parties with regard to Owner, and Property Owner or the Properties or the accuracy or completeness of any information concerning Owner, any Property Owner or the Properties obtained from Owner, any Property Owner or any other source, and neither Owner nor any Property Owner shall be bound by any such unauthorized representations or warranties; provided, however, that Manager may perform normal marketing efforts with respect to the Properties.

534904v3

20

540909v3
EAST\102815433.3

Exhibit A-20

(i) Neither: (i) Manager, any Affiliate of Manager nor any Person controlled by Manager; nor (ii) to the best of knowledge of Manager, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Manager, directly or indirectly; nor (iii) to the best of knowledge of Manager, after making due inquiry, if Manager is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Manager; nor (iv) any Person for whom Manager is acting as agent or nominee in connection with this Agreement or the Properties, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(j) Manager agrees that, upon receiving a request from Owner or any Property Owner, Manager shall provide information reasonably required by such Person to confirm that the representations, warranties and covenants continue to be true and to comply with all applicable anti-money laundering and anti-terrorist laws, regulations and executive orders. Manager consents to the disclosure to United States regulators and law enforcement authorities by Owner, each Property Owner and their Affiliates of such information about Manager that Owner or any Property Owner reasonably deems necessary or appropriate to comply with applicable anti-money laundering and anti-terrorist laws, regulations, and executive orders.

(k) Manager represents, warrants and covenants that it and its personnel are, and while this Agreement remains in effect, Manager and its personnel shall continue to be, fully licensed and qualified, to the extent required by applicable law, to perform Manager's duties and obligations hereunder. Manager shall fully comply with all applicable Laws relating to the performance of its duties and obligations hereunder.

(l) Manager agrees to notify Owner and each Property Owner promptly if there is any change with respect to the representations provided herein.

For purposes of the representations, warranties and covenants set forth in this Section 11, the term "knowledge" includes the actual knowledge of Andrew Batinovich, the Chief Executive Officer of Manager. Manager represents and warrants to Owner and each Property Owner that Andrew Batinovich is the Person Affiliated with Manager with the most knowledge regarding Manager, the Properties and the representations, warranties and covenants set forth in this Section 11.

Section 12. Insurance Requirements.

(a) **Property Insurance**. Each Property Owner shall carry (or cause to be carried) at its expense the following insurance:

(i) all risks property insurance and builder's risk insurance, where applicable, on a full replacement cost basis covering its Property; and

(ii) commercial general liability insurance on an occurrence basis with the applicable Property Owner as the insured with limits of not less than Ten Million and No/100 Dollars ($10,000,000.00) for each occurrence, combined single limit, on bodily injury, death or property damage.

534904v3

21

540909v3
EAST\102815433.3

Exhibit A-21

Manager shall be named as an additional insured on each Property Owner's liability insurance policies maintained with respect to this Agreement. Upon request, Property Owners shall provide Manager certificates of insurance outlining evidence of Property Owners' insurance and the terms thereof. Property Owners' liability policies shall be primary (*vis-a-vis* any insurance carried by Manager) as to claims arising out of activities of Manager with respect to the Properties. Manager shall, if requested by Property Owners, obtain the insurance policies set forth above, subject to Property Owners' approval thereof, but at the applicable Property Owner's cost and expense. Manager shall use diligent efforts at all times to comply with all the warranties, terms, and conditions of such insurance. Manager shall notify Property Owners, and the applicable insurance carrier, within twenty-four (24) hours after Manager receives notice of any loss, damage, or injury and shall not knowingly take any action which might prejudice Property Owners in their defense to a claim based on such loss, damage, or injury.

(b) **Manager Insurance**. Manager shall maintain the following insurance coverage, at Manager's cost:

Insurance	Minimum Standards
Workers' Compensation	Coverage A: Minimum limits required by Law (with proof of compliance as acceptable to Owner) Coverage B: $100,000 Bodily Injury by Accident (Each Accident) $500,000 Bodily Injury by Disease (Policy Limit) $100,000 Bodily Injury by Disease (Each Employee
Commercial General Liability Insurance	$5,000,000
Automobile, Single Limited Bodily Injury and Property Damage	$1,000,000, or as required by Law
Uninsured Motorists	As required by applicable Law
Fidelity Bond or Crime Insurance	$1,000,000

Manager shall furnish Property Owners, not later than the date of this Agreement, with certificates of insurance, or other proof evidencing its insurance coverage as required, including evidence that Property Owners shall receive thirty (30) days prior written notice of cancellation. The general liability and automobile liability insurance shall include Owner and Property Owners as additional insureds.

(c) Insurance Requirements. The insurance required under this Agreement shall be written with insurers authorized to do business in the state where the Properties are located, if related only to a particular Property, or each state where a Property is located, if not related specifically to a Property, and shall be rated at least A:IX by A.M. Best's Rating Service. Property Owners and Manager may carry the insurance as part of a blanket insurance policy and in a combination of primary and umbrella coverage. Property Owners and Manager may self-insure for workers' compensation insurance in accordance with statutory requirements.

534904v3

22

540909v3
EAST\102815433.3

Exhibit A-22

(d) Contractor's and Subcontractor's Insurance. In addition, except to the extent waived by Property Owners, Manager shall require that each contractor and subcontractor hired to perform work at a Property (pursuant to contracts of a size as established from time to time by the Operating Plan) maintain insurance against risk of physical damage to personal property belonging to it in amounts sufficient to replace such personal property in the event of loss, and insurance coverage at such contractor's and subcontractor's expense, in the following minimum amounts:

Insurance	Minimum Standards
Workers' compensation	As required by law
Employer's liability	$500,000
Comprehensive general liability	$1,000,000
Comprehensive auto liability	$1,000,000

All such policies shall be at the sole cost and expense of the applicable contractor or subcontractor, and shall include Owner and the applicable Property Owner as additional insureds. A Property Owner may require additional coverage if the work to be performed is, in such Property Owner's judgment, sufficiently hazardous. Manager shall use good faith efforts to obtain not later than the date of hiring of each contractor or subcontractor performing work at a Property and use good faith efforts to keep on file policies of insurance, or other evidence of compliance with these requirements. The policies of insurance shall provide at least thirty (30) days' prior written notice of cancellation or any material change in coverage to Manager, the applicable Property Owner and Owner.

(e) **Tenant's Certificates of Insurance**. If tenants' leases require that they maintain any insurance coverage, Manager shall use diligent efforts to obtain insurance certificates from each tenant and review the certificates for compliance with the lease provisions. Manager shall notify Property Owners as soon as practicable of any tenants which fail to provide necessary certificates to Manager.

(f) **Loan Requirements**. If and to the extent the insurance requirements with respect to a Property Owner set forth in the Loan Documents evidencing or securing the Loan (or any other loan obtained by Owner or a Property Owner secured by one or more Properties) exceed the requirements set forth in this Section 12, the more stringent requirements set forth in such loan documents shall govern.

(g) **No Limitation on Coverage**. Nothing contained in Section 14(k) shall limit any party's recourse to or ability to recover under insurance required to be maintained by any party under Section 12(a) or (b).

Section 13. **Advertising and Publicity**. Manager shall not issue or sponsor any advertising or publicity that states or implies, either directly or indirectly, that Owner or any Property Owner endorses, recommends, or prefers Manager's services; provided, however, that during the Term, Manager and its Affiliates shall have the right to advertise that it is the property manager of the Properties. Further, Manager shall not use the logo of Owner or any Property Owner or the logo or name of any direct or indirect Affiliate or investor in Owner in any fashion without Owner's prior written approval.

Section 14. **Miscellaneous**.

(a) **Section Headings**. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the provisions of this Agreement.

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23

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Exhibit A-23

(b) Notice. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be conclusively deemed to have been duly given or delivered, as the case may be, upon receipt during normal business hours on a Business Day, or if received outside of normal business hours on a Business Day, then on the next day which is a Business Day. Any Notice, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours on a Business Day at the address specified herein or such other address designated pursuant hereto, shall be deemed received as of the date of attempted delivery. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by (a) personal delivery or (b) a reputable overnight courier service, fees prepaid, addressed as follows:

(1)	To Owner:	c/o Oaktree Real Estate Group 333 So. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cary Kleinman Email: ckleinman@oaktreecapital.com
	With a copy to:	Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: General Counsel Email: chip.burns@glenborough.com
(2)	To Property Owner(s):	c/o Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: General Counsel Email: chip.burns@glenborough.com
	With a copy to:	c/o Oaktree Real Estate Group 333 So. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cary Kleinman Email: ckleinman@oaktreecapital.com
(3)	To Manager:	Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: COO Email: chip.burns@glenborough.com

(c) **Assignment**. Except as provided below, (i) unless otherwise approved in writing by Owner, in its sole and absolute discretion, none of the rights, interests, duties or obligations created by this Agreement may be Transferred or delegated in whole or in part by Manager, and any such purported Transfer or delegation shall be void, and (ii) in the event that Owner approves any such delegation, then

534904v3 24

540909v3
EAST\102815433.3 Exhibit A-24

any and all Management Fees hereunder shall be reduced by any amounts, fees and expenses payable directly by Owner or Property Owner to the person or entity to whom such rights, interests, duties or obligations are delegated. Notwithstanding the foregoing, Manager may, and this Section 14(c) shall not be construed to prevent, (A) the use by Manager of unrelated third parties customarily used to perform design, construction, operations, accounting audits and similar functions that are not customarily provided by property managers of projects similar to the Properties or that are otherwise intended to be supervised (rather than performed) by Manager under this Agreement, or (B) the assignment, subcontracting or delegating by Manager of day-to-day management responsibilities, leasing services and/or disposition services to one or more local property managers or leasing companies, in each case so long as Manager continues to supervise the overall management of the Properties, and in each case without reduction in Management Fees payable to Manager if such third parties, local property managers or leasing companies are compensated for their services directly by Manager.

(d) **Entire Agreement**. This Agreement (including exhibits or signed addenda hereto) contains the entire agreement among Property Owners and Manager, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variation, modification or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties or a duly authorized agent, officer, or representative thereof.

(e) **No Recordation**. Neither Property Owners nor Manager shall file or record any instrument or document relative to this Agreement in the public records in any County or State in which any Property Owner or Manager are doing business or its assets are situated.

(f) **Time is of the Essence**. Time is of the essence in all aspects of the performance of the obligations hereunder.

(g) **Governing Law**. The Laws of the State of California, and where applicable, the United States, shall govern the validity, enforcement, and interpretation of this Agreement.

(h) **Litigation Costs**. If any legal action or other proceeding of any kind is brought for the enforcement of this Agreement or because of a default, misrepresentation, or any other dispute in connection with any provision of this Agreement or the Properties, the successful or prevailing party shall be entitled to recover all reasonable fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

(i) **Waiver**. No failure by Owner, and Property Owner or Manager to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver, and no breach shall be waived, altered or modified, except by written instrument.

(j) **Competing Properties**. Owner and each Property Owner may own, invest in, develop, operate, manage and/or lease properties which compete with the Properties and Manager shall have no interest in such competing properties and this Agreement shall not apply to any such competing properties. Manager hereby covenants and agrees that so long as this Agreement remains in force, Manager will not become manager and/or leasing agent for any other office or industrial properties that is a Competing Opportunity (as defined in the Company LLC Agreement), unless MN Retail or its Affiliates have failed to accept a ROFO Opportunity (as defined in the Company LLC Agreement) with respect to such Competing Opportunity in accordance with the terms and conditions of the Company LLC Agreement. Manager covenants and agrees that it will not solicit any tenant to relocate to any other property which Manager or any Affiliate of Manager directly or indirectly owns, leases, manages or otherwise possesses an interest. Owner and Property Owners acknowledge and agree that interests of

534904v3

25

540909v3
EAST\102815433.3

Exhibit A-25

SRT or its Affiliates with respect to the Ensenada Square Property shall not be deemed a violation of this subsection (j).

(k) **Limitation of Property Owners' Liability; Limitation of Owner's Liability**. Property Owners and Manager agree that, notwithstanding any other provision of this Agreement or any rights which Manager might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of a Property Owner to Manager shall be satisfied only from such Property Owner's interest in the Property owned by such Property Owner and the proceeds thereof. Without limiting the generality of the foregoing, if a Property Owner is or becomes a partnership, the general or limited partners, employees, agents, or affiliates of such Property Owner shall not in any manner be personally or individually liable for the obligations of such Property Owner hereunder or for any claims related to this Agreement or the operation of the Properties. If a Property Owner is or becomes a corporation, no officer, employee, agents, or affiliates of such Property Owner shall in any manner be personally or individually liable for the obligations of such Property Owner hereunder or for any claim in any way related to this Agreement or the operations of the Properties. In no event shall Owner have any liability hereunder. The provisions of this Section 14(k) shall survive the expiration or earlier termination of this Agreement.

(n) **Trademarks**. All Trademarks that identify any Property, Owner, and Property Owner, any Affiliate of Owner or that are otherwise owned by Owner, and Property Owner or any Affiliate of Owner or any Property Owner are the sole property of Owner, such Property Owner or their Affiliates, and as among Manager, Owner, Property Owners or their Affiliates, Owner, Property Owners or their Affiliates shall own any variants or derivatives of such Trademarks or any confusingly similar Trademarks that may be developed in the future with respect to any Property. Manager will have no rights to any such Trademarks notwithstanding any use of the same by Manager in connection with its activities with respect to a Property or any participation by Manager or its personnel in the development of any of the same. Manager hereby assigns to Owner any rights (including any and all intellectual property rights) in all work product prepared, developed, or provided by Manager as part of performing duties under this Agreement. Without limiting the foregoing, Manager acknowledges that all original works of authorship which are made by Manager (solely or jointly with others) as part of performing duties under this Agreement which are protectable by copyright are "works made for hire," pursuant to the United States Copyright Act (17 U.S.C., Section 101) for Owner. If any of the works of authorship which are made by Manager (solely or jointly with others) as part performing duties under this Agreement are held for any reason not to be "works made for hire" for Owner or Property Owners, or if ownership of all right, title and interest in and to such works including any related intellectual property rights has not vested exclusively and immediately in Owner or Property Owners (or any of them), upon creation, Manager irrevocably assigns, without further consideration, any and all right, title and interest in and to such works to Owner, including any and all intellectual property rights with respect thereto.

(o) **Website**. Manager shall take all actions (subject to Property Owners' approval) to establish and continuously maintain a joint ventures landing page on the existing SRT website with links to each Property (individually and collectively referred to herein as a "Property Website"). Rights to

534904v3

26

540909v3
EAST\102815433.3

Exhibit A-26

the Property Website including all content, artwork, graphic designs, links, layout, look and feel, works of authorship, software (both in object and source code form), work flows and processes, documentation and all other information needed to run the website shall be the sole property of the Property Owner that owns the Property to which such Property Website relates. To the extent that Manager hosts, develops or manages a Website and/or contracts for the hosting, development or management of a Property Website, Manager shall ensure that any rights in and to the Property Website including all intellectual property rights therein inure solely to the applicable Property Owner. With respect to the information or content related to a Property that is linked to the SRT website, Manager shall, upon expiration or earlier termination of the Term of this Agreement, at Owner's expense, make arrangements to transfer such information including all content, artwork, graphic designs, layout, look and feel, works of authorship, software (both in object and source code form), work flows and processes, documentation and all other information needed to run the content on a separate and distinct website to Owner or another Person designated by Owner, with appropriate releases or transfers of rights with respect to all of the same.

(p) **No Partnership/Fiduciary Relationship**. Manager is an independent contractor and the parties acknowledge and agree that the relationship created by this Agreement between Property Owners and Manager is one of contract only, and that no partnership, joint venture other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby; provided, however, that to the extent Manager is authorized pursuant to the terms hereof to enter into contracts with respect to any Property in a Property Owner's name, it shall enter into such contracts in the name of such Property Owner as Property Owner's agent and shall exercise the prudent expert standard of care.

(q) **Construction.** Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party).

(r) **Certain Terminology.** Whenever the words "including", "include", or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words ", without limitation," immediately followed the same.

(s) **Non-Business Days.** Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a day other than a Business Day, then such period or date shall be extended until the immediately following Business Day.

(t) **Successors and Assigns**. Subject to Section 14(c), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(u) **No Third Party Beneficiaries**. Except as otherwise expressly provided herein, the provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted successors and assigns and are not for the benefit of any other person or entity (including, without limitation, the Manager and any tenants of any Property). Notwithstanding the foregoing, the parties hereby acknowledge that Owner is an intended third party beneficiary of this Agreement and shall have the right to enforce this Agreement in accordance with its terms.

(v) **Property Owner's Representatives; Consents and Approvals**. Any approval or consent required from a Property Owner or Property Owners may be given by Owner and Owner's representatives from time to time designated by Owner to Manager in writing. Owner may from time to time designate representatives to approve matters, receive reports, materials, or other items, or otherwise

534904v3

27

540909v3
EAST\102815433.3

Exhibit A-27

take action on behalf of Owner, and Manager shall cooperate fully with such representatives, to the same extent as if dealing directly with Owner.

(w) **Attorneys' Fees**. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

(x) **Several Obligations**. Manager and Property Owners hereby acknowledge that this Agreement could have been executed as three separate agreements, with each Property Owner executing an agreement with Manager with respect to its Property only; however, for economy and ease of reference, the parties agreed to execute a single agreement. Therefore, Manager hereby acknowledges and agrees that the obligations of each of the Property Owners hereunder shall be several, but not joint, with each Property Owner (i) being liable only for amounts due to Manager on account of Services performed by Manager with respect to such Property Owner's Property and (ii) being obligated to indemnify Manager only for acts or omissions of such Property Owner.

[NO FURTHER TEXT – SIGNATURES ON NEXT PAGE]

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540909v3
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Exhibit A-28

THIS AGREEMENT is executed to be effective as of the date first above written.

<u>PROPERTY OWNERS</u>:

SGO MN West Village, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:___________________________

SGO MN Maplewood, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:___________________________

534904v3 *Signature Page – Property Management Agreement*

540909v3
EAST\102815433.3
Exhibit A-29

SGO MN Westgate Shopping Center, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

SGO MN Westlake Center, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

SGO MN Omaha, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

534904v3 *Signature Page – Property Management Agreement*

540909v3
EAST\102815433.3
Exhibit A-30

SGO MN Jamestown Business Center, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:____________________________
Name:__________________________
Its:____________________________

SGO MN Lakeville, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:____________________________
Name:__________________________
Its:____________________________

SGO MN Southpond, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:____________________________
Name:__________________________
Its:____________________________

534904v3

Signature Page – Property Management Agreement

540909v3
EAST\102815433.3

Exhibit A-31

SGO MN 4615 Grand, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

SGO MN Med Park, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

SGO MN Burnsville, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

534904v3 *Signature Page – Property Management Agreement*

540909v3
EAST\102815433.3
Exhibit A-32

SGO MN Evergreen, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

MANAGER:

GLENBOROUGH, LLC,
a Delaware limited liability company

By:__________________________
Name:________________________
Its:__________________________

534904v3 *Signature Page – Property Management Agreement*

540909v3
EAST\102815433.3
Exhibit A-33

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

1. **Burnsville 1 Strip Center, Burnsville, MN**

PARCEL I

Lot 1, Block 1, James Plaza, according to the recorded plat thereof, Dakota County, Minnesota.

Together with the benefits and easements created in Easement Agreement filed as Document No. 1234794.

Dakota County, Minnesota
Abstract Property

2. **Champlin South Pond, Champlin, MN**

The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

Parcel A:
Lot Three (3), Block One (1), SOUTH POND CENTER.

Parcel B
Together with the Terms and Conditions of Private Road and Utility Easement and Maintenance Agreement dated February 5, 1998, filed March 12, 1998, as Document Nos. 6791394 and 6862237.

Torrens and Abstract Property.

3. **Chanhassen (Chan West Village), Chanhassen, MN**

Parcel 1

Lot 4, Block 1, West Village Heights 2nd Addition, and that part of vacated West 78th Street described as follows:

Commencing at the Northwest corner of said Lot 4; thence South 2 degrees 18 minutes 17 seconds West, assumed bearing along the Westerly line of said Lot 4 a distance of 348.71 feet to an angle point on the Westerly line of said Lot 4; thence South 43 degrees 48 minutes 17 seconds West, continuing along the Westerly line of said Lot 4 a distance of 68.44 feet to the most Westerly corner of said Lot 4, the point of beginning of the tract to be described; thence South 43 degrees 48 minutes 17 seconds West, along the Southwesterly extension of the Westerly line of said Lot 4 a distance of 34.36 feet to the Northerly right of way line of West 78th Street as described in Document No. 149663, recorded in the Office of the Carver County Recorder; thence South 64 degrees 03 minutes 25 seconds East, along said Northerly right of way line 118.06 feet to the Southerly line of said Lot 4; thence Northwesterly, along the Southerly line of said Lot 4 to the point of beginning, together with the benefit of Easement dated July 27, 1994, and filed on August 4, 1994, as Document No. 170419, Amended by Document No. 178548.

534004v3

Exhibit A-1-1

540909v3
EAST\102815433.3

Exhibit A-34

Parcel 2

Lots One (1), Two (2) and Three (3), Block One (1), West Village Heights 3rd Addition, according to the plat thereof on file or of record in the office of the County Recorder, Carver County, Minnesota;

Together with an easement for the benefit of Lots 1 and 2, Block 1, as provided in Declaration of Easement dated July 27, 1994, filed August 4, 1994, as Document No. 170419, Office of the County Recorder, Carver County, Minnesota, and as amended by Amendment to Declaration of Easement dated March 31, 1995, filed April 3, 1995, as Document No. 176548, Office of the County Recorder, Carver County, Minnesota;

Together with an easement for ingress and egress over Lot 3, Block 1, West Village Heights 3rd Addition, for the benefit of Lots 1 and 2, Block 1, as provided in Declaration of Easement dated July 27, 2000, filed July 31, 2000, as Document No. 272808;

Together with easements for the benefit of Lots 1 and 2, Block 1, as provided in Declaration of Reciprocal Easements and Operating Agreements dated July 27, 2000, filed July 31, 2000, as Document No. 272809.

Abstract Property

4. **Duluth 4615 Grand, Duluth, MN**

The land referred to is situated in the State of Minnesota, County of St. Louis, and is described as follows:

Lots Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13) and Fourteen (14), Block Seventy-five (75), ONEOTA.

Abstract Property

6. **Forest Lake Auto, Forest Lake, MN**

That part of Lot 2, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota, described as follows:

Commencing at the Southwest corner of said Lot 2; thence North 0 degrees 58 minutes 03 seconds West, plat bearing, along the West line of said Lot 2, a distance of 301.94 feet to the point of beginning, said point being 220 feet Southerly of the Northwest corner of said Lot 2; thence continuing North 0 degrees 58 minutes 03 seconds West, along the West line of said Lot 2, a distance of 220.0 feet to the Northwest corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, along the North line of said Lot 2, a distance of 206.99 feet to a corner of said Lot 2; thence South 0 degrees 58 minutes 03 seconds East, 220.0 feet; thence North 89 degrees 46 minutes 20 seconds West, 206.99 feet to the point of beginning.

534904v3

Exhibit A-1-2

540909v3
EAST\102815433.3

Exhibit A-35

7. Forest Lake Westlake Center, Forest Lake, MN

PARCEL A

That part of Lot 2, Block 1, of the recorded plat of Morehead Commercial, Washington County, Minnesota, described as follows:

Beginning at the Southwest corner of said Lot 2; thence North 0 degrees 58 minutes 03 seconds West, plat bearing, along the West line of said Lot 2, a distance of 301.94 feet, said point being 220 feet Southerly of the Northwest corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, parallel with the North line of said Lot 2, a distance of 206.99 feet, thence North 0 degrees 58 minutes 03 seconds West 170.06 feet, to a corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, along a portion of the Northerly line of said Lot 2 and the South line of Lot 1 of said Block 1, and its Easterly extension, a distance of 403.25 feet to the East line of said Lot 2; thence Southerly along said East line, a distance of 459.30 feet to the Southeast corner of said Lot 2; thence Westerly along the South line of Lot 2 to the point of beginning.

PARCEL B

The North 175 feet of Lot 3, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota.

PARCEL C

That part of Lot 3, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota, lying South of the North 175 feet thereof.

Together with appurtenant easement for ingress and egress over a 40 foot wide strip of land, as measured at right angles from the Easterly line of which is described as follows:

Beginning at the Northeast corner of said Lot 2, Block 1, Morehead Commercial; thence South 1 degree 35 minutes 58 seconds East, along the East line of Lot 2, a distance of 293.98 feet to the point of intersection with the Easterly extension of the South line of Lot 1, Block 1, of Morehead Commercial and there terminating, as shown in Document No. 576355, dated July 18, 1988 and filed July 20, 1988.

Washington County, Minnesota
Abstract Property

8. Grand Forks MedPark Mall, Grand Forks, ND

Lots C and D, Block 2, Replat of Lot B, of the Replat of Lot 3 and the Replat of Lot 5, Block 2, Blair-Satrom-Baukol Second Addition to the City of Grand Forks, Grand Forks County, North Dakota

534604v3

Exhibit A-1-3

540909v3
EAST\102815433.3

Exhibit A-36

10. Jamestown Business Center, Jamestown, ND

All of Block 17, including the vacated alley lying therein; together with the East 20 feet of 2nd. Ave. NE, now vacated, lying south of the north line of Block 17, extended west and north of the south line of Block 17 extended west; and the West 20 feet of Third Avenue NE, now vacated, lying south of the North line of Block 17 extended east and north of the south line of Block 17 extended east; all in the Original Plat of Jamestown, Stutsman County, North Dakota

11. Lakeville Strip Center, Lakeville, MN

All that part of Lot 18, Argonne Farms, according to the recorded plat thereof, lying westerly of a straight line drawn from a point on the north line of said Lot 18, distant 334.63 feet east of the northwest corner of said Lot 18, to a point on the south line of said Lot 18, distant 196.45 feet east of the southwest corner of said Lot 18; EXCEPTING THEREFROM that part described as follows: Beginning at the northwest corner of said Lot 18; thence southeasterly along the westerly line of said Lot 18 a distance of 50 feet; thence deflect to the left along a line parallel with the north line of said Lot 18 a distance of 278.53 feet; thence northwesterly along a line parallel with the westerly line of said Lot 18 to the north line of said Lot 18; thence westerly along the north line of said Lot 18 to the point of beginning.

Together with and subject to a perpetual non-exclusive easement for driveway purposes 32 feet wide, the center line of which is described as follows: Commencing at the northwest corner of said Lot 18; thence southeasterly along the westerly line of said Lot 18 a distance of 50 feet to the actual point of beginning of the center line to be described; thence deflect to the left along a line parallel with the north line of said Lot 18 a distance of 75 feet.

534004v3

Exhibit A-1-4

540909v3
EAST\102815433.3

Exhibit A-37

13. **Omaha Barns & Noble, Omaha, NE**

Lot 3, Oak View Plaza (1st Platting), an addition to the City of Omaha, in Douglas County, Nebraska.

Together with easement right for parking and storm water drainage over through and around the Common Areas as granted in the Declaration of Covenants, Easements and Restrictions, filed September 11, 1992 in Book 1030, Page 603, in Miscellaneous Records, of Douglas County, Nebraska.

Together with Easement rights for ingress and egress upon, over and across the Service Drives as granted in Declaration of Covenants, Easements and Restrictions, filed September 11, 1992 in Book 1030, Page 603, in Miscellaneous Records, of Douglas County, Nebraska.

Together with right of ingress and egress from Oak View Drive granted Declaration of Covenants, Easements and Restrictions, filed September 11, 1992 in Book 1030, Page 603, in Miscellaneous Records, of Douglas County, Nebraska.

Together with a Permanent Roadway Easement on and upon a portion of said land as contained in Access Easement filed June 29, 1995, in Book 1150, Page 271, in Miscellaneous Records, of Douglas County, Nebraska.

Together with Permanent ingress and egress easement as set forth on the Plat of Oak View Plaza, 1st Platting, filed June 29, 1995, in Book 2007, Page 387, of the Deed Records, of Douglas County, Nebraska.

Together with Access Easements as contained in Reciprocal Easement Agreement, filed July 29, 1994, in Book 1126, Page 7, Miscellaneous Records, in Douglas County, Nebraska.

Together with Access Easements as contained in Amended and Restated Reciprocal Easement Agreement, filed November 15, 1994, in Book 1133, Page 648, Miscellaneous Records, in Douglas County, Nebraska.

Together with Access and Service Drives as contained in Amended Reciprocal Easement Agreement, filed July 14, 2995, in Book 1151, Page 282, Miscellaneous Records, in Douglas County, Nebraska.

Together with a Permanent Easement over and upon portions described as the Service Drives, for the purpose of ingress and egress, as contained in Access Easement, filed November 15, 1994, in Book 1133, Page 667, in Miscellaneous Records, in Douglas County, Nebraska.

534904v3 Exhibit A-1-5

540909v3
EAST\102815433.3
Exhibit A-38

14. Pine City C Store, Pine City, MN

That part of the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota, described as follows:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet to the point of beginning of the property to be described; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 155.00 feet; thence North 0 degrees 45 minutes 30 seconds West 246.33 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence Northwesterly 41.51 feet along said right-of-way which is a non-tangential curve concave to the Southwest, having a radius of 879.93 feet and a central angle of 2 degrees 42 minutes 10 seconds, the chord of said curve bears North 55 degrees 48 minutes 35 seconds West to the Northeast corner of the property conveyed to Reproco Inc., in Microfilm No. 228941; thence South 0 degrees 45 minutes 30 seconds East along the East line of the Reproco property 195.00 feet; thence South 89 degrees 14 minutes 30 seconds West along the South line of the Reproco property 42.44 feet to the West line of said Southwest Quarter of the Southwest Quarter; thence South 0 degrees 45 minutes 30 seconds East along said West line 757.39 feet to the point of beginning.

Together with a 66 foot roadway easement being 66 feet to the right of as measured at right angles to and parallel with the following described Line "A":

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 1004.99 feet; thence Southerly along said West line 655.00 feet to the point of beginning of Line "A"; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 624.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line "A" there terminating.

And together with a 20 foot utility easement over, under and across the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota. Said easement being 10 feet on each side of the following described line:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 131 feet to the point of beginning of the center line to be described; thence North 4 degrees 20 minutes West 240.08 feet to the Southerly right-of-way line of State Trunk Highway No. 324 and said center line there terminating.

The side lines of said easement shall be shortened or extended to terminate on said Southerly right-of-way line.

Pine County, Minnesota
Abstract Property

That part of the Southwest Quarter of the Southwest Quarter (SW 1/4 of SW 1/4) of Section Thirty-three (33), Township Thirty-nine (39), Range Twenty-one (21), described as follows:

534904v3

Exhibit A-1-6

540909v3
EAST\102815433.3

Exhibit A-39

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter a distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter a distance of 420.0 feet; thence North 47 degrees 55 minutes East 275.73 feet to the point of beginning of the property to be described; thence North 51 degrees 09 minutes 30 seconds West 200.0 feet; thence North 38 degrees 50 minutes 30 seconds East 230.0 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence South 51 degrees 09 minutes 30 seconds East along said Southerly right-of-way line 57.84 feet; thence Southerly 182.64 feet along said Southerly right-of-way line which is a curve concave to the Northeast having a radius of 1030.59 feet and a central angle of 10 degrees 09 minutes 15 seconds, the chord of said curve bears South 56 degrees 14 minutes 07 seconds East to the intersection with a line that bears North 47 degrees 55 minutes East from the point of beginning; thence South 47 degrees 55 minutes West 249.25 feet to the point of beginning.

Together with a 66 foot roadway easement being 66 feet to the right of, as measured at right angles to and parallel with the following described Line"A":

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter a distance of 1004.99 feet; thence Southerly along said West line 655.0 feet to the point of beginning of Line "A"; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter 420.0 feet; thence North 47 degrees 55 minutes East 524.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line "A" there terminating.

Pine County, Minnesota
Abstract Property

15. Pine City Evergreen Square, Pine City, MN

That part of the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota, described as follows:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet to the point of beginning of the property to be described; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 155.00 feet; thence North 0 degrees 45 minutes 30 seconds West 246.33 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence Northwesterly 41.51 feet along said right-of-way which is a non-tangential curve concave to the Southwest, having a radius of 879.93 feet and a central angle of 2 degrees 42 minutes 10 seconds, the chord of said curve bears North 55 degrees 48 minutes 35 seconds West to the Northeast corner of the property conveyed to Reproco Inc., in Microfilm No. 228941; thence South 0 degrees 45 minutes 30 seconds East along the East line of the Reproco property 195.00 feet; thence South 89 degrees 14 minutes 30 seconds West along the South line of the Reproco property 42.44 feet to the West line of said Southwest Quarter of the Southwest Quarter; thence South 0 degrees 45 minutes 30 seconds East along said West line 757.39 feet to the point of beginning.

Together with a 66 foot roadway easement being 66 feet to the right of as measured at right angles to and parallel with the following described Line "A":

534904v3

Exhibit A-1-7

540909v3
EAST\102815433.3

Exhibit A-40

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 1004.99 feet; thence Southerly along said West line 655.00 feet to the point of beginning of Line "A"; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 524.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line "A" there terminating.

And together with a 20 foot utility easement over, under and across the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota. Said easement being 10 feet on each side of the following described line:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 131 feet to the point of beginning of the center line to be described; thence North 4 degrees 20 minutes West 240.06 feet to the Southerly right-of-way line of State Trunk Highway No. 324 and said center line there terminating.

The side lines of said easement shall be shortened or extended to terminate on said Southerly right-of-way line.

Pine County, Minnesota
Abstract Property

That part of the Southwest Quarter of the Southwest Quarter (SW 1/4 of SW 1/4) of Section Thirty-three (33), Township Thirty-nine (39), Range Twenty-one (21), described as follows:

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter a distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter a distance of 420.0 feet; thence North 47 degrees 55 minutes East 275.73 feet to the point of beginning of the property to be described; thence North 51 degrees 09 minutes 30 seconds West 200.0 feet; thence North 38 degrees 50 minutes 30 seconds East 230.0 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence South 51 degrees 09 minutes 30 seconds East along said Southerly right-of-way line 57.84 feet; thence Southerly 182.64 feet along said Southerly right-of-way line which is a curve concave to the Northeast having a radius of 1030.50 feet and a central angle of 10 degrees 09 minutes 15 seconds, the chord of said curve bears South 56 degrees 14 minutes 07 seconds East to the intersection with a line that bears North 47 degrees 55 minutes East from the point of beginning; thence South 47 degrees 55 minutes West 249.25 feet to the point of beginning.

Together with a 66 foot roadway easement being 66 feet to the right of, as measured at right angles to and parallel with the following described Line"A":

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter a distance of 1004.99 feet; thence Southerly along said West line 655.0 feet to the point of beginning of Line "A"; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter 420.0 feet; thence North 47 degrees 55 minutes East 524.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line "A" there terminating.

Pine County, Minnesota
Abstract Property

534904v3

Exhibit A-1-8

540909v3
EAST\102815433.3

Exhibit A-41

16. Rochester Maplewood Square I & II, Rochester, MN

Parcel 1:
All of Lot 1, Block 1, and that part of Lot 2, Block 1, MAPLEWOOD SQUARE OF ROCHESTER, Olmsted County, Minnesota, described by metes and bounds as follows:

Beginning at the Northeast corner of said Lot 2; thence South 16 degrees 56 minutes 39 seconds East, assumed bearing, along the East line thereof, a distance of 546.86 feet; thence South 68 degrees 11 minutes 33 seconds West along the Southerly line of said Lot 2 a distance of 130.00 feet; thence North 10 degrees 33 minutes 24 seconds West, 189.01 feet; thence North 00 degrees 51 minutes 30 seconds East, 145.50 feet; thence North 01 degrees 29 minutes 12 seconds West, 240.20 feet to the point of beginning.

Together with all of the rights and easements created under:

1. Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 320 as Document No. 440379 and amended by Amendment to Access Easement Agreement (Front Drive-Common Drive-Service Drive) recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 974 as Document No. 584329, and further amended by Amendment to Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on May 7, 1996 as Document No. 726533.

2. Reciprocal Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 322 as Document No. 440381.

3. Building Encroachment Easement recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 975 as Document No. 584330.

4. Turnabout Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 976 as Document No. 584331.

Parcel 2:
All of Lot 2, Block 1, Maplewood Square of Rochester, Olmsted County, Minnesota, except that part described by metes and bounds as follows:

Beginning at the Northeast corner of said Lot 2; thence South 16 degrees 56 minutes 39 seconds East, assumed bearing, along the East line thereof, a distance of 546.86 feet; thence South 68 degrees 11 minutes 33 seconds West along the Southerly line of said Lot 2 a distance of 130.00 feet; thence North 10 degrees 33 minutes 24 seconds West, 189.01 feet; thence North 00 degrees 51 minutes 30 seconds East, 145.50 feet; thence North 01 degree 29 minutes 12 seconds West, 240.20 feet to the point of beginning.

Together with all of the rights and easements created under:

1. Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 320 as Document No. 440379 and amended by Amendment to Access Easement Agreement (Front Drive-Common Drive-Service Drive) recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 974 as Document No.584329, and further amended by Amendment to Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on May 7, 1996 as Document No. 726533.

534904v3

Exhibit A-1-9

540909v3
EAST\102815433.3

Exhibit A-42

2. Reciprocal Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 322 as Document No. 440381.

17. **St. Cloud Westgate SC, St. Cloud, MN**

All of the Southeast Quarter of the Southeast Quarter of the Northwest Quarter of Section 15, Township 124, Range 28, Stearns County, Minnesota, excepting therefrom the North 33 feet, the East 33 feet, the South 33 feet and the West 33 feet thereof.

Also excepting that part described as beginning at the intersection of the West right-of-way line of 25th Avenue and the South right-of-way line of Trunk Highway 23-52; thence West along the South right-of-way line of Trunk Highway 23-52, a distance of 15 feet; thence in a Southeasterly direction to a point on the West right-of-way line on 25th Avenue lying 15 feet Southerly of the point of beginning; thence North along the West right-of-way line of 25th Avenue, a distance of 15 feet to the point of beginning.

Stearns County, Minnesota
Abstract Property

534904v3 Exhibit A-1-10

540909v3
EAST\102815433.3
Exhibit A-43

EXHIBIT B

MANAGER'S COMPENSATION

1. Management Fee. The "Management Fee" due with respect to each Property shall be equal to three percent (3.00%) of the Gross Revenues collected from the operation of such Property. "Gross Revenues" shall mean all revenues actually collected and deposited in the Locked Account each month, including rent, operating costs reimbursements, charges for services, and any other income, but excluding the following items: (a) security deposits, unless and until applied toward rent or other lease payments due to the applicable Property Owner; (b) loan proceeds or insurance proceeds (unless such insurance proceeds represent lost rents); (c) condemnation awards; (d) tax rebates; (e) any portion of revenue determined to be a bad debt; (f) revenue received for tenant improvements, whether paid in one payment or over a future period; (g) proceeds from the sale of assets received or accrued, unless such assets were in lieu of rent; (h) interest income received; (i) intentionally omitted; (j) capital contributions from members of the applicable Property Owner or member loans advanced by members of such Property Owner; (k) proceeds from the sale, financing or refinancing of any Property (or any portion thereof, including, any real or personal property) or of capital assets, furniture, fixtures or equipment made in the ordinary course of replacement of such items; and (l) any other item customarily excluded under similar management agreements in the locale of the applicable Property. The Management Fee for any partial month during the term of this Agreement shall be paid pro-rata based upon a 365-day year.

2. Construction Management Fee. In exchange for construction supervisory services to be provided by Manager pursuant to the terms of this Agreement, Owner shall pay to Manager the following fees for any construction projects (on a project-by-project basis), the Cumulative Cost of which exceeds $25,000: (i) five percent (5.00%) of the first $300,000 of the Cumulative Costs; (ii) four percent (4.00%) of the Cumulative Costs which exceeds $300,000 but is less than or equal to $500,000; and (iii) three percent (3.00%) of all Cumulative Costs in excess of $500,000 (the "Construction Management Fee"). "Cumulative Costs" shall mean the total actual cost (excluding "soft costs") of a project, which represents the aggregate cost of all contracts, vendors and service providers hired in connection with such project. Application for payments shall be submitted monthly by Manager and the applicable Property Owner shall make payments owing hereunder within thirty (30) days after such Property Owner's receipt of the application with satisfactory supporting documentation.

3. Leasing Commissions. In exchange for leasing services to be provided by Manager pursuant to the terms of this Agreement, the applicable Property Owner shall pay to Manager: (i) six percent (6%) of base rent for the first one hundred twenty (120) months of the initial term for new Leases procured for such Property Owner's Property by Manager and expansions of existing leases at such Property, and (ii) three percent (3%) of base rent for the first one hundred twenty (120) months of the renewal term for extensions and renewals of existing leases at such Property (the "Leasing Commission"). If, however, the foregoing leasing commission structure is not the structure that is commonly utilized in a particular market area where the applicable Property is located, then the applicable Property Owner and Manager may utilize an alternative leasing commission structure that is commonly utilized in the market area, such as the payment of a certain dollar amount per square foot for a certain period of the lease term; provided, that the same is agreed to in writing in advance by both Manager and the applicable Property Owner (which agreement shall require the approval of MN Retail); provided, further, that if Manager and the applicable Property Owner are unable to so agree, then the foregoing schedule shall be used to determine the Leasing Commission due to Manager. Notwithstanding the foregoing, or anything

534904v3

Exhibit B-1-1

540909v3
EAST\102815433.3

Exhibit A-44

to the contrary herein, (a) Manager shall be responsible for paying the fee of any broker from the commission due to Manager pursuant to the foregoing (i.e. the leasing commission earned by Manager will be reduced by any amounts owed to any broker) and (b) in no event will Manager be entitled to any Leasing Commission for any new leases, lease expansions or lease renewals entered into by a Property Owner following the expiration of the Term, whether or not Manager would customarily be deemed to be the procuring cause of such new lease, lease expansion or lease renewal, unless within thirty (30) days after the expiration of the Term or the termination of the Agreement, Manager delivers to Property Owner a written list of those tenants or potentials tenants with whom Manager engaged in substantive leasing negotiations or from whom Manager received a written lease proposal, prior to such expiration or termination. If any such identified tenant or potential tenant enters into a new lease, lease expansion or lease renewal within seventy-five (75) days after the date of expiration or termination of the Term, so long as the Agreement was not terminated by Property Owners pursuant to Section 3(c)(i) of the Agreement, Manager shall be entitled to a leasing commission with respect thereto equal in amount to the commission Manager would have received had such new lease, expansion or renewal been entered into prior to such expiration or termination.

4. No additional or other fees shall be paid by Property Owners to Manager hereunder.

534904v3

Exhibit B-1-2

540909v3
EAST\102815433.3

Exhibit A-45

EXHIBIT C

REPORTING REQUIREMENTS

On or before the stated day of each calendar quarter during the Term, Manager shall, deliver to Property Owners one (1) copy of the following statements pertaining to the Properties for the immediately preceding calendar quarter, prepared on cash basis (modified as appropriate) and broken out by Property and aggregated:

i. Within twenty-one (21) days after the end of each calendar quarter, a comparison of the prior quarter's activities with the Budget and Operating Plan and the previously submitted schedule for such quarter (and including cumulative year to date information with respect to each of these items), and an explanation of the discrepancies;

ii. Within fifteen (15) days after the end of each calendar quarter, (a) any material legal issues of which Manager is aware, such as material claims filed or threatened against any Property Owner or the existence of material claims by any Property Owner against other parties, (b) incident reports, and (c) a pertinent market report on sales and leasing activity in the vicinity of each Property, and a status report of the Company's activities during such calendar quarter, including descriptions of additions to, dispositions of and leasing and occupancy of Properties;

iii. Proposed construction and architect's contracts, if applicable;

iv. Proposed design update and progress under plans and specifications, and updates on progress thereunder, if applicable; and

v. Financial statements required under the LLC Agreement.

On or before the thirtieth (30th) day of each calendar month during the Term, Manager shall, deliver to Property Owners one (1) copy of the following statements pertaining to the Properties for the immediately preceding calendar month, prepared on a cash basis (modified as appropriate) and broken out by Property and aggregated:

i. Bank account(s) statement(s) and reconciliation(s); and

ii. Detailed rent rolls, including vacant space, aged delinquency schedules and a security deposit report;

Reports shall be delivered to Property Owners at the notice addresses given above. Such monthly statements shall be in form reasonably satisfactory to Property Owners. Property Owners may reasonably amend their accounting and reporting requirements at any time during the Term.

534904v3

Exhibit C-1

540909v3
EAST\102815433.3

Exhibit A-46

SCHEDULE E

Legal Fees

Manager:	____________	Field Office:	____________
Tenant Name:	____________	CTI Tenant I.D.:	____________
Project Name:	____________	Project I.D.:	____________

Account No.: 1703 DFLEGAL

(a) TYPE			(i) FEE
Assignment, Sublease or Short Form Lease		1,000.00	____________
Amendments/Terminations (enter expansions under New Leases/Expansions)			
Up to 2,000 sq.ft	1,700.00		____________
2,001 to 5,000 sq.ft		3,500.00	____________
5,001 to 10,000 sq.ft	5,000.00		____________
10,001 and up		7,200.00	____________
New Leases / Expansions (select category based on final size)			
Storage Agreement		1,000.00	____________
Lease/Expansion	Up to 2,000 sq.ft. 3,000.00		____________
Lease/Expansion	2,001 to 5,000 sq.ft. 5,500.00		____________
Lease/Expansion	5,001 to 10,000 sq.ft. 7,200.00		____________
Lease/Expansion	10,001 and up 15,000.00		____________
Extraordinary Negotiation	No. of extraordinary conference calls/drafts: ____________	300.00/call 550.00/draft	____________

Regional Leasing Director:	____________	Date:	____________
Counsel Approval (required)	____________	Date:	____________

Property Accountant—Please see Koti for cash receipt coding.

SFI-620888935v6

534904v3

Exhibit E-1

540909v3
EAST\102815433.3

Exhibit A-48

PROPERTY MANAGEMENT AGREEMENT

AMONG

SGO MN Buffalo Mall, LLC,
SGO MN Denfeld, LLC, and
SGO MN Monticello CC, LLC,

each as a "Property Owner"

AND

GLENBOROUGH, LLC,

as "Manager"

EFFECTIVE DATE: September 30, 2015

544557v1

540909v3
EAST\102815433.3

Exhibit A-49

PROPERTY MANAGEMENT AGREEMENT

This Property Management Agreement ("Agreement") is entered into effective as of September 30, 2015 ("Effective Date"), by and among SGO MN Buffalo Mall, LLC, a Delaware limited liability company ("Buffalo Mall Owner"); SGO MN Denfeld, LLC, a Delaware limited liability company ("Denfeld Owner"); and SGO MN Monticello CC, LLC, a Delaware limited liability company ("Monticello Owner") (individually and collectively, "Property Owners"), and GLENBOROUGH, LLC, a Delaware limited liability company ("Manager").

RECITALS

WHEREAS, MN Retail Grand Avenue Partners, LLC, a Delaware limited liability company ("MN Retail"), GLB SGO MN, LLC, a Delaware limited liability company ("Operating Member"), and SRT SGO MN, LLC ("SRT"), have entered into that certain Limited Liability Company Agreement of SGO MN Retail Acquisitions Venture, LLC ("Owner") dated as of September 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Company LLC Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Company LLC Agreement.

WHEREAS, Owner is the sole member of (i) Buffalo Mall Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Buffalo Property"), (ii) Denfeld Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Denfeld Property"), and (iii) Monticello Owner, which owns the real property identified on Exhibit A-1, which real property is improved by certain improvements (the "MN Monticello Property"); and

WHEREAS, each of the Property Owners (defined below) desires to engage Manager to manage the Property owned by it upon the terms and conditions herein stated, and Manager desires to act as the manager for the Properties upon such terms and conditions.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. **Defined Terms.** The following terms have the indicated meaning:

"Accounts" shall have the meaning set forth in Section 5(f).

"Agreement" shall have the meaning set forth in the Preamble.

"Approval Guidelines" shall have the meaning set forth in Exhibit D.

534904v1

540909v3
EAST\102815433.3
Exhibit A-50

"Budget" shall mean the budget covering the anticipated operations of the Properties provided to Manager by Property Owners, as amended, revised or replaced from time to time with Property Owners' approval.

"Company LLC Agreement" shall have the meaning set forth in the Recitals.

"Construction Management Fee" shall have the meaning set forth in Exhibit B.

"Duties" shall have the meaning set forth in Section 2(a).

"Effective Date" shall have the meaning set forth in the Preamble.

"Gross Revenues" shall have the meaning set forth in Exhibit B.

"Indemnified Party" shall have the meaning set forth in Section 10(c).

"Indemnitor" shall have the meaning set forth in Section 10(c).

"Laws" shall have the meaning set forth in Section 5(c)(iii).

"Leasing Commissions" shall have the meaning set forth in Exhibit B.

"Loan" means, collectively, each of the mortgage loans made from time to time to a Property Owner which loan is secured by a Property and evidenced by the Loan Documents.

544557v1

3

540909v3
EAST\102815433.3

Exhibit A-51

"Loan Documents" means the note(s), the mortgage(s) and the other loan documents executed and delivered by Property Owners and/or certain of their Affiliates and the applicable guarantor(s) and/or indemnitor(s) to a lender in connection with the Loan.

"Locked Account" shall have the meaning set forth in Section 5(f).

"Losses" shall have the meaning set forth in Section 10(a).

"Management Fee" shall have the meaning set forth in Exhibit B.

"Maximum Contract Amount" means $25,000.

"Notices" shall have the meaning set forth in Section 14(b).

"Operating Account" shall have the meaning set forth in Section 5(f).

"Operating Guidelines" shall mean the proposed operating guidelines for the Properties provided to Manager by Property Owners, as amended, revised or replaced from time to time.

"Operating Plan" shall mean the strategic and comprehensive operating plan covering the anticipated operations of the Properties provided to Manager by Property Owners as amended, revised or replaced from time to time.

"Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

"Pre-Approved Contracts" shall have the meaning set forth in Section 5(d).

"Properties" means, collectively, MN Buffalo Mall Property; MN Denfeld Property; and MN Monticello Property. Each of the Properties is referred to herein individually as a "Property".

"Property Owners" means, collectively, Buffalo Mall Owner; Denfeld Owner; and Monticello Owner. Each of the Property Owners is referred to herein individually as a "Property Owner".

"Reasonable Period" means, with respect any defaulting party under this Agreement, a period of ten (10) calendar days after such defaulting party receives written notice of its default from the other party; provided, however, that if such breach can be cured but cannot reasonably be cured within such 10-day period, the period shall continue, if the defaulting party commences to cure the breach within such 10-day period, for so long as the defaulting party diligently prosecutes the cure to completion up to a maximum of the lesser of (a) twenty (20) calendar days, or (b) the period of time allowed for such performance under any material agreement affecting any Property, including without limitation, the Loan Documents.

544557v1

4

540909v3
EAST\102815433.3

Exhibit A-52

"Recoveries" shall have the meaning set forth in Section 6(a).

"Renewal" shall have the meaning set forth in Section 3(a).

"Requirements" shall have the meaning set forth in Section 5(c)(iii).

"Security Deposit Account" shall have the meaning set forth in Section 5(f).

"Services" shall have the meaning set forth in Section 2(a).

"Term" shall have the meaning set forth in Section 3(a).

"Trademarks" means all trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, trade dress, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature.

"Transfer" means a sale, assignment, transfer or hypothecation, directly or indirectly, at any tier or level.

Section 2. Appointment of Manager; Standard of Performance; Authority.

(a) **Appointment.** Manager shall have responsibility for the day-to-day management and operation of the Properties and all facilities thereon or associated therewith and shall assume and discharge all responsibilities which accrue during the Term in connection with managing, operating and maintaining the Properties, but only to the extent described in this Agreement and in each case subject to the terms and conditions of the Company LLC Agreement and the Budget and Operating Plan (collectively, the "Duties"). Manager's Duties include, but are not limited to the services described in Section 5 of this Agreement (the "Services"). In performing its obligations and exercising its rights hereunder, Manager shall meet with the Property Owners, or if directed by the Property Owners, Owner, from time to time at Property Owners' request to discuss matters hereunder relating to the Properties and Manager's Duties.

(b) **Standard of Performance.** Manager shall discharge and perform its Duties and obligations under this Agreement in a prudent, diligent, careful, timely and professional manner. Manager shall perform the Services on the terms and conditions set forth in this Agreement, and in performing such Services, Manager shall act in the best interest of each Property Owner. Manager shall use diligent efforts to maximize revenues and minimize expenses and losses. The Services shall be of, and the Properties shall be managed, operated and maintained in a manner consistent with, a scope and quality not less than the scope and quality generally performed by professional managers of similar projects in the respective location of each of the Properties and the surrounding areas (subject to the terms and conditions of the Company LLC Agreement and the Budget and Operating Plan). Manager will at all times act in good faith and in a diligent manner with respect to the proper protection of and accounting for Property Owners' assets; provided, however, that in no event shall Manager bear any responsibility for loss due to deposits or investments with depository institutions in accounts designated or approved by Property Owners.

(c) **Authority.** Notwithstanding anything to the contrary provided elsewhere herein, Manager (i) shall not make any decision which is inconsistent with the Budget and Operating Plan or in excess of the limitation contained in the Approval Guidelines without the prior written consent of Property Owners, and (ii) shall be entitled to make and implement any decision which is consistent with

544557v1
5

540909v3
EAST\102815433.3
Exhibit A-53

the Budget and Operating Plan and is within the limitations contained in the Approval Guidelines, including without limitation the entering into on behalf of, and in the name of a Property Owner, of Pre-Approved Contracts, other contracts approved by the applicable Property Owner, and contracts for which a Property Owner's consent is not necessary, and making expenditures and taking other actions authorized hereby, in connection with the performance of its maintenance and management duties hereunder. Without limiting the generality of the foregoing, Manager agrees that under any circumstance where any action, expenditure, decision, commitment, agreement, consent or approval would, under the Company LLC Agreement, require the consent or approval of MN Retail, Manager shall not have the authority under this Agreement to take such action, make such expenditure, decision, commitment or agreement or grant such consent or approval unless and until Manager has received the written approval of MN Retail. Manager acknowledges that it is an Affiliate of Operating Member (the current Managing Member of the Company), and has reviewed the Company LLC Agreement and is familiar with those actions, expenditures, decisions, commitments, agreements, consents and approvals requiring the consent or approval of MN Retail. Without limiting the generality of the foregoing, Owner and Property agree that under any circumstance where any action, expenditure, decision, commitment, agreement, consent or approval would, under the Company LLC Agreement, be permitted of Operating Member or Manager under the LLC Agreement and would not require the consent or approval of MN Retail, Manager shall have the authority under this Agreement to take such action, make such expenditure, decision, commitment or agreement or grant such consent or approval under this Agreement without further consent or approval.

Section 3. Term of Agreement, Termination.

(a) **Initial Term; Post-Initial Term.**

(i) This Agreement shall commence as of the Effective Date and unless terminated sooner in accordance with this Section 3, shall continue while the Company owns the Company Property and Operating Member owns a Percentage Interest of at least five percent (5%), and provided that (i) no Event of Default by Operating Member or any of its Affiliates then exists under the LLC Agreement or under this Agreement, and (ii) Operating Member has not been removed as the Managing Member pursuant to the LLC Agreement (the "Initial Term").

(ii) From and after the end of the Initial Term, this Agreement shall continue for one (1) year (the "Post-Initial Term"), unless sooner terminated in accordance with this Section 3 and, to the extent permissible under applicable Laws, the Post-Initial Term shall be automatically renewed for consecutive periods of one (1) year (each a "Renewal") unless either Property Owners, on one hand, or Manager, on the other hand, notifies the other in writing at least thirty (30) days prior to the expiration date of the Post-Initial Term (as extended by any Renewal, if applicable) that it declines to so renew this Agreement. In no event shall the Post-Initial Term (as extended pursuant to one or more Renewals) extend beyond ten (10) years from the Effective Date. The term "Term" used herein shall mean either the Initial Term or Post-Initial Term, as applicable.

(b) **Automatic Termination.** This Agreement shall terminate automatically upon the occurrence of any of the following:

(i) Upon the consummation of the final sale or other disposition (including, without limitation, by foreclosure or deed in lieu of foreclosure) of all of the Properties to a third party (this Agreement shall terminate with respect to any Property sold or otherwise disposed if less than all of the Properties are sold or otherwise disposed and shall, unless otherwise terminated, continue in full force and effect with respect to the balance of the Properties);

544557v1 6

540909v3
EAST\102815433.3
Exhibit A-54

(ii) If all or substantially all of the Properties shall be taken by condemnation (this Agreement shall terminate with respect to any Property taken by condemnation if less than all of the Properties are so taken, and shall, unless otherwise terminated, continue in full force and effect with respect to the balance of the Properties); or

(iii) If a Bankruptcy occurs with respect to Manager.

(c) **Termination by Owner.** Property Owners may, in addition to its other rights and remedies given hereunder or at law or in equity, (i) terminate this Agreement and Manager's status as Manager immediately upon written notice to Manager "for cause" (as defined in the Company LLC Agreement) or "for lack of performance" (as defined in the Company LLC Agreement) or (ii) terminate this Agreement at any time during the Post-Initial Term upon thirty (30) days' prior written notice to Manager for any or no reason, without cause. Upon the giving of written notice of termination by Property Owners to Manager "for cause" pursuant to Section 3(c)(i), this Agreement shall immediately terminate, and (A) Manager shall immediately cease to be the Manager hereunder, (B) the payment of the Management Fee shall immediately cease and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after the date of such written notice of termination, and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof. Upon the giving of written notice of termination by Property Owners to Manager pursuant to Section 3(c)(ii), this Agreement shall terminate on the date which is thirty (30) days after Manager's receipt of written notice of termination pursuant to Section 3(c)(ii), and (A) Manager shall cease to be the Manager hereunder as of such date, (B) the payment of the Management Fee shall cease as of such date and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after such date, and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof.

(d) **Termination by Manager.** Manager, in addition to its remedies hereunder and at law, shall have the right to terminate this Agreement by written notice to Property Owners (i) if Property Owners breach any of their material obligations under this Agreement and such material breach is not cured by Property Owners or on Property Owners' behalf within a Reasonable Period, or (ii) at any time, for any or no reason, upon sixty (60) days' prior written notice to Property Owners. Upon the giving of written notice of termination to Property Owners by Manager pursuant to this Section 3(d), this Agreement shall terminate as of the date which is sixty (60) days after receipt by Property Owners of such written termination notice from Manager (the "Termination Effective Date"), and (A) Manager shall cease to be the Manager hereunder effective as of the Termination Effective Date (or such earlier date as Property Owners shall designate), (B) the payment of the Management Fee shall terminate effective as of the Termination Effective Date and Manager shall not be entitled to any further payment of the Management Fee (or any portion thereof) from and after the Termination Effective Date and (C) Manager shall cooperate with Property Owners in transferring responsibility for managing the Properties as set forth in Section 3(f) hereof.

(e) **No Other Right to Terminate.** Neither party shall have the right to terminate this Agreement except as permitted in this Section 3.

(f) **Duties Upon End of Term.** Upon the expiration or earlier termination of the Term, Manager shall immediately, at Owner's sole cost: (i) deliver to Owner all books, records, files, contracts, and other documents relating to Property Owners, the Properties and/or the performance of the Services (provided, however, that Manager may retain copies thereof for its own records, and that in no event does any Property Owner own, nor shall Manager be required to deliver to Owner, any of Manager's proprietary information, systems, processes, computer models, software or programs,

544557v1 7

540909v3 Exhibit A-55
EAST\102815433.3

including, without limitation, proprietary handbooks or manuals that are not specific to a Property Owner or the Properties), and all funds in Manager's possession belonging to Property Owners; and (ii) assign, transfer, or convey to Owner (or Owner's designee) all service contracts and personal property relating to or used in the operation and maintenance of the Properties except personal property owned by Manager or others (other than Property Owners); and remove all signs that it placed at the Properties indicating that it is the property manager of same and restore all damage resulting therefrom. Manager shall also, for a period of ninety (90) days after the later to occur of the date of such expiration or termination or the date on which Manager stops performing the Services, make itself reasonably available to consult with and advise Owner and Property Owners regarding the transition of the operation and maintenance of the Properties and the transfer of accounts and accounting systems, in exchange for which Manager shall receive its actual out of pocket costs and direct expenses incurred in connection therewith from and after the date of termination.

(g) **Payment Upon Termination**. Upon expiration or termination of this Agreement for any reason, each Property Owner shall pay to Manager upon such expiration or the effective date of such termination, all sums then due and payable by such Property Owner through the date of such termination or expiration; provided, however, that each Property Owner shall have the right to offset any sums that Manager owes to such Property Owner under this Agreement. Manager shall not have the right to offset its fees or other compensation against any monies or accounts belonging to Property Owners and in the possession of Manager.

(h) **Survival**. The provisions of this Section 3 shall survive the expiration or earlier termination of this Agreement. Upon the expiration or earlier termination of this Agreement, neither party shall have any further rights or obligations hereunder (other than those obligations which accrued prior to the expiration or termination of this Agreement or which by the terms hereof expressly survive, or expressly provide for the same to be performed following, such expiration or termination).

Section 4. **Compensation**. During the Term, and subject to the provisions of Section 3(c) and Section 3(g) hereof, and Section 7.03(d) of the Company LLC Agreement, Manager shall be paid compensation for performing the Services as provided in Exhibit B for so long as Manager is performing the Services. The Management Fee shall be paid by Property Owners to Manager on a monthly basis no later than the tenth (10th) day of each calendar month during the Term. The Construction Management Fee and Leasing Commissions shall be payable as and when set forth on Exhibit B.

Section 5. **Manager's Services**. During the Term, Manager shall provide the following Services:

(a) Manager shall (subject to availability of funds from Property Owners sufficient to do so) coordinate, over-see and manage all aspects of the management and day-to-day operations of the Properties, in compliance with the Budget and Operating Plan, including, without limitation, the following:

(i) Preparing, reviewing and commenting upon the Budget and Operating Plan, setting forth (A) the goals and objectives for the administration of each Property, (B) the strategies and tactics for achieving those goals and objectives and for maximizing the revenues, profits and cash flow from the Properties, and (C) the budget for each Property.

(ii) If a Property Owner is obligated to or otherwise undertakes any alterations or improvements to a leased premises (including tenant improvements) or makes other capital improvements to any Property, then Manager shall monitor and manage such construction activities. Manager shall review and forward to the applicable Property Owner all space planning layouts, drawings,

544557v1 8

540909v3
EAST\102815433.3
Exhibit A-56

plans and specifications pertaining to such construction, together with a recommendation as to approval thereof by the applicable Property Owner. In connection with the foregoing, Manager shall be responsible for, in accordance with the Budget and Operating Plan (including any permitted variance hereunder) or as otherwise approved by the applicable Property Owner: (A) hiring and monitoring one or more duly licensed and/or qualified professionals, who shall be approved by the applicable Property Owner in its reasonable discretion; (B) procuring and negotiating any contracts or other agreements, including amendments thereto, for the construction at a Property or the installation of or the furnishing of any supplies, materials, utilities, machinery, or equipment required for the applicable Property; (C) refining cost projections set forth in the Budget and Operating Plan, and proposing any appropriate amendments thereto for Property Owners' consideration; (D) monitoring and supervising all independent contractors, suppliers, consultants and entities (collectively, the "Contractors") engaged with the approval of the Property Owners for any construction at a Property or any other activity within the scope of this Agreement; (E) confirming each Contractor (including subcontractors) is maintaining adequate insurance as otherwise required by the Operating Plan or by Property Owners from time to time; (F) obtaining all necessary receipts, releases, waivers discharges and assurances necessary to keep each Property free from mechanics' and materialmen's or similar liens and claims affecting such Property, all of which documentation shall be in such form as required by the Property Owners and shall be obtained at the applicable Property Owner's expense; and (G) preparing and submitting to the applicable Property Owner, for such Property Owner's approval, all proposed master covenants, conditions and restrictions and other related documents affecting its Property or any portion thereof which are to be recorded against such Property or any portion thereof, if any. Notwithstanding anything to the contrary, Manager shall not have any liability for the design or construction means, methods, techniques, sequences and procedures employed by any architect, design professional or general contractor or subcontractor in the performance of its contract, and shall not be responsible for, or have any liability for, the failure of any such architect, design professional, general contractor or subcontractor to carry out its work. Furthermore, Manager shall not have control over or charge of acts or omissions of any Property Owner, any architect, design professional or any contractor or subcontractor, or their agents or employees, or any other Persons performing portions of the design work or construction not directly overseen by Manager. However, the foregoing does not relieve Manager of its obligations to provide construction monitoring and supervisory services as set forth in this Agreement in a good and professional manner in accordance with industry standards for property managers monitoring and supervising construction projects of similar size, scope and quality.

(b) Subject to the availability of funds therefor and to the extent within the control of Manager, take all proper and necessary actions reasonably required to cause Property Owners at all times to perform and comply with the provisions (including, without limitation, any provisions requiring the expenditure of funds by Property Owners) of any loan commitment, agreement, mortgage, lease, or other contract, instrument or agreement to which any Property Owner is a party or which affects any Property or the operation thereof of which Manager has knowledge;

(c) Without limiting the obligations of Manager under other provisions of this Agreement, Manager will have the following additional specific duties with respect to the Properties, subject to availability of funds therefor:

(i) Manager shall promptly notify Property Owners of any of the following in any way relating to any Property promptly following Manager's receipt thereof: (A) written notice of any claim of liability; (B) material written complaints from any Contractor, sub-contractor, or other party involved in providing or assisting with any construction at a Property; written notice of any default under any Loan Document secured by a Property or any other material contract; any summons or other legal process; (C) any material damage to, or threatened condemnation, or acquisition in lieu of condemnation, of, a Property or any portion thereof; and (D) any actual or alleged personal injury or material property

544557v1 9

540909v3
EAST\102815433.3
Exhibit A-57

damage. Manager shall promptly notify the appropriate Property Owner of any material default or alleged material default by any party under any leases for space at a Property of which Manager is aware, as well as any other material information particular to a Property including, without limitation, from any city where a Property is located.

(ii) Manager shall take all diligent actions to enforce in all material respects the terms of any and all contracts and to request, demand, collect and receive all rent and other payments (including, without limitation taxes, expense reimbursements and miscellaneous sources of income) due from tenants and any other amounts due regarding any Property, and promptly deposit such amounts into the applicable Operating Account. To the extent tenant leases affecting any Property so require, Manager shall timely make or verify any calculations that are required to determine the amount of rent and other payments (including without limitation taxes, expense reimbursements, common area expense charges and miscellaneous services of income) due from tenants and, where required, shall give timely notice thereof to tenants. Subject to the terms and provisions of this Agreement, Manager shall perform all obligations of the landlord under the tenant leases affecting the Properties within its control, and coordinate all relations and communications with the tenants, including, without limitation, annual or more frequent (as applicable) reconciliations of expenses. Manager will promptly and diligently enforce Property Owners' rights under tenant leases, including taking the following actions where appropriate and when authorized by Property Owners: (A) terminating tenancies; (B) signing and serving notices; (C) instituting and prosecuting actions, and evicting tenants; (D) recovering rents and other sums due by legal proceedings; and (E) settling, compromising and releasing such actions or suits or reinstituting such tenancies. Property Owners shall designate counsel for and control of all legal action affecting the Properties, which counsel shall be retained by Manager on behalf of Owner for such purpose. The cost of such counsel shall be advanced by the applicable Property Owner;

(iii) Manager shall exercise diligent efforts to cause the Properties and all operations of Property Owners to comply at all times in all material respects with (A) all applicable governmental statutes, laws, rules, regulations, ordinances, codes and orders (collectively, "Laws"), including without limitation, all land use, zoning, subdivision, marketing, offering, environmental and worker safety laws relating thereto and (B) all covenants, conditions, restrictions, limitations and requirements, and all related development and entitlement agreements, which relate to any Property or any Property Owner or which are imposed by or in connection with any law, insurance policy or contract, lease, mortgage or other Loan Document, contract, restriction or covenant, or the entitlement documents of which Manager has knowledge (collectively, the "Requirements"). Manager shall promptly notify Property Owners if it becomes aware of any material failure or reasonable suspicion of material failure to comply with the Laws or the Requirements;

(iv) Manager shall make periodic inspections of the Properties including without limitation the tenant spaces and common areas, to determine necessary and appropriate repairs, maintenance and replacement, and shall supervise and perform all such maintenance, repairs and replacements, except to the extent any such repair, maintenance or replacement is the responsibility of any tenant under its lease of any portion of a Property (in which case Manager shall use diligent efforts to cause the applicable tenant to perform such repairs, maintenance and replacement) so that such Property's condition is at all times at least as good as that of similar quality retail shopping centers or mixed use center (as applicable) located in the regions where the Properties are located, taking into account age and condition of the applicable Properties as of the date hereof. Manager shall maintain businesslike relationships with tenants and shall receive, catalog and use reasonable efforts to respond timely to all tenant complaints, accidents and requests for services. Manager shall keep systematic up to date records showing the action(s) taken with respect to each complaint or request. Manager may adopt and from time to time modify the rules and regulations of the Properties intended to govern the day-to-day activities of the tenants, but only to the extent that such rules and regulations do not conflict with the provisions of this

544557v1 10

540909v3
EAST\102815433.3
Exhibit A-58

Agreement, or the terms of the leases at the particular Property. Manager shall ensure that all tenants are informed with respect to such rules, regulations and notices as may be promulgated by Property Owners or Manager.

(v) Manager shall obtain prior written approval from Property Owners for any expenditure for repairs, improvements or work in excess of the limitation contained in the Approval Guidelines, unless the item is an item specifically called for by the Budget, or is emergency repairs and such repairs are necessary to: (A) prevent additional damage or a materially greater total expenditure; (B) protect the applicable Property from damage or to maintain necessary services or conditions; and (C) protect the safety of occupants of applicable Property or their belongings, in which case prompt verbal notice shall suffice. Manager shall notify Property Owners in writing, in detail, of all such emergency repairs as soon as reasonably practicable following the making of the repairs and shall provide to Property Owners invoices reflecting the cost of such repairs. Manager shall endeavor to use Contractors pre-approved by Property Owners for all such emergency repairs;

(vi) Except to the extent such matters are the responsibility of the applicable tenants under space leases of portions of a Property (in which case Manager shall oversee and use diligent efforts to cause the implementation of such responsibilities by the applicable tenant), and subject to the availability of funds therefor in accordance with the terms hereof, Manager will arrange for all utilities, services, equipment and supplies necessary for the management, operation, maintenance and servicing of the Properties. Except to the extent maintained in the names of such tenants, all utilities contracts shall be in the name of the applicable Property Owner, with all notices to be addressed to such Property Owner, in care of Manager, at Manager's address. Except to the extent maintained in the names of such tenants, all utility deposits shall be in the applicable Property Owner's name, and Manager will use diligent efforts to obtain deposit reductions and refunds. All utility deposit refunds shall be remitted directly to the applicable Property Owner;

(vii) Manager will promptly recommend from time to time the advisability of contesting either the validity or the amount of personal and real property taxes, if Manager deems such a contest appropriate. Manager shall pay all such taxes unless Property Owners direct Manager otherwise or Property Owners fail to provide sufficient funds to do so;

(viii) Manager will fully cooperate with Property Owners and Property Owners' representatives, including leasing agents, tax consultants, brokers involved in the sale of the Properties, any potential purchaser of one or more of the Properties, appraisers, and counsel with the view that such representatives shall be able to perform their duties efficiently and without interference. Such parties shall be allowed to visit any Property and inspect the same at such times as Property Owners may request. If requested by Property Owners, Manager shall also use diligent efforts to procure estoppel certificates from tenants of the Properties on forms approved by Property Owners. In the event Property Owners elect to sell the one or more of the Properties, Manager shall coordinate the marketing and sale of such Property or Properties, providing advice to Property Owners with respect to disposition valuation and strategy, and subject to Property Owners' approval, retaining an agent to represent Property Owners in such sale;

(ix) Manager shall employ, at all times, a sufficient number of capable employees as Manager reasonably determines is appropriate for Manager to perform its obligations hereunder. All employees of Manager will be employed at the sole cost of Manager, without reimbursement, except as otherwise specifically provided in Section 4 and Section 6(a) hereof. Employees who handle or who are responsible for funds belonging to Property Owners shall be bonded by a fidelity bond or covered by crime/fidelity insurance in an amount equal to that provided in Section 12(b) of this Agreement issued by a company reasonably approved by Property Owners. All matters

544557v1

11

540909v3
EAST\102815433.3

Exhibit A-59

pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the responsibility of Manager, who is, in all respects, the employer of such employees. To the extent Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name, and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name, and not as an agent for Property Owners. Manager shall fully comply with all applicable laws and regulations related to workers' compensation, social security, ERISA, and other applicable pension matters, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. Manager represents that it is and will continue to be an equal opportunity employer. This Agreement is not one of agency, but one with Manager independently engaged in the business of performing management and operation of properties on its own behalf as an independent contractor. All employment arrangements are therefore solely its concern, and Property Owners shall have no liability with respect thereto. Property Owners' responsibility for reimbursement shall be limited to certain out of pocket costs and expenses incurred or accrued during the Term in accordance with Section 6 hereof, and Property Owners shall not have any liability to any party for any unpaid, unfunded, or accrued liabilities under any pension, profit sharing or other plan covering the employees of Manager. Manager does hereby indemnify and hold Property Owners harmless from any claims, expenses, or other losses (including reasonable attorneys' fees and expenses) incurred by Property Owners and arising out of any suit, order, or other claim with regard to any unpaid, unfunded, or accrued pension, profit sharing or other such plan liabilities, other than amounts which Property Owners are obligated to, but do not, timely reimburse Manager for hereunder. The cost of Manager's fidelity bond or crime/fidelity insurance shall not be a reimbursable operating expense to Manager.

(x) Manager will, without additional charge, perform any other reasonable services normally performed by property managers for no additional charge in managing properties similar to the Properties as may be reasonably requested by Property Owners.

(xi) Without expanding Manager's authority hereunder to expend funds, if requested by Property Owners, but at Property Owners' cost and expense, Manager will make all payments called for by the Loan, if any, and shall, to the extent within Manager's control, manage and operate the Properties in compliance with the terms of any applicable Loan Documents.

(xii) At Property Owners' cost and expense, Manager shall take all commercially reasonable actions to enforce the terms of any and all contracts and to collect any and all funds due or payable to Property Owners from other parties to contracts or agreements in connection with the Properties. Property Owners authorize Manager to request, demand, collect and receive all such funds. In the event that Manager discovers that any party to a material contract commits a material breach of such contract, Manager shall promptly notify Property Owners, recommend appropriate action for Property Owners to take, and obtain Property Owners' approval regarding the action to take in connection with such breach. Notwithstanding the foregoing, Manager shall not commence or threaten to commence any legal proceeding in performing its obligations under this Section 5(c)(xii) unless such proceeding and the counsel retained are approved by Property Owners. At Property Owners' request, Manager shall institute and coordinate such proceedings with counsel selected and approved in writing by Property Owners, with Property Owners retaining final authority over the conduct of any such proceedings. At Property Owners' request, Manager shall provide Property Owners reasonable assistance in any proceedings, demands, or claims relating to any Property, this Agreement, or Manager's performance hereunder, which assistance shall include, without limitation, giving Property Owners all pertinent information known to Manager and coordinating and participating in such proceedings with Property Owners' counsel.

(xiii) Manager shall assist Property Owners in presentations before all public agencies at both public and private meetings which relate to or affect any Property, and in all dealings

544557v1

12

540909v3
EAST\102815433.3

Exhibit A-60

(d) Manager will not execute or otherwise bind any Property Owner to any contract or agreement without (i) furnishing a copy of same to Property Owners and (ii) receiving the prior written consent of Property Owners for contracts exceeding the limitation contained in the Approval Guidelines or any other contracts (regardless of size) that are not specifically budgeted for in the Budget (including any permitted variance hereunder); provided, however, that Manager may enter into contracts on behalf of a Property Owner in the ordinary course of the management of the Properties for the acquisition of utility, maintenance and other services and for the furnishing of services to tenants of the Properties if, and to the extent, the expense to be incurred under any such contract is set forth in the most recent approved Budget (including any permitted variance hereunder), without receiving Property Owners' consent ("Pre-Approved Contracts"). Without limiting the generality of any other provision of this Agreement, all contracts for repairs, capital improvements, goods, and services exceeding the limitations contained in the Approval Guidelines, other than Pre-Approved Contracts, shall be subject to Property Owners' prior written approval and, unless otherwise approved by Property Owners, all service and maintenance contracts and similar agreements (other than elevator maintenance and security alarm service contracts with a term of no longer than one year, or other assumed contracts disclosed in writing to Property Owners prior to its acquisition of the Properties which are approved in writing in advance by Property Owners, if any), regardless of size, shall, at a minimum, contain a provision permitting Property Owners to terminate them, with or without cause and without penalty or premium (other than payment of any earned compensation or reimbursements otherwise due thereunder), with a thirty (30) day notice. When taking bids or issuing purchase orders, Manager shall use reasonable efforts to secure any and all discounts, commissions and/or rebates which may be available in connection with such purchases, and shall credit to the applicable Property Owner all discounts, commissions and/or rebates obtained in connection with such purchases.

(e) Manager will not knowingly permit the use of any Property for any purpose which might impair any insurance on such Property or which might render any insured loss thereunder uncollectible or which would be in violation of any applicable law. Manager will use diligent efforts to secure compliance by tenants with their respective leases.

(f) Manager will, promptly (and not later than two (2) Business Days) following its receipt thereof, deposit all funds collected relating to the Properties, including security deposits, in such bank accounts as Property Owners may designate and with such banks as Manager regularly utilizes subject to Property Owners' reasonable approval; provided, funds tendered in connection with execution of a new lease or a lease renewal will be deposited within two (2) Business Days after full execution of the new lease or lease renewal. Property Owners from time to time may designate one or more accounts for receipt of funds, for disbursements, for holding of security deposits, and other purposes, all of which shall be established under such terms as Property Owners may direct and with such banks as Manager regularly utilizes, subject to Property Owners' reasonable approval. Without limiting the generality of the foregoing, unless Property Owners elect otherwise, such account or accounts shall consist of one or more locked account(s) established by a Property Owner in such Property Owner's name, over which Manager shall have no withdrawal or check writing authority (a "Locked Account"), and one or more operating account(s), also in such Property Owner's name, but over which Manager shall have check writing abilities to allow it to make expenditures in accordance with the terms hereof (the "Operating Account"). Property Owners shall have the right to make expenditures in accordance with the terms hereof in the event that Manager fails to do so on a timely basis if Property Owners determine in good faith that making such expenditures would be in the best interests of the Properties. Under no circumstances shall Manager have any right to withdraw or otherwise apply funds held in the Locked Account, or to withdraw or otherwise apply funds held in the Operating Account except in strict accordance with Section 6 of this

544557v1

13

540909v3
EAST\102815433.3

Exhibit A-61

Agreement. Notwithstanding anything to the contrary in the foregoing, if required by Property Owners, by the leases, or by law, tenant security deposits will be deposited by Manager in one or more separate interest bearing account(s) (the "Security Deposit Account") established in the name of Property Owners, or one or more of them. Manager agrees to handle all tenant security deposits in accordance with all applicable laws and regulations and in compliance with leases. All money in the Locked Account, the Operating Account, the Security Deposit Account and any other account maintained pursuant to the terms hereof (collectively, the "Accounts") shall be the property of the applicable Property Owner. In no event shall any funds of Manager be commingled with funds in any of the Accounts. Disbursements from the Accounts shall be made by Manager in accordance with the authority granted in this Agreement and otherwise as Property Owners may direct from time to time. It is currently contemplated that disbursements will, at Owner's election, be made using one of the procedures described in Section 6, although Property Owners reserve the right to change such procedures consistent with the terms of this Agreement. All costs associated with maintaining a Property Owner's bank account(s) including, but not limited to, maintenance fees, account analysis fees, lockbox services fees and costs, positive pay charges, and wire transfer fees, shall be borne by the applicable Owner. Manager shall avail itself of positive pay services unless Property Owners provide Manager with written notice that Manager shall no longer avail itself of positive pay services. Should a Property Owner not avail itself of positive pay services, then such Property Owner will defend, indemnify and hold Manager harmless from all fines, suits, losses, liabilities, proceedings, claims, costs (including attorney's fees and court costs), demands, actions, or causes of action, of any kind and of whatsoever nature, whether in contract or tort, without regard to the cause or causes thereof arising from, growing out of, or in any way related to a Property Owner's failure to use positive pay services. Any interest earned on trust account funds shall belong to the applicable Property Owner. Notwithstanding anything to the contrary herein, Manager hereby acknowledges and agrees that each Property Owner is a single purpose entity formed for the exclusive purpose of owning, managing, leasing, operating, developing, improving and selling the Property owned by it and in furtherance of such purpose acknowledges and agrees that all funds derived from a Property and property of a particular Property Owner shall be kept separate from funds derived from any other Property and property of any other Property Owner.

(g) Manager will not retain any Affiliate or subsidiary of Manager to perform any service for the Properties except at a fair, reasonable and competitive cost and with prior written consent of Property Owners.

(h) The Contractors are responsible to Property Owners for providing (i) services and advice regarding construction and remediation means, methods, sequences or techniques and (ii) other services that require a professional engineer's, architect's or other license. Property Owners understand that Manager is not responsible for or liable to Property Owners with respect to such services and advice; provided, however, that Manager shall take reasonable actions to oversee the Contractors and the Contractors' performance, including, without limitation, keeping Property Owners informed as and when funds are required. Manager shall not be liable for any failure of performance of the Contractors and shall not be liable for any defects or errors in the work. Subject to Section 10(b), Manager shall not be liable for any costs whatsoever (whether budgeted or not) incurred in connection with the Properties; all of such costs shall remain the responsibility of Property Owners (with each being responsible only for the costs related to its Property). The provisions of this Section 5(h) shall survive the expiration or earlier termination of this Agreement.

(i) Manager will use commercially reasonable efforts, or will cause local leasing agents to procure tenants for each Property acceptable to Property Owners and at rental rates consistent with the Budget and Operating Plan, subject to the terms of this Agreement. Property Owners shall have the right to reject any prospective tenant or proposed lease for any reason without liability or obligation to pay any Leasing Commission to Manager or any third party. In furtherance of its duties, Manager will, or

544557v1

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540909v3
EAST\102815433.3

Exhibit A-62

will cause local leasing agents to, (i) provide experienced personnel to call on and negotiate with prospective tenants, (ii) conduct comprehensive canvassing by personal calls on prospective tenants, (iii) advertise in appropriate media (including direct mail), as may be customary in the location of the applicable Property for premises similar to those available for lease, (iv) process inquiries from prospective tenants, (v) prepare leasing brochures, (vi) place "For Lease" signs at times and in locations acceptable to Property Owners, and in all events subject to the terms of any existing leases at the applicable Property and (vii) cooperate with other real estate brokers to the extent customary in the location of the applicable Property. Manager will have no authority to execute leases at any Property on a Property Owner's behalf, or to otherwise bind a Property Owner to enter into any leases, and will make clear to prospective tenants that it has no such authority.

(j) Manager will prepare all leases on Property Owners' standard lease form, with such changes as may be negotiated by Manager and the prospective tenant, however, in all events, subject to Property Owners' approval and the approval of any lender with a Loan secured by the applicable Property, if required by the applicable Loan Documents. Manager will comply with the lease delivery and approval requirements of any Loan Documents pertaining to the Properties. Manager may use manager's in-house leasing counsel for the negotiation of leases with prospective tenant (or existing tenants with respect to lease renewals) and Owner will reimburse Manager for the allocated cost of such in-house counsel in accordance with Exhibit E attached hereto.

Section 6. Expenditure, Limitations.

(a) Except as otherwise set forth herein, Manager shall be obligated to make payments, and take actions involving the expenditure of out of pocket sums, required under this Agreement only to the extent of funds derived from the applicable Property or provided by Property Owners. Manager shall give Property Owners prompt notice of any expenses for the payment of which Manager does not have sufficient funds; Manager shall not knowingly overdraw the Accounts. Unless otherwise stated in this Agreement, including but not limited to Section 5, Manager will not hold or administer any funds as an operating reserve for emergencies or any other purpose for any Property or Property Owners. To the extent not otherwise made available to Manager pursuant to the terms of this Agreement, and subject to the terms hereof, each Property Owner shall pay or reimburse Manager for (to the extent related to the Property owned by such Property Owner) (i) any out of pocket expenses set forth in the Budget (including any permitted variance hereunder), (ii) any internal costs and expenses which shall be agreed to by Property Owners and Manager on an annual basis and set forth in the Budget (collectively, "Recoveries"), including, but not limited to costs and expenses of salaries, bonuses, burden and benefits of Manager's personnel and employees, accounting, risk management, cash management, payroll, human resources, senior operations, IT, professional liability insurance, training, and software charges, (iii) any costs or expenses otherwise approved by Property Owners, which are properly incurred by Manager under this Agreement, and (iv) any other normal and customary expenses actually incurred by Manager with respect to, and for the benefit of, the Properties; provided in no event shall the sum of such expenses exceed $50,000 in any calendar year unless otherwise agreed to by MN Retail. Except as set forth above, Manager shall not (except as otherwise provided for in the Budget (including any permitted variance hereunder)) be reimbursed for:

(i) Compensation or employee costs for any personnel or employees of, or retained by, Manager;

(ii) Expenses for general accounting and reporting services;

(iii) Expenses for forms, papers, ledgers, and other supplies and equipment used by Manager and not specifically allocated to the Properties;

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EAST\102815433.3
Exhibit A-63

(iv) All expenses of electronic data processing, computer services, or equipment necessary to discharge Manager's duties and responsibilities hereunder, including, without limitation the cost of Persons which provide such services to Manager (other than such services and equipment located on and dedicated exclusively to the Properties);

(v) Expenses or advances made to employees (other than reimbursements for the reasonable cost of travel and other incidental expenses by Manager's employees or principals directly related to delivery of services pursuant to this Agreement, which reimbursements shall not exceed $5,000 per annum without MN Retail's prior approval and shall be supported by itemized receipts); provided, however, that Property Owners shall not reimburse the cost of travel or other incidental expenses by any of Manager's employees or principals who are present at a Property for thirty (30) calendar days or more in any twelve month period);

(vi) Expenses attributable to losses or expenses arising from the gross negligence, willful misconduct or fraud on the part of Manager or Manager's Affiliates, agents, or employees (provided that this Section (6)(a)(vi) shall not limit the validity of, or affect the indemnity under, Section 10 hereof);

(vii) Cost of comprehensive crime/fidelity insurance or fidelity bond purchased by Manager;

(viii) Training expenses;

(ix) Compensation and expenses applicable to time spent on matters other than the Properties; and/or

(x) Any overhead expense incurred in Manager's general office; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, Manager shall be entitled to maintain at each Property a suitable office for such Property on a rent free basis. Property Owners shall pay all third-party expenses related to such office including, but not limited to, furnishings, equipment, postage and office supplies, electricity and other utilities and telephone, pursuant to the Budget.

(b) Approval of a Budget by Property Owners shall not constitute authorization for Manager to expend any money except as set forth therein or herein; provided, however, that the foregoing shall not be construed in any way as permitting Manager to expend money under contracts in excess of the Maximum Contract Amount (except as otherwise approved in writing by Property Owners or pursuant to Pre-Approved Contracts) or requiring Property Owners to fund any amounts set forth in the Budget. Notwithstanding the foregoing, Property Owners will indemnify, defend and hold Manager harmless from expenses Manager is authorized to incur and does incur but which Property Owners fail to fund.

(c) To the extent set forth in the Budget (and subject to the availability of funds therefor), and without further consent of Property Owners, Manager shall pay in a timely manner all non-disputed operating expenses of Property Owners in accordance with the terms of the Budget and the Operating Plan.

(d) To the extent set forth in the Budget (and subject to the availability of funds therefor) and without further consent of Property Owners, Manager will pay all utilities, payroll and other expenses incurred in the ordinary course of managing the Properties and shall obtain and maintain insurance coverage on the Properties in accordance with Section 12 of this Agreement and the Loan

544557v1 16

540909v3
EAST\102815433.3
Exhibit A-64

(e) All expenses must be charged to the proper account as specified in the approved chart of accounts set forth in the Budget, and no expense may be classified or reclassified for the purpose of avoiding an excess in the budgeted amount of a category without the prior approval of Property Owners. During the Term, Manager shall inform Property Owners, in writing, of any major increase in any costs and expenses that was not foreseen during the budget preparation period and thus was not reflected in an approved Budget, and no such increase shall be deemed approved unless Property Owners provide written consent to such increase. Payments not specifically authorized by the Budget (including any permitted variance hereunder) may not be made without Property Owners' prior written consent. Manager may not vary from the Budget without Property Owners' consent. Notwithstanding any provision to the contrary set forth in this Agreement, Manager is specifically precluded from expending any of Property Owners' funds or making any payments hereunder for political or charitable contributions of any nature.

(f) Except for payments reflected in the Budget for debt service on the Loan (if any), real estate taxes, insurance and utilities, third party brokerage commissions, tenant improvements costs under tenant leases approved by Property Owners and as provided for in Section 5(c)(v) with respect to emergencies, Manager shall not issue a check for more than the limitation contained in the Approval Guidelines even if expressly set forth in the Budget, without the prior written authorization of Property Owners (in addition to its approval of the Budget), which approval shall be evidenced by a writing from MN Retail (which may be in the form of an e-mail).

(g) In managing the financial affairs of Property Owners and the Properties, Manager shall at all times adhere to and act in accordance with United States generally accepted accounting procedures, including, without limitation, those relating to separation of duties.

(h) None of the funds transferred to or otherwise held in the Operating Account shall be used for payment of any items of a capital nature (unless specifically provided for in the Budget) without receiving Property Owners' prior written approval. Notwithstanding the approval of the Budget by Property Owners, capital expenses shall be handled in accordance with customary procedures which shall include, without limitation, obtaining lien releases from providers of labor, services or material.

(i) All disbursements, refunds and applications to rent made by Manager in connection with tenant security deposits for the Properties shall be made by a check (or other form of withdrawal instrument depending upon the type of account utilized at the suggestion of Manager and approved by Property Owners) drawn on the Security Deposit Account (or such other account to which transferred or then held pursuant to any Loan Documents relating to the applicable Property) and shall be substantiated by appropriate records and accounting procedures.

(j) If at any time Manager does not have sufficient funds on hand (excluding amounts reserved for other purposes hereunder or under any Loan Documents relating to the applicable Property) to pay expenses related to any Property, then Manager shall immediately request additional funds from the applicable Property Owner (although neither such Property Owner, nor any other Property Owner, shall have any obligation to provide such additional funds). Manager shall disburse such funds as it does have (excluding amounts reserved for other purposes hereunder or under any Loan Documents relating to the any Property) to payment of expenses in the following order of priority: first, to mortgages encumbering the applicable Property (if any); next, to operating expenses of the applicable Property. In no event shall the provisions of this Section 6(j) release Property Owners of their obligations to make timely payments to Manager in accordance with this Agreement.

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540909v3
EAST\102815433.3

Exhibit A-65

Section 7. **Books, Records and Reporting**. Manager will, on behalf of Property Owners, keep such accurate and complete files, books, and records pertaining to its performance under this Agreement and the management of each Property, and such other files, books, and records as Property Owners may reasonably request, for a period of not less than three (3) years after the date of termination or expiration of this Agreement for any reason other than a termination of this Agreement by Property Owners (upon such termination, Manager shall promptly turn over all such matters to Owner, subject to the limitations in Section 3). Such books and records will include office records, bills, receipts, vouchers, bank statements, books and records relating to the operation of the Properties maintained on a cash basis, monthly summaries of accounts receivable and accounts payable and the reports described in Exhibit C hereto as therein provided. All such files, books, records and checks will be kept in a secure location and separate from records relating to other purposes at Property Owners' cost and expense. During the Term and during the three (3) year period following the expiration or termination of the Term, Property Owners and their agents, representatives, employees, or auditors may, at Property Owners' cost and expense, at such reasonable times and business hours as Property Owners may determine, inspect, audit, and copy any of Manager's records, files, reports, and related materials pertaining to the Properties or to Manager's performance under this Agreement. If an audit by Property Owners discloses any sum due Property Owners by Manager, Manager will promptly reimburse Property Owners for any amounts due.

Section 8. **Property Owners' Obligation**. Property Owners shall provide Manager with such information as reasonably necessary for the effective performance of the Services.

Section 9. **Legal**. Manager shall, in the carrying out of the Services, use only those material legal documents, including service contracts, leases, and agreements, the forms of which have been approved by Property Owners (including, without limitation, pursuant to Section 5(d) hereof) or the use of which is consistent with the Operating Guidelines or prior practice approved by Property Owners.

Section 10. **Indemnity and Subrogation**.

(a) Subject to Section 10(c), each Property Owner agrees severally, but not jointly, to indemnify and hold Manager and its managers, members, officers, directors, shareholders, partners, employees, agents and Affiliates harmless from and against any and all costs, expenses, attorneys' fees, suits, liabilities, damages, or claims for damages (collectively, "Losses") to the extent attributable to (i) such Property Owner's Property, (ii) the failure of such Property Owner to reasonably to perform its obligations under this Agreement, (iii) the management of such Property Owner's Property by Manager, or (iv) the performance or exercise by Manager of the duties, obligations, powers or authorities herein or hereafter granted to Manager, except in each case for those actions and omissions of Manager in relation to which Manager agrees to indemnify Property Owners pursuant to Section 10(b).

(b) Subject to Section 10(c), Manager agrees to indemnify and hold Owner and each Property Owner and its managers, members, officers, directors, shareholders, partners, employees, agents and Affiliates harmless from and against any and all Losses, to the extent attributable to third party claims arising from (i) any grossly negligent acts or omissions or willful misconduct (including without limitation fraud and bad faith) of Manager, its agents or employees, (ii) any failure of Manager to timely perform any of its obligations under this Agreement, or (iii) any acts of Manager beyond the scope of Manager's authority hereunder; provided, however, Manager shall not be liable for acts or omissions performed in good faith or which are reasonably believed by Manager to be in the best interest of the Property Owner and within the scope of authority conferred upon Manager under this Agreement. Nothing herein shall affect Owner's or any Property Owner's right to bring an action against Manager outside of this indemnification resulting from a breach by Manager of this Agreement.

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540909v3
EAST\102815433.3

Exhibit A-66

(c) "Indemnified Party" and "Indemnitor" shall mean Manager and each Property Owner, respectively, as to Section 10(a) and shall mean Owner and each Property Owner, on the one hand, and Manager on the other hand, as to Section 10(b). If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 10, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel (which shall be reasonably satisfactory to Indemnified Party) and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be withheld or refused if the counsel selected by Indemnitor has a disqualifying conflict of interest.

(d) The indemnity in this Section 10 shall survive the expiration or termination of this Agreement.

(e) Anything in this Agreement to the contrary notwithstanding, Owner, each Property Owner and Manager hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action against each other, their agents, officers and employees, for any loss or damage that may occur to the Properties, improvements to the Properties, or personal property within the Properties, by reason of fire or the elements, or other casualty, regardless of cause or origin including negligence of Owner, a Property Owner or Manager and their agents, officers and employees, to the extent the cause is insured against under insurance policies carried by a Property Owner or Manager; provided, however, that such waiver shall not include any deductible amounts on insurance policies carried by a Property Owner or Manager. Owner, the applicable Property Owner and Manager agree to obtain a waiver of subrogation from the respective insurance companies which have issued policies of insurance, and to have the insurance policies endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers. The provisions of this Section 10(e) shall survive the expiration or earlier termination of this Agreement.

Section 11. Representations and Warranties of Manager. Manager makes the following representations, warranties and covenants to Owner and each Property Owner all of which shall survive the execution, delivery, performance or termination of this Agreement:

(b) It has complied with and shall continue to comply with all applicable laws in order to conduct business in the state where the Properties are located and where the Services are to be performed and has obtained and will maintain all licenses and permits necessary to legally and validly execute, deliver, and perform its obligations hereunder.

(c) This Agreement constitutes the legal, valid and binding obligation of Manager enforceable in accordance with its terms.

(d) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Manager.

(e) It shall make no representations or warranties to any third parties with regard to Owner, and Property Owner or the Properties or the accuracy or completeness of any information concerning Owner, any Property Owner or the Properties obtained from Owner, any Property Owner or

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540909v3
EAST\102815433.3

Exhibit A-67

any other source, and neither Owner nor any Property Owner shall be bound by any such unauthorized representations or warranties; provided, however, that Manager may perform normal marketing efforts with respect to the Properties.

(i) Neither: (i) Manager, any Affiliate of Manager nor any Person controlled by Manager; nor (ii) to the best of knowledge of Manager, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Manager, directly or indirectly; nor (iii) to the best of knowledge of Manager, after making due inquiry, if Manager is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Manager; nor (iv) any Person for whom Manager is acting as agent or nominee in connection with this Agreement or the Properties, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(j) Manager agrees that, upon receiving a request from Owner or any Property Owner, Manager shall provide information reasonably required by such Person to confirm that the representations, warranties and covenants continue to be true and to comply with all applicable anti-money laundering and anti-terrorist laws, regulations and executive orders. Manager consents to the disclosure to United States regulators and law enforcement authorities by Owner, each Property Owner and their Affiliates of such information about Manager that Owner or any Property Owner reasonably deems necessary or appropriate to comply with applicable anti-money laundering and anti-terrorist laws, regulations, and executive orders.

(k) Manager represents, warrants and covenants that it and its personnel are, and while this Agreement remains in effect, Manager and its personnel shall continue to be, fully licensed and qualified, to the extent required by applicable law, to perform Manager's duties and obligations hereunder. Manager shall fully comply with all applicable Laws relating to the performance of its duties and obligations hereunder.

(l) Manager agrees to notify Owner and each Property Owner promptly if there is any change with respect to the representations provided herein.

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540909v3
EAST\102815433.3

Exhibit A-68

For purposes of the representations, warranties and covenants set forth in this Section 11, the term "knowledge" includes the actual knowledge of Andrew Batinovich, the Chief Executive Officer of Manager. Manager represents and warrants to Owner and each Property Owner that Andrew Batinovich is the Person Affiliated with Manager with the most knowledge regarding Manager, the Properties and the representations, warranties and covenants set forth in this Section 11.

Section 12. Insurance Requirements.

(a) **Property Insurance**. Each Property Owner shall carry (or cause to be carried) at its expense the following insurance:

(i) all risks property insurance and builder's risk insurance, where applicable, on a full replacement cost basis covering its Property; and

(ii) commercial general liability insurance on an occurrence basis with the applicable Property Owner as the insured with limits of not less than Ten Million and No/100 Dollars ($10,000,000.00) for each occurrence, combined single limit, on bodily injury, death or property damage.

Manager shall be named as an additional insured on each Property Owner's liability insurance policies maintained with respect to this Agreement. Upon request, Property Owners shall provide Manager certificates of insurance outlining evidence of Property Owners' insurance and the terms thereof. Property Owners' liability policies shall be primary (*vis-a-vis* any insurance carried by Manager) as to claims arising out of activities of Manager with respect to the Properties. Manager shall, if requested by Property Owners, obtain the insurance policies set forth above, subject to Property Owners' approval thereof, but at the applicable Property Owner's cost and expense. Manager shall use diligent efforts at all times to comply with all the warranties, terms, and conditions of such insurance. Manager shall notify Property Owners, and the applicable insurance carrier, within twenty-four (24) hours after Manager receives notice of any loss, damage, or injury and shall not knowingly take any action which might prejudice Property Owners in their defense to a claim based on such loss, damage, or injury.

(b) **Manager Insurance**. Manager shall maintain the following insurance coverage, at Manager's cost:

Insurance	Minimum Standards
Workers' Compensation	Coverage A: Minimum limits required by Law (with proof of compliance as acceptable to Owner) Coverage B: $100,000 Bodily Injury by Accident (Each Accident) $500,000 Bodily Injury by Disease (Policy Limit) $100,000 Bodily Injury by Disease (Each Employee
Commercial General Liability Insurance	$5,000,000
Automobile, Single Limited Bodily Injury and Property Damage	$1,000,000, or as required by Law

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Exhibit A-69

Uninsured Motorists	As required by applicable Law
Fidelity Bond or Crime Insurance	$1,000,000

Manager shall furnish Property Owners, not later than the date of this Agreement, with certificates of insurance, or other proof evidencing its insurance coverage as required, including evidence that Property Owners shall receive thirty (30) days prior written notice of cancellation. The general liability and automobile liability insurance shall include Owner and Property Owners as additional insureds.

(c) Insurance Requirements. The insurance required under this Agreement shall be written with insurers authorized to do business in the state where the Properties are located, if related only to a particular Property, or each state where a Property is located, if not related specifically to a Property, and shall be rated at least A:IX by A.M. Best's Rating Service. Property Owners and Manager may carry the insurance as part of a blanket insurance policy and in a combination of primary and umbrella coverage. Property Owners and Manager may self-insure for workers' compensation insurance in accordance with statutory requirements.

(d) Contractor's and Subcontractor's Insurance. In addition, except to the extent waived by Property Owners, Manager shall require that each contractor and subcontractor hired to perform work at a Property (pursuant to contracts of a size as established from time to time by the Operating Plan) maintain insurance against risk of physical damage to personal property belonging to it in amounts sufficient to replace such personal property in the event of loss, and insurance coverage at such contractor's and subcontractor's expense, in the following minimum amounts:

Insurance	Minimum Standards
Workers' compensation	As required by law
Employer's liability	$500,000
Comprehensive general liability	$1,000,000
Comprehensive auto liability	$1,000,000

All such policies shall be at the sole cost and expense of the applicable contractor or subcontractor, and shall include Owner and the applicable Property Owner as additional insureds. A Property Owner may require additional coverage if the work to be performed is, in such Property Owner's judgment, sufficiently hazardous. Manager shall use good faith efforts to obtain not later than the date of hiring of each contractor or subcontractor performing work at a Property and use good faith efforts to keep on file policies of insurance, or other evidence of compliance with these requirements. The policies of insurance shall provide at least thirty (30) days' prior written notice of cancellation or any material change in coverage to Manager, the applicable Property Owner and Owner.

(e) **Tenant's Certificates of Insurance**. If tenants' leases require that they maintain any insurance coverage, Manager shall use diligent efforts to obtain insurance certificates from each tenant and review the certificates for compliance with the lease provisions. Manager shall notify Property Owners as soon as practicable of any tenants which fail to provide necessary certificates to Manager.

(f) **Loan Requirements**. If and to the extent the insurance requirements with respect to a Property Owner set forth in the Loan Documents evidencing or securing the Loan (or any other loan obtained by Owner or a Property Owner secured by one or more Properties) exceed the requirements set forth in this Section 12, the more stringent requirements set forth in such loan documents shall govern.

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Exhibit A-70

(g) **No Limitation on Coverage**. Nothing contained in Section 14(k) shall limit any party's recourse to or ability to recover under insurance required to be maintained by any party under Section 12(a) or (b).

Section 13. **Advertising and Publicity**. Manager shall not issue or sponsor any advertising or publicity that states or implies, either directly or indirectly, that Owner or any Property Owner endorses, recommends, or prefers Manager's services; provided, however, that during the Term, Manager and its Affiliates shall have the right to advertise that it is the property manager of the Properties. Further, Manager shall not use the logo of Owner or any Property Owner or the logo or name of any direct or indirect Affiliate or investor in Owner in any fashion without Owner's prior written approval.

Section 14. **Miscellaneous**.

(a) **Section Headings**. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the provisions of this Agreement.

(b) **Notice**. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be conclusively deemed to have been duly given or delivered, as the case may be, upon receipt during normal business hours on a Business Day, or if received outside of normal business hours on a Business Day, then on the next day which is a Business Day. Any Notice, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours on a Business Day at the address specified herein or such other address designated pursuant hereto, shall be deemed received as of the date of attempted delivery. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by (a) personal delivery or (b) a reputable overnight courier service, fees prepaid, addressed as follows:

(1)	To Owner:	c/o Oaktree Real Estate Group 333 So. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cary Kleinman Email: ckleinman@oaktreecapital.com
	With a copy to:	Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: General Counsel Email: chip.burns@glenborough.com
(2)	To Property Owner(s):	c/o Glenborough, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: General Counsel Email: chip.burns@glenborough.com

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Exhibit A-71

(3) To Manager: Glenborough, LLC
400 S. El Camino Real, Suite 1100
San Mateo, CA 94402
Attn: COO
Email: chip.burns@glenborough.com

(c) Assignment. Except as provided below, (i) unless otherwise approved in writing by Owner, in its sole and absolute discretion, none of the rights, interests, duties or obligations created by this Agreement may be Transferred or delegated in whole or in part by Manager, and any such purported Transfer or delegation shall be void, and (ii) in the event that Owner approves any such delegation, then any and all Management Fees hereunder shall be reduced by any amounts, fees and expenses payable directly by Owner or Property Owner to the person or entity to whom such rights, interests, duties or obligations are delegated. Notwithstanding the foregoing, Manager may, and this Section 14(c) shall not be construed to prevent, (A) the use by Manager of unrelated third parties customarily used to perform design, construction, operations, accounting audits and similar functions that are not customarily provided by property managers of projects similar to the Properties or that are otherwise intended to be supervised (rather than performed) by Manager under this Agreement, or (B) the assignment, subcontracting or delegating by Manager of day-to-day management responsibilities, leasing services and/or disposition services to one or more local property managers or leasing companies, in each case so long as Manager continues to supervise the overall management of the Properties, and in each case without reduction in Management Fees payable to Manager if such third parties, local property managers or leasing companies are compensated for their services directly by Manager.

(d) Entire Agreement. This Agreement (including exhibits or signed addenda hereto) contains the entire agreement among Property Owners and Manager, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variation, modification or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties or a duly authorized agent, officer, or representative thereof.

(e) No Recordation. Neither Property Owners nor Manager shall file or record any instrument or document relative to this Agreement in the public records in any County or State in which any Property Owner or Manager are doing business or its assets are situated.

(f) Time is of the Essence. Time is of the essence in all aspects of the performance of the obligations hereunder.

(g) Governing Law. The Laws of the State of California, and where applicable, the United States, shall govern the validity, enforcement, and interpretation of this Agreement.

(h) Litigation Costs. If any legal action or other proceeding of any kind is brought for the enforcement of this Agreement or because of a default, misrepresentation, or any other dispute in

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EAST\102815433.3
Exhibit A-72

connection with any provision of this Agreement or the Properties, the successful or prevailing party shall be entitled to recover all reasonable fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

(i) **Waiver**. No failure by Owner, and Property Owner or Manager to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver, and no breach shall be waived, altered or modified, except by written instrument.

(j) **Competing Properties**. Owner and each Property Owner may own, invest in, develop, operate, manage and/or lease properties which compete with the Properties and Manager shall have no interest in such competing properties and this Agreement shall not apply to any such competing properties. Manager hereby covenants and agrees that so long as this Agreement remains in force, Manager will not become manager and/or leasing agent for any other office or industrial properties that is a Competing Opportunity (as defined in the Company LLC Agreement), unless MN Retail or its Affiliates have failed to accept a ROFO Opportunity (as defined in the Company LLC Agreement) with respect to such Competing Opportunity in accordance with the terms and conditions of the Company LLC Agreement. Manager covenants and agrees that it will not solicit any tenant to relocate to any other property which Manager or any Affiliate of Manager directly or indirectly owns, leases, manages or otherwise possesses an interest. Owner and Property Owners acknowledge and agree that interests of SRT or its Affiliates with respect to the Ensenada Square Property shall not be deemed a violation of this subsection (j).

(k) **Limitation of Property Owners' Liability; Limitation of Owner's Liability**. Property Owners and Manager agree that, notwithstanding any other provision of this Agreement or any rights which Manager might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of a Property Owner to Manager shall be satisfied only from such Property Owner's interest in the Property owned by such Property Owner and the proceeds thereof. Without limiting the generality of the foregoing, if a Property Owner is or becomes a partnership, the general or limited partners, employees, agents, or affiliates of such Property Owner shall not in any manner be personally or individually liable for the obligations of such Property Owner hereunder or for any claims related to this Agreement or the operation of the Properties. If a Property Owner is or becomes a corporation, no officer, employee, agents, or affiliates of such Property Owner shall in any manner be personally or individually liable for the obligations of such Property Owner hereunder or for any claim in any way related to this Agreement or the operations of the Properties. In no event shall Owner have any liability hereunder. The provisions of this Section 14(k) shall survive the expiration or earlier termination of this Agreement.

(n) **Trademarks**. All Trademarks that identify any Property, Owner, and Property Owner, any Affiliate of Owner or that are otherwise owned by Owner, and Property Owner or any Affiliate of Owner or any Property Owner are the sole property of Owner, such Property Owner or their Affiliates, and as among Manager, Owner, Property Owners or their Affiliates, Owner, Property Owners

544557v1

25

540909v3
EAST\102815433.3

Exhibit A-73

or their Affiliates shall own any variants or derivatives of such Trademarks or any confusingly similar Trademarks that may be developed in the future with respect to any Property. Manager will have no rights to any such Trademarks notwithstanding any use of the same by Manager in connection with its activities with respect to a Property or any participation by Manager or its personnel in the development of any of the same. Manager hereby assigns to Owner any rights (including any and all intellectual property rights) in all work product prepared, developed, or provided by Manager as part of performing duties under this Agreement. Without limiting the foregoing, Manager acknowledges that all original works of authorship which are made by Manager (solely or jointly with others) as part of performing duties under this Agreement which are protectable by copyright are "works made for hire," pursuant to the United States Copyright Act (17 U.S.C., Section 101) for Owner. If any of the works of authorship which are made by Manager (solely or jointly with others) as part performing duties under this Agreement are held for any reason not to be "works made for hire" for Owner or Property Owners, or if ownership of all right, title and interest in and to such works including any related intellectual property rights has not vested exclusively and immediately in Owner or Property Owners (or any of them), upon creation, Manager irrevocably assigns, without further consideration, any and all right, title and interest in and to such works to Owner, including any and all intellectual property rights with respect thereto.

(o) Website. Manager shall take all actions (subject to Property Owners' approval) to establish and continuously maintain a joint ventures landing page on the existing SRT website with links to each Property (individually and collectively referred to herein as a "Property Website"). Rights to the Property Website including all content, artwork, graphic designs, links, layout, look and feel, works of authorship, software (both in object and source code form), work flows and processes, documentation and all other information needed to run the website shall be the sole property of the Property Owner that owns the Property to which such Property Website relates. To the extent that Manager hosts, develops or manages a Website and/or contracts for the hosting, development or management of a Property Website, Manager shall ensure that any rights in and to the Property Website including all intellectual property rights therein inure solely to the applicable Property Owner. With respect to the information or content related to a Property that is linked to the SRT website, Manager shall, upon expiration or earlier termination of the Term of this Agreement, at Owner's expense, make arrangements to transfer such information including all content, artwork, graphic designs, layout, look and feel, works of authorship, software (both in object and source code form), work flows and processes, documentation and all other information needed to run the content on a separate and distinct website to Owner or another Person designated by Owner, with appropriate releases or transfers of rights with respect to all of the same.

(p) No Partnership/Fiduciary Relationship. Manager is an independent contractor and the parties acknowledge and agree that the relationship created by this Agreement between Property Owners and Manager is one of contract only, and that no partnership, joint venture other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby; provided, however, that to the extent Manager is authorized pursuant to the terms hereof to enter into contracts with respect to any Property in a Property Owner's name, it shall enter into such contracts in the name of such Property Owner as Property Owner's agent and shall exercise the prudent expert standard of care.

(q) Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party).

(r) Certain Terminology. Whenever the words "including", "include", or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words ", without limitation," immediately followed the same.

544557v1 26

540909v3
EAST\102815433.3

Exhibit A-74

(s) **Non-Business Days.** Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a day other than a Business Day, then such period or date shall be extended until the immediately following Business Day.

(t) **Successors and Assigns**. Subject to Section 14(c), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(u) **No Third Party Beneficiaries**. Except as otherwise expressly provided herein, the provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted successors and assigns and are not for the benefit of any other person or entity (including, without limitation, the Manager and any tenants of any Property). Notwithstanding the foregoing, the parties hereby acknowledge that Owner is an intended third party beneficiary of this Agreement and shall have the right to enforce this Agreement in accordance with its terms.

(v) **Property Owner's Representatives; Consents and Approvals**. Any approval or consent required from a Property Owner or Property Owners may be given by Owner and Owner's representatives from time to time designated by Owner to Manager in writing. Owner may from time to time designate representatives to approve matters, receive reports, materials, or other items, or otherwise take action on behalf of Owner, and Manager shall cooperate fully with such representatives, to the same extent as if dealing directly with Owner.

(w) **Attorneys' Fees**. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

(x) **Several Obligations**. Manager and Property Owners hereby acknowledge that this Agreement could have been executed as three separate agreements, with each Property Owner executing an agreement with Manager with respect to its Property only; however, for economy and ease of reference, the parties agreed to execute a single agreement. Therefore, Manager hereby acknowledges and agrees that the obligations of each of the Property Owners hereunder shall be several, but not joint, with each Property Owner (i) being liable only for amounts due to Manager on account of Services performed by Manager with respect to such Property Owner's Property and (ii) being obligated to indemnify Manager only for acts or omissions of such Property Owner.

[NO FURTHER TEXT – SIGNATURES ON NEXT PAGE]

544557v1 27

540909v3
EAST\102815433.3
Exhibit A-75

THIS AGREEMENT is executed to be effective as of the date first above written.

<u>**PROPERTY OWNERS:**</u>

SGO MN Buffalo Mall, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

SGO MN Denfeld, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

54455?v1 *Signature Page – Property Management Agreement*

540909v3
EAST\102815433.3
Exhibit A-76

SGO MN Monticello CC, LLC,
a Delaware limited liability company,

By: SGO MN Retail Acquisitions Venture, LLC,
a Delaware limited liability company,
its Sole Member

By: GLB SGO MN, LLC,
a Delaware limited liability company
its Managing Member

By:__________________________
Name:________________________
Its:__________________________

MANAGER:

GLENBOROUGH, LLC,
a Delaware limited liability company

By:__________________________
Name:________________________
Its:__________________________

544557v1 *Signature Page – Property Management Agreement*

540909v3
EAST\102815433.3
Exhibit A-77

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

5. Duluth Denfeld Retail, Duluth, MN

The land referred to is situated in the State of Minnesota, County of St. Louis, and is described as follows:

That part of Block 68, Oneota, and the adjacent vacated streets and alleys according to the recorded plat thereof, described as follows:

Commencing at the most westerly corner of Block 66, Addition to Oneota; thence southeasterly along the southwesterly line of said Block 66, a distance of 111.42 feet to the northwesterly right-of-way line of Burlington Northern, Inc., formerly the Northern Pacific Railroad Company; thence continue southeasterly along the southwesterly line of said Block 66 a distance of 168.58 feet to the most southerly corner of said Block 66; thence northeasterly along the southeasterly line of Block 66, Addition to Oneota and Block 67 Oneota, a distance of 920.00 feet to the POINT OF BEGINNING; thence continuing along the southeasterly line of said Block 68 for a distance of 440.00 feet to the most easterly corner of said Block 68; thence northwesterly along the northeasterly line of said Block 68 a distance of 280.00 feet to the most northerly corner of said Block 68; thence southwesterly along the northwesterly line of said Block 68 for a distance of 440.00 feet; thence southeasterly along a line parallel with the southwesterly line of said Block 68 a distance of 280.00 feet to the POINT OF BEGINNING and there terminating.

Together with the adjacent vacated north half of Traverse Street (now Second Street).

Torrens and Abstract property

9. Jamestown Buffalo Mall, Jamestown, ND

Block 1, Buffalo Mall Subdivision, as shown on the Replat of Buffalo Mall Subdivision, City of Jamestown, Stutsman County, North Dakota, recorded as Document No. X69891 in the Office of the Register of Deeds, Stutsman County, North Dakota, as corrected by Surveyor's Certificates recorded as Document No. X70724 and Document No. X98152 in said office. Stutsman County, North Dakota.

544557v1

Exhibit A-1-1

540909v3
EAST\102815433.3

Exhibit A-78

12. Monticello C Store, Monticello, MN

Lot 6, Block 1, MONTICELLO TRAVEL CENTER SECOND ADDITION, according to the plat thereof on file and of record in the office of the County Recorder, Wright County, Minnesota.

Lot 7, Block 1, Monticello Travel Center Second Addition, according to the recorded plat thereof, Wright County, Minnesota

Together with all of the rights and easements created under:

Operation and Easement Agreement for Monticello Travel Center dated 4-15-2002, filed 5-6-2002, as Document No. 789677.
Amended by First Amendment to Operation and Easement Agreement dated 3-14-2005, filed 4 6-2005, as Document No. A953679.

And

Reciprocal Easement Agreement dated 4-1-2002, filed 5-6-2002, as Document No. 789676.

544557v1

Exhibit A-1-2

540909v3
EAST\102815433.3

Exhibit A-79

EXHIBIT B

MANAGER'S COMPENSATION

1. Management Fee. The "Management Fee" due with respect to each Property shall be equal to three percent (3.00%) of the Gross Revenues collected from the operation of such Property. "Gross Revenues" shall mean all revenues actually collected and deposited in the Locked Account each month, including rent, operating costs reimbursements, charges for services, and any other income, but excluding the following items: (a) security deposits, unless and until applied toward rent or other lease payments due to the applicable Property Owner; (b) loan proceeds or insurance proceeds (unless such insurance proceeds represent lost rents); (c) condemnation awards; (d) tax rebates; (e) any portion of revenue determined to be a bad debt; (f) revenue received for tenant improvements, whether paid in one payment or over a future period; (g) proceeds from the sale of assets received or accrued, unless such assets were in lieu of rent; (h) interest income received; (i) intentionally omitted; (j) capital contributions from members of the applicable Property Owner or member loans advanced by members of such Property Owner; (k) proceeds from the sale, financing or refinancing of any Property (or any portion thereof, including, any real or personal property) or of capital assets, furniture, fixtures or equipment made in the ordinary course of replacement of such items; and (l) any other item customarily excluded under similar management agreements in the locale of the applicable Property. The Management Fee for any partial month during the term of this Agreement shall be paid pro-rata based upon a 365-day year.

2. Construction Management Fee. In exchange for construction supervisory services to be provided by Manager pursuant to the terms of this Agreement, Owner shall pay to Manager the following fees for any construction projects (on a project-by-project basis), the Cumulative Cost of which exceeds $25,000: (i) five percent (5.00%) of the first $300,000 of the Cumulative Costs; (ii) four percent (4.00%) of the Cumulative Costs which exceeds $300,000 but is less than or equal to $500,000; and (iii) three percent (3.00%) of all Cumulative Costs in excess of $500,000 (the "Construction Management Fee"). "Cumulative Costs" shall mean the total actual cost (excluding "soft costs") of a project, which represents the aggregate cost of all contracts, vendors and service providers hired in connection with such project. Application for payments shall be submitted monthly by Manager and the applicable Property Owner shall make payments owing hereunder within thirty (30) days after such Property Owner's receipt of the application with satisfactory supporting documentation.

3. Leasing Commissions. In exchange for leasing services to be provided by Manager pursuant to the terms of this Agreement, the applicable Property Owner shall pay to Manager: (i) six percent (6%) of base rent for the first one hundred twenty (120) months of the initial term for new Leases procured for such Property Owner's Property by Manager and expansions of existing leases at such Property, and (ii) three percent (3%) of base rent for the first one hundred twenty (120) months of the renewal term for extensions and renewals of existing leases at such Property (the "Leasing Commission"). If, however, the foregoing leasing commission structure is not the structure that is commonly utilized in a particular market area where the applicable Property is located, then the applicable Property Owner and Manager may utilize an alternative leasing commission structure that is commonly utilized in the market area, such as the payment of a certain dollar amount per square foot for a certain period of the lease term; provided, that the same is agreed to in writing in advance by both Manager and the applicable Property Owner (which agreement shall require the approval of MN Retail); provided, further, that if Manager and the applicable Property Owner are unable to so agree, then the foregoing schedule shall be used to determine the Leasing Commission due to Manager. Notwithstanding the foregoing, or anything

544557v1

Exhibit B-1-1

540909v3
EAST\102815433.3

Exhibit A-80

to the contrary herein, (a) Manager shall be responsible for paying the fee of any broker from the commission due to Manager pursuant to the foregoing (i.e. the leasing commission earned by Manager will be reduced by any amounts owed to any broker) and (b) in no event will Manager be entitled to any Leasing Commission for any new leases, lease expansions or lease renewals entered into by a Property Owner following the expiration of the Term, whether or not Manager would customarily be deemed to be the procuring cause of such new lease, lease expansion or lease renewal, unless within thirty (30) days after the expiration of the Term or the termination of the Agreement, Manager delivers to Property Owner a written list of those tenants or potentials tenants with whom Manager engaged in substantive leasing negotiations or from whom Manager received a written lease proposal, prior to such expiration or termination. If any such identified tenant or potential tenant enters into a new lease, lease expansion or lease renewal within seventy-five (75) days after the date of expiration or termination of the Term, so long as the Agreement was not terminated by Property Owners pursuant to <u>Section 3(c)(i)</u> of the Agreement, Manager shall be entitled to a leasing commission with respect thereto equal in amount to the commission Manager would have received had such new lease, expansion or renewal been entered into prior to such expiration or termination.

4. No additional or other fees shall be paid by Property Owners to Manager hereunder.

544557v1

Exhibit B-1-2

540909v3
EAST\102815433.3

Exhibit A-81

EXHIBIT C

REPORTING REQUIREMENTS

On or before the stated day of each calendar quarter during the Term, Manager shall, deliver to Property Owners one (1) copy of the following statements pertaining to the Properties for the immediately preceding calendar quarter, prepared on cash basis (modified as appropriate) and broken out by Property and aggregated:

i. Within twenty-one (21) days after the end of each calendar quarter, a comparison of the prior quarter's activities with the Budget and Operating Plan and the previously submitted schedule for such quarter (and including cumulative year to date information with respect to each of these items), and an explanation of the discrepancies;

ii. Within fifteen (15) days after the end of each calendar quarter, (a) any material legal issues of which Manager is aware, such as material claims filed or threatened against any Property Owner or the existence of material claims by any Property Owner against other parties, (b) incident reports, and (c) a pertinent market report on sales and leasing activity in the vicinity of each Property, and a status report of the Company's activities during such calendar quarter, including descriptions of additions to, dispositions of and leasing and occupancy of Properties;

iii. Proposed construction and architect's contracts, if applicable;

iv. Proposed design update and progress under plans and specifications, and updates on progress thereunder, if applicable; and

v. Financial statements required under the LLC Agreement.

On or before the thirtieth (30th) day of each calendar month during the Term, Manager shall, deliver to Property Owners one (1) copy of the following statements pertaining to the Properties for the immediately preceding calendar month, prepared on a cash basis (modified as appropriate) and broken out by Property and aggregated:

i. Bank account(s) statement(s) and reconciliation(s); and

ii. Detailed rent rolls, including vacant space, aged delinquency schedules and a security deposit report;

Reports shall be delivered to Property Owners at the notice addresses given above. Such monthly statements shall be in form reasonably satisfactory to Property Owners. Property Owners may reasonably amend their accounting and reporting requirements at any time during the Term.

544557v1

Exhibit C-1

540909v3
EAST\102815433.3

Exhibit A-82

SCHEDULE E

Legal Fees

Manager:	______	Field Office:	______
Tenant Name:	______	CTI Tenant I.D.:	______
Project Name:	______	Project I.D.:	______

Account No.: 1703 DFLEGAL

(a) TYPE			(i) FEE
Assignment, Sublease or Short Form Lease		1,000.00	______
Amendments/Terminations (enter expansions under New Leases/Expansions)			
Up to 2,000 sq.ft	1,700.00		______
2,001 to 5,000 sq.ft		3,500.00	______
5,001 to 10,000 sq.ft	5,000.00		______
10,001 and up		7,200.00	______
New Leases / Expansions (select category based on final size)			
Storage Agreement		1,000.00	______
Lease/Expansion	Up to 2,000 sq.ft. 3,000.00		______
Lease/Expansion	2,001 to 5,000 sq.ft. 5,500.00		______
Lease/Expansion	5,001 to 10,000 sq.ft. 7,200.00		______
Lease/Expansion	10,001 and up 15,000.00		______
Extraordinary Negotiation	No. of extraordinary conference calls/drafts: ______	300.00/call 550.00/draft	______

Regional Leasing Director:	______	Date:	______
Counsel Approval (required)	______	Date:	______

Property Accountant—Please see Koti for cash receipt coding.

SFI-620888935v6

544557v1

Exhibit E-1

540909v3
EAST\102815433.3

Exhibit A-84

EXHIBIT B

Approved Professionals

1.          Accounting Professional: Deloitte Consulting LLP

2.          Auditor: Moss Adams

Exhibit B

EXHIBIT C

EXAMPLE OF OPERATION OF CALCULATION SET FORTH IN SECTION 4.03(c)

By way of example only, and without limitation, assume that on the Effective Date, the Category B Members made Category B Capital Contributions aggregating $1,000,000, of which $800,000 was made by MN Retail, with a Category B Percentage Interest of 80.0%, $100,000 was made by REIT with a Percentage Interest of 10%, and $100,000 was made by Operating Member, with a Category B Category B Percentage Interest of 10%. Subsequent to the Effective Date, the Managing Member calls for Category B Additional Capital Contributions of $500,000 in the aggregate (the “Additional Capital Call”), of which MN Retail is responsible for $400,000, REIT is responsible for $50,000 and Operating Member is responsible for $50,000. MN Retail and Operating Member each make their shares of the Additional Capital Call, but REIT does not, and MN Retail and Operating Member each (based on their relative Category B Percentage Interests)* also make the $50,000 contribution on behalf of REIT. Such $50,000 is a “Substituted Capital Contribution”, and after the Additional Capital Call is funded, the Category B Members’ Category B Percentage Interests shall have been adjusted as follows, in accordance with Section 4.03(c):

1.          MN Retail: The adjusted Category B Percentage Interest of MN Retail, in the aggregate, is calculated by dividing (1) the positive difference, if any, between (a) the sum of (i) one hundred percent (100%) of the aggregate Category B Capital Contributions (excluding Substituted Capital Contributions) then or theretofore made by MN Retail to the Company ($1,200,000), plus (ii) 200% of the Substituted Capital Contributions then or theretofore made by MN Retail to the Company ($44,444.44), minus (b) the Category B Excess Amounts attributable to the Substituted Capital Contributions then or theretofore made by REIT to the Company ($0), by (2) one hundred percent (100%) of the aggregate Category B Capital Contributions (including without limitation Substituted Capital Contributions) then or theretofore made by all of the Category B Members to the Company ($1,500,000). This results in a Category B Percentage Interest for MN Retail of (i) the sum of $1,200,000 plus $88,888.88, divided by (ii) $1,500,000 = 85.93%.

2.          Operating Member: The adjusted Category B Percentage Interest of Operating Member, in the aggregate, is calculated by dividing (1) the positive difference, if any, between (a) the sum of (i) one hundred percent (100%) of the aggregate Category B Capital Contributions (excluding Substituted Capital Contributions) then or theretofore made by Operating Member to the Company ($150,000), plus (ii) 200% of the Substituted Capital Contributions then or theretofore made by Operating Member to the Company ($5,555.56), minus (b) the Category B Excess Amounts attributable to the Substituted Capital Contributions then or theretofore made by REIT to the Company ($0), by (2) one hundred percent (100%) of the aggregate Category B Capital Contributions (including without limitation Substituted Capital Contributions) then or theretofore made by all of the Category B Members to the Company ($1,500,000). This results in a Category B Percentage Interest for Operating Member of (i) the sum of $150,000 plus $11,111.12, divided by (ii) $1,500,000 = 10.74%.

Exhibit C-1

3.          REIT: REIT’s adjusted Category B Percentage Interest is calculated by dividing (1) the positive difference, if any, between (a) the sum of (i) one hundred percent (100%) of the aggregate Category B Capital Contributions (excluding Substituted Capital Contributions) then or theretofore made by REIT to the Company ($100,000), plus (ii) 200% of the Substituted Capital Contributions then or theretofore made by REIT to the Company ($0), minus (b) the Category B Excess Amounts attributable to the Substituted Capital Contributions then or theretofore made by MN Retail and Operating Member to the Company ($44,444.44 and ($5,555.56, respectively), by (2) one hundred percent (100%) of the aggregate Category B Capital Contributions (including without limitation Substituted Capital Contributions) then or theretofore made by all of the Category B Members to the Company ($1,500,000). This results in a Category B Percentage Interest for REIT of (i) the difference between $100,000 minus $50,000, divided by (ii) $1,500,000 = 3.33%.

*Relative Category Percentage Interests are calculated by dividing the Category Percentage Interest of a Category B Member by the aggregate Category B Percentage Interest of all contributing Category B Members (i.e., 80/(80+1) = 98.77% and 1/(80+1) = 1.23%, respectively).

Exhibit C-2

EXHIBIT D

Performance Goals

Investment must (i) achieve 90% of budgeted NOI based on projections at closing and (ii) maintain leases covering in excess of 75% of the rentable square footage of all properties comprising the Investment. MN Retail may assign Operating Member’s Incentive Fee to a replacement third party upon a specified termination event relating to “bad boy” acts of the Operating Member or violation of the Performance Tests.

Budgeted Net Operating Income	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5
Year Ending	Mar-16	Mar-17	Mar-18	Mar-19	Mar-20
Aurora Commons - Office	$137,313	$126,540	$162,840	$144,673	$175,062
Aurora Commons - Retail	633,879	655,963	662,723	664,729	710,239
Constitution Trail	2,104,714	2,208,270	2,414,195	2,553,749	2,564,344
Osceola Village	1,575,656	1,586,072	1,716,547	1,665,533	1,717,043
Total Budgeted NOI	$4,451,562	$4,576,845	$4,956,305	$5,028,684	$5,166,688

% of Budgeted NOI	90%	90%	90%	90%	90%
NOI Threshold	$4,006,406	$4,119,161	$4,460,675	$4,525,816	$4,650,019

Exhibit D

SCHEDULE A-1

ESTIMATED REQUIRED CATEGORY A INITIAL CAPITAL CONTRIBUTIONS

MN Retail	$7,389,998

Operating Member	$923,750

TRS	$923,750

Schedule A-1

SCHEDULE A-2

ESTIMATED REQUIRED CATEGORY B INITIAL CAPITAL CONTRIBUTIONS

MN Retail	$16,578,002

Operating Member	$2,072,250

TRS	$2,072,250

Schedule A-2

SCHEDULE B-1

CATEGORY A PROPERTY

Maplewood – Rochester, Minnesota

Barnes & Nobel – Omaha, Nebraska

Lakeville – Lakeville, Minnesota

Jamestown Business Center – Jamestown, North Dakota

Evergreen – Pine City, Minnesota

Burnsville — Burnsville, Minnesota

Evergreen C-Store – Pine City, Minnesota

Buffalo Mall – Jamestown, North Dakota

Schedule B-1

SCHEDULE B-2

CATEGORY B PROPERTY

Chanhassen — Chanhassen, Minnesota

Westgate – St. Cloud, Minnesota

Westlake – Forest Lake, Minnesota

South Pond – Champlin, Minnesota

Med Park Mall – Grand Forks, North Dakota

Duluth 4615 Grand — Duluth, Minnesota

Duluth Denfield — Duluth, Minnesota

Monticello — Monticello, Minnesota

Schedule B-2

SCHEDULE C

SAMPLE CALCULATION OF ASSET MANAGEMENT FEE

Sample Calculation of Asset Management Fee

Property	Investment Value
Burnsville	$1,300,000
Champlin South Pond	$2,200,000
Chanhassen West Village	$29,200,000
4615 Grand	$900,000
Denfield Retail	$4,000,000
Forest Lake Westlake	$5,200,000
Grand Forks-MedPark	$960,000
Buffalo Mall	$2,800,000
Jamestown Bus Ctr	$2,300,000
Lakeville	$2,500,000
Monticello	$500,000
Barnes & Noble	$4,200,000
Pine City-Evergreen C Store	$300,000
Pine City-Evergreen Sq	$1,100,000
Maplewood Square	$15,000,000
Westgate	$8,100,000

Total	$80,560,000

Asset Fee (monthly)	0.020830%

Monthly Fee	$16,780.65

Schedule C

SCHEDULE D

ONGOING CLASS ACTION AGAINST SRT

Case No. 13-CV-04921-JST currently pending before the United States District Court for the Northern District of California [captioned as LEWIS BOOTH, as Trustee for the Booth Trust dated 11-20-96, and STEPHEN DREWS, on behalf of themselves and all others similarly situated, Plaintiffs, v. STRATEGIC REALTY TRUST, INC. (f/k/a TNP STRATEGIC RETAIL TRUST, INC.), THOMPSON NATIONAL PROPERTIES, LLC, TNP STRATEGIC ADVISOR, LLC, TNP SECURITIES, LLC, ANTHONY W. THOMPSON, CHRISTOPHER S. CAMERON, JAMES R. WOLFORD, JACK R. MAURER, PHILLIP I. LEVIN, ARTHUR M. FRIEDMAN, JEFFREY S. ROGERS, ROBERT N. RUTH, and PETER K. KOMPANIEZ, Defendants].

Schedule D